Exhibit 10.1

EXECUTION VERSION

APOLLO DEBT SOLUTIONS BDC

APOLLO ACCORD +AGGREGATOR B, L.P.

APOLLO DEFINED RETURN AGGREGATOR B, L.P.

APOLLO TACTICAL INCOME FUND INC.

APOLLO DIVERSIFIED CREDIT FUND

APOLLO TACTICAL VALUE SPN INVESTMENTS LP

APOLLO CENTRE STREET PARTNERSHIP, LP

APOLLO LINCOLN FIXED INCOME FUND, L.P.

APOLLO MOULTRIE CREDIT FUND, L.P.

APOLLO CREDIT STRATEGIES MASTER FUND, LTD

K2 APOLLO CREDIT MASTER FUND LTD

APOLLO PPF CREDIT STRATEGIES LLC

APOLLO TR US BROADLY SYNDICATED LOAN LLC

AP KENT CREDIT MASTER FUND, L.P.

MERCER MULTI-ASSET CREDIT FUND

MPI (LONDON) LIMITED

SCHLUMBERGER UK COMMON INVESTMENT FUND

APOLLO CREDIT MASTER FUND LTD

APOLLO ACCORD V AGGREGATOR A , L. P.

APOLLO ATLAS MASTER FUND, LLC

APOLLO SENIOR FLOATING RATE FUND INC.

c/o Apollo Capital Management, L.P.

9 West 57th Street,

New York, New York, 10019

CONFIDENTIAL
July 26, 2022

NCL Corporation Ltd.

7665 Corporate Center Drive

Miami, FL 33126

Attention:	Daniel Farkas
Executive Vice President, General Counsel and Assistant Secretary

NCL

$1,000,000,000 Senior Bridge Facility

Amended and Restated Commitment Letter

Ladies and Gentlemen:

This amended and restated commitment letter (including the exhibits attached hereto, this “Commitment Letter”) amends, restates and supersedes in entirety that certain commitment letter, dated November 1, 2021 (the “Original Commitment Letter”), among NCL Corporation Ltd., an exempted company incorporated in Bermuda with limited liability and tax resident in the United Kingdom (the “Company” or “you”), and each Purchaser (as defined therein) party thereto. You have advised each Purchaser listed on Annex I hereto (each, a “Purchaser” and, collectively, the “Purchasers,” “we” or “us” in each case subject to Section 8 hereof) that the Company, may elect (in its sole and full discretion), to sell, and the Purchasers will purchase, (i) $450,000,000 initial aggregate principal amount of 8.00% Senior Secured Notes due 2025 (the “Secured Notes”) and (ii) $550,000,000 initial aggregate principal amount of 8.00% Senior Notes due 202[5][6] (the “Unsecured Notes” and, collectively with the Secured Notes, the “Notes”) pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”), the form of which is attached hereto as Exhibit A; provided that the form of Note Purchase Agreement may be revised to attach as exhibits thereto forms of Security Documents agreed among the Company and the Purchasers after the date hereof. The relative amount of the Secured Notes and Unsecured Notes shall be adjusted as set forth in the first paragraph of Section 1 of this Commitment Letter. The Secured Notes will be issued under an indenture (the “Secured Indenture”), the form of which is attached hereto as Exhibit B; provided that the form of Secured Indenture may be revised to reflect changes (i) to intellectual property structuring by the Company following the date hereof and prior to the date of execution of the Secured Indenture so long as such changes are not adverse to the Purchasers, as reasonably determined by such Purchasers in consultation with the Company, and (ii) otherwise as reasonably agreed between the Company and the Purchasers (acting by majority). The Unsecured Notes (if any) will be issued under an indenture (the “Unsecured Indenture” and, together with the Secured Indenture, the “Indentures” and each, an “Indenture”), the form of which is attached hereto as Exhibit C; provided that the form of Unsecured Indenture may be revised to reflect changes as reasonably agreed between the Company and the Purchasers (acting by majority). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement, the Secured Indenture or the Unsecured Indenture, as applicable. Upon execution of this Commitment Letter, notwithstanding anything to the contrary in the Original Commitment Letter, the Original Commitment Letter will have no further force or effect and the Company hereby confirms that all commitments and other obligations of each party party thereto are hereby terminated effective immediately upon the signing hereof.

[Amended and Restated Commitment Letter]

1.            Commitments.

In connection with the foregoing, each Purchaser is pleased to advise you of its commitment to purchase the aggregate initial principal amount of the Secured Notes set forth opposite its name on Annex I hereto (collectively, the “Secured Note Commitments”) and the aggregate initial principal amount of the Unsecured Notes set forth opposite its name on Annex I hereto (collectively, the “Unsecured Note Commitments” and together with the Secured Note Commitments, the “Commitments”), in each case, upon the terms and subject to the conditions set forth in this commitment letter (including the exhibits attached hereto, this “Commitment Letter” and the facility contemplated by this Commitment Letter, the “Senior Bridge Facility”) and the Note Purchase Agreement. Within five Business Days after written notice (a “Purchase Notice”), in the form attached hereto as Exhibit D, by the Company to the Purchasers requesting that the Purchasers execute and deliver the Note Purchase Agreement, the Purchasers and the Company shall execute and deliver the Note Purchase Agreement to all parties hereto.

It is expressly acknowledged and agreed by the Purchasers and the Company that notwithstanding anything to the contrary herein, (i) the Company shall not deliver more than two Purchase Notices, (ii) the Company shall not deliver a Purchase Notice with respect to the Unsecured Notes at any time the Secured Note Commitments have not been fully utilized; provided that a Purchase Notice with respect to the Unsecured Notes may be delivered on the same day that a Purchase Notice with respect to the full amount of the Secured Note Commitments is delivered, and (iii) each Purchase Notice with respect to Notes of any type shall be for the entire amount of that type of Notes.

Upon any date occurring prior to any purchase and sale of Unsecured Notes on which the Company has obtained an increase in the maximum aggregate principal amount of the Notes which may be secured by liens on the Collateral pursuant to the terms and conditions of the Company’s debt agreements (a “Lien Cap Increase Date”) all or a portion of the Unsecured Note Commitments shall automatically convert to Secured Note Commitments in the aggregate dollar amount equal to the additional dollar amount of secured debt which may be incurred by the Company and the Guarantors as a result of the occurrence of such Lien Cap Increase Date, but in no event greater than $1,000,000,000 in aggregate principal amount of Secured Notes. The Company shall promptly deliver notice to the Purchasers (together with reasonably satisfactory evidence thereof) of the occurrence of any increase in the maximum aggregate principal amount of the Notes which may be secured by liens on the Collateral pursuant to the terms and conditions of the Company’s debt agreements. The conversion of Commitments from Unsecured Note Commitments to Secured Note Commitments shall be allocated among Purchasers on a pro rata basis based on their Unsecured Note Commitments. The Issuer shall not permit the maximum aggregate principal amount of the Notes which may be secured by liens on the Collateral pursuant to the terms and conditions of the Company’s debt agreements at any time prior to the Commitment Expiration Date (as defined below) to be less than $450,000,000.

[Amended and Restated Commitment Letter]

2

In furtherance of the foregoing and the other agreements set forth herein, the Company agrees to use commercially reasonable efforts to:

(i)            promptly after the date hereof and prior to December 31, 2022, seek to obtain an increase in the maximum aggregate principal amount of the Notes which may be secured by liens on the Collateral pursuant to the terms and conditions of the Company’s debt agreements in an aggregate amount sufficient such that that all Unsecured Note Commitments hereunder shall automatically convert to Secured Note Commitments;

(ii)           to the extent an increase is not obtained pursuant to clause (i) above in the time periods described therein and the Company subsequently issues the Unsecured Notes, seek to obtain an increase of the type described in clause (i) within 90 days after any issuance of Unsecured Notes; and

(iii)          promptly after the date hereof, seek to obtain the release the existing real estate mortgage encumbering the real estate situated in the Commonwealth of the The Bahamas and deliver evidence of such release to the Purchasers.

2.            Titles and Roles.

It is agreed that (a) the trustee specified as such in each Indenture will act as trustee under such Indenture and the security agent specified as such in the Secured Indenture will act as security agent under such Secured Indenture and (b) the Purchasers will act as purchasers under the Note Purchase Agreement, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. We, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by us in such roles. You and we further agree that no other titles will be awarded and no compensation will be paid (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) in connection with the Senior Bridge Facility and the Notes unless you and we shall so agree.

3.            Information.

You hereby represent that all written factual information (other than forward looking information and information of a general economic or industry specific nature) (the “Information”) that has been or will be made available to us by you or any of your representatives on your behalf in connection with the transactions contemplated hereby, when taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates provided thereto).

[Amended and Restated Commitment Letter]

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4.            Fees.

As consideration for the Commitments hereunder, and our agreements to perform the services described herein, you agree to pay the fees set forth in the amended and restated fee letter dated the date hereof and delivered herewith with respect to the Senior Bridge Facility (the “Fee Letter”) on the terms and subject to the conditions set forth therein. Once paid, such fees shall not be refundable under any circumstances except as agreed to in writing between you and us.

5.            Conditions Precedent.

The Purchasers’ obligations to execute and deliver the Note Purchase Agreement and fund their respective commitments hereunder and thereunder, and our agreements to perform the services described herein, are subject solely to the condition that no Event of Default (as defined under any of the Company Material Debt Instruments) shall have occurred and be continuing at such time under any of the Company Material Debt Instruments. There shall be no conditions to closing and funding (including under the Note Purchase Agreement) other than those expressly referred to in this Section 5.

“Company Material Debt Instruments” means, as of any date of determination, the indentures, credit agreements and loan agreements listed in the Index to Exhibits of the Form 10-K of Norwegian Cruise Line Holdings Ltd. for the fiscal year ended December 31, 2021 to the extent they are still in effect as of the Funding Date, and any additional indentures, credit agreements and loan agreements entered into subsequently to the extent such debt instruments would be required to be listed in the Index to Exhibits of the Form 10-K of Norwegian Cruise Line Holdings Ltd. for a subsequent fiscal year and to the extent they are still in effect as of the Funding Date.

[Amended and Restated Commitment Letter]

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6.            Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each Purchaser and its affiliates and their respective officers, directors, employees, agents, controlling persons, members and representatives and the successors and assigns of each of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Senior Bridge Facility, the use or intended use of the proceeds of the Senior Bridge Facility or any related transaction or any actual or threatened claim, actions, suits, inquiries, litigation, investigation or proceeding (any such claim, actions, suits, inquiries, litigation, investigation or proceeding, a “Proceeding”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by you, your equity holders, creditors, affiliates or any other third party), and to reimburse each such Indemnified Person promptly upon demand for any reasonable documented out-of-pocket legal expenses incurred in connection with investigating or defending any of the foregoing by one firm of counsel for all Indemnified Persons, taken as a whole (and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs you of such conflict and thereafter retains its own counsel with your prior consent (not to be unreasonably withheld or delayed), of another firm of counsel (and local counsel, if applicable) for such affected Indemnified Person) or other reasonable documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing or in connection with the enforcement of any provision of this Commitment Letter or the Fee Letter; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or bad faith of such Indemnified Person or any of such Indemnified Person’s controlled or controlling affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, members or representatives (collectively, such Indemnified Person’s “Related Persons”) (provided that each reference to “representatives” pertains solely to such representatives involved in the negotiation of this Commitment Letter), or (ii) arising out of a material breach by such Indemnified Person (or any of such Indemnified Person’s Related Persons) of its obligations under this Commitment Letter (as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (iii) arising out of any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person or (B) any settlement entered into by such Indemnified Person (or any of such Indemnified Person’s Related Persons) without your written consent (such consent not to be unreasonably withheld, delayed or conditioned), provided, however, that the foregoing indemnity will apply to any such settlement in the event that you were offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense, and (b) to reimburse the Purchasers from time to time, upon presentation of a reasonably detailed summary statement, for all reasonable documented out-of-pocket expenses and legal fees of Milbank LLP incurred in connection with the Senior Bridge Facility and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the definitive documentation for the Senior Bridge Facility and any ancillary documents in connection therewith. It is further agreed that the Purchasers shall have no liability to any person other than you, and you shall have no liability to any person other than the Purchasers and the Indemnified Persons in connection with this Commitment Letter, the Fee Letter, the Senior Bridge Facility or the transactions contemplated hereby. No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems except to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or bad faith of such Indemnified Person or any of its Related Persons. None of the Indemnified Persons or (except solely as a result of your indemnification obligations set forth above to the extent an Indemnified Person is found so liable) you, or any of your or its respective affiliates or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the Fee Letter, the Senior Bridge Facility or the transactions contemplated hereby. The provisions of this Section 6 shall be superseded in each case by the applicable provisions contained in the Note Purchase Agreement and each Indenture upon execution thereof and thereafter shall have no further force and effect. You shall not, without the prior written consent of each applicable Indemnified Person (which consent, except with respect to a settlement including a statement of the type referred to in clause (b) below, shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings, (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person and (c) includes customary confidentiality and non-disparagement agreements.

[Amended and Restated Commitment Letter]

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7.            Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that we may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies in violation of the confidentiality provisions hereof. You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.

You further acknowledge and agree that (a) each Purchaser will act as an independent contractor and no fiduciary, advisory or agency relationship between you and us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether we have advised or are advising you on other matters, (b) each Purchaser is acting solely as a principal and not as an agent of yours hereunder and the Purchasers, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of us, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that we are engaged in a broad range of transactions that may involve interests that differ from your interests and that we do not have any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) you waive, to the fullest extent permitted by law, any claims you may have against us for breach of fiduciary duty or alleged breach of fiduciary duty and agree that we shall not have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

You further acknowledge that one or more of us is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we or our affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for our own or our affiliates’ accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and other companies with which you may have commercial or other relationships. With respect to any securities and/or financial instruments so held by us or our affiliates, or any of our or our affiliates’ customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

8.            Assignments; Amendments; Governing Law, Etc.

This Commitment Letter shall not be assignable by any party hereto, without the prior written consent of each other party hereto (not to be unreasonably withheld) and any attempted assignment without such consent shall be null and void, is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly provided for herein). Notwithstanding the foregoing, each Purchaser may assign its rights and obligations hereunder (i) without consent if an Event of Default (as defined under any of the Company Material Debt Instruments) shall have occurred and be continuing at such time under any of the Company Material Debt Instruments or (ii) to one or more of its affiliates (including any investment fund, separate account, or other entity owned (in whole or in part), controlled, managed, and/or advised by such Purchaser’s investment manager or an affiliate of such investment manager); provided, that such Purchaser shall not be released from its commitments hereunder so assigned to the extent such assignee fails to fund the portion of the commitment assigned to it on the funding date of the Notes (the “Funding Date”). Consent of the Company with respect to any assignment shall not be unreasonably withheld conditioned or delayed and shall be deemed to have been given if the Company has not responded within five Business Days after the delivery of any written request for such consent. As used herein, references to a Purchaser shall refer to any such assignee pursuant to this Section 8.

[Amended and Restated Commitment Letter]

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Unless you otherwise agree in writing, each Purchaser shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Senior Bridge Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Funding Date has occurred. Any and all obligations of, and services to be provided by, each of us hereunder (including, without limitation, our commitments as a Purchaser) may be performed and any and all of our rights hereunder may be exercised by or through any of our respective affiliates or branches and, in connection with such performance or exercise, we may, subject to Section 11, exchange with such affiliate or branches information concerning you and your affiliates that may be the subject of the transactions contemplated hereby and, to the extent so employed, such affiliates and branches shall be entitled to the benefits afforded to us hereunder and be subject to the obligations undertaken by us hereunder.

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by us and you.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. For the avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Commitment Letter or any document to be signed in connection with this Commitment Letter shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

You acknowledge that information and documents relating to the Senior Bridge Facility may be transmitted through Syndtrak, Intralinks, the internet, e-mail or similar electronic transmission systems, and that no Indemnified Person or any of its Related Persons shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner except to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or bad faith of such Indemnified Person or any of its Related Persons. This Commitment Letter and the Fee Letter supersede all prior understandings, whether written or oral, between us with respect to the Senior Bridge Facility (other than the confidentiality agreements, dated the respective dates thereof, previously entered into between you and the applicable Purchaser). THIS COMMITMENT LETTER, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY TO THIS COMMITMENT LETTER, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Amended and Restated Commitment Letter]

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9.            Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding shall be brought, heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any such New York State or Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. You and we agree that service of any process, summons, notice or document by registered mail addressed to you or us at the respective addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.

10.            Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

11.            Confidentiality.

This Commitment Letter is delivered to you on the understanding that the Fee Letter and its terms or substance shall not be disclosed, directly or indirectly, by you to any other person except (a)  to your officers, directors, employees, attorneys, agents, accountants, advisors, controlling persons and equity holders who are directly involved in the consideration of this matter on a confidential basis or (b) pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding or otherwise as required by applicable law or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities or self-regulatory organizations (in which case you agree to inform us promptly thereof to the extent permitted by law or the applicable regulator).

For the avoidance of doubt, all nonpublic information received by us and our affiliates in connection with this Commitment Letter and the transactions contemplated hereby shall be governed by the confidentiality agreements, dated the respective dates thereof, previously entered into between you and the applicable Purchaser.

12.            Surviving Provisions and Termination.

The survival, compensation, information, reimbursement, indemnification, absence of fiduciary relationship, confidentiality, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letter and the provisions of Section 7 of this Commitment Letter shall remain in full force and effect in accordance with their terms notwithstanding the termination of this Commitment Letter or the Commitments hereunder and our agreements to perform the services described herein; provided, that each party’s obligations under this Commitment Letter and the Fee Letter, other than those provisions relating to confidentiality and compensation, shall automatically terminate and be superseded by the provisions of the Note Purchase Agreement upon the Purchasers’ funding under the Note Purchase Agreement in consideration for the issuance of the Notes under the applicable Indenture on the Funding Date. The Company may, in its sole discretion, terminate this Commitment Letter, the Fee Letter and/or the Commitments with respect to the Senior Bridge Facility hereunder at any time subject to survival of certain sections specified in the preceding sentence; provided that any termination of the Commitments shall be in whole and not in part.

[Amended and Restated Commitment Letter]

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13.            PATRIOT Act Notification.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each Purchaser is required to obtain, verify and record information that identifies the Company and the Guarantors, which information includes the name, address, tax identification number and other information regarding the Company and the Guarantors that will allow such Purchaser to identify the Company and the Guarantors in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each Purchaser.

14.            Acceptance.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on July 26, 2022. The Original Commitment Letter will remain in full force and effect in accordance with its terms in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. In the event that a Purchase Notice is not delivered on or before March 31, 2023 (the “Commitment Expiration Date”), then this Commitment Letter and the Commitments hereunder, and our agreements to perform the services described herein, shall automatically terminate without further action or notice and without further obligation to you unless we shall, in our sole discretion, agree in writing to an extension; provided, that if a Purchase Notice is delivered on or before the Commitment Expiration Date with respect to only a part of the Commitments hereunder, the remainder of the Commitments not covered by such Purchase Notice shall automatically terminate upon the Commitment Expiration Date.

[Remainder of this page intentionally left blank]

[Amended and Restated Commitment Letter]

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We are pleased to have been given the opportunity to assist you in connection with the Senior Bridge Facility.

Very truly yours,

APOLLO ACCORD +AGGREGATOR B, L.P.

By: Apollo Accord+ Advisors, L.P., its general partner

By: Apollo Accord+ Advisors GP, LLC, its general partner

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO DEFINED RETURN AGGREGATOR B, L.P.

By: Apollo Defined Return Advisors, L.P., its general partner

By: Apollo Defined Return Advisors GP, LLC, its general partner

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO TACTICAL INCOME FUND INC.

By: Apollo Credit Management, LLC, its investment adviser

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

[NCL – Amended and Restated Commitment Letter -Signature Page]

APOLLO TACTICAL VALUE SPN INVESTMENTS LP

By: Apollo Tactical Value SPN Advisors (APO DC), L.P., its General Partner

By: Apollo Tactical Value SPN Capital Management (APO DC- GP), LLC, its General Partner

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO CENTRE STREET PARTNERSHIP, LP

By: Apollo Centre Street Advisors (APO DC), L.P., its general partner

By: Apollo Centre Street Advisors (APO DC-GP), LLC, its general partner

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO LINCOLN FIXED INCOME FUND, L.P.

By: Apollo Lincoln Fixed Income Management, LLC, its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO MOULTRIE CREDIT FUND, L.P.

By: Apollo Moultrie Credit Fund Management, LLC its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

[NCL – Amended and Restated Commitment Letter -Signature Page]

APOLLO CREDIT STRATEGIES MASTER FUND, LTD

By: Apollo ST Fund Management LLC

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

K2 APOLLO CREDIT MASTER FUND LTD

By: Apollo Credit Management, LLC, as its investment sub-adviser

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO PPF CREDIT STRATEGIES LLC

By: Apollo Credit Strategies Master Fund Ltd., its member

By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO TR US BROADLY SYNDICATED LOAN LLC

By: Apollo Total Return Master Fund LP, its Member

By: Apollo Total Return Advisors LP, its General Partner

By: Apollo Total Return Advisors GP LLC, its General Partner

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

[NCL – Amended and Restated Commitment Letter -Signature Page]

APOLLO KENT CREDIT MASTER FUND, L.P.

By: AP Kent Management, LLC, the investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

MERCER MULTI-ASSET CREDIT FUND, a sub-fund of Mercer QIF Fund Plc.

By Apollo Management International LLP, its investment manager

By: AMI (Holdings), LLC, its member

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

MPI (LONDON) LIMITED

By: Apollo TRF MP Management, LLC, its sub-advisor

By: Apollo Capital Management, L.P., its sole member

By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

Executed by Apollo Management International LLP as attorney for Schlumberger Common Investment Fund Limited (acting as trustee for SCHLUMBERGER UK COMMON INVESTMENT FUND):

Acting by AMI (Holdings), LLC, its member

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

[NCL – Amended and Restated Commitment Letter -Signature Page]

APOLLO ACCORD V AGGREGATOR A , L. P.

By: Apollo Accord Advisors V, L.P., its general partner

By: Apollo Accord Advisors GP V, LLC, its general partner

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO ATLAS MASTER FUND, LLC

By: Apollo Atlas Advisors (APO FC), L.P., its managing member

By: Apollo Atlas Advisors (APO FC-GP), LLC, its general partner

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO SENIOR FLOATING RATE FUND INC.

By: Apollo Credit Management, LLC, its investment adviser

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO CREDIT MASTER FUND LTD

By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

[NCL – Amended and Restated Commitment Letter -Signature Page]

APOLLO DEBT SOLUTIONS BDC

By: Apollo Credit Management, LLC, its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO DIVERSIFIED CREDIT FUND

By: Apollo Capital Credit Adviser, LLC, its investment manager

By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Vice President

ATHORA LUX INVEST S.C.Sp., a reserved alternative investment fund in the form of a Luxembourg special limited partnership (société en commandite spéciale), acting in respect of its compartment, Athora Lux Invest – Loan Origination, acting through its managing general partner Athora Lux Invest Management and represented by its delegate portfolio manager, Apollo Management International LLP,

By: Apollo Management International LLP, its Portfolio Manager

By: AMI (Holdings), LLC, its Member

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

[NCL – Amended and Restated Commitment Letter -Signature Page]

APOLLO CREDIT FUNDS ICAV, an Umbrella Irish Collective Asset-Management Vehicle with Segregated Liability between its Sub-Funds, acting in respect of its Sub-Fund, APOLLO HELIUS MULTI CREDIT FUND I

By: ACF Europe Management, LLC, solely in its capacity as portfolio manager and not in its individual corporate capacity

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO TR OPPORTUNISTIC LTD.

By: Apollo Total Return Management, LLC, its investment manager

And by: Apollo Total Return Enhanced Management, LLC, its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO ACCORD IV AGGREGATOR A, L.P.

By: Apollo Accord Advisors IV, L.P., its general partner

By: Apollo Accord Advisors GP IV, LLC, its general partner

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO A-N CREDIT FUND (DELAWARE), L.P.

By: Apollo A-N Credit Management, LLC, its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

[NCL – Amended and Restated Commitment Letter -Signature Page]

APOLLO A-N CREDIT FUND (DELAWARE), L.P. OVERFLOW 2

By: Apollo A-N Credit Management, LLC, its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

ATCF UK LIMITED

By: Apollo Tower Credit Management, LLC, its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

APOLLO UNION STREET PARTNERS, L.P.

By: Apollo Union Street Management, LLC, its investment manager

By:	/s/ William Kuesel
	Name:	William Kuesel
	Title:	Vice President

[NCL – Amended and Restated Commitment Letter -Signature Page]

Accepted and agreed to as of the date first above written:

NCL CORPORATION LTD.

By:	/s/ Daniel S. Farkas
Name:	Daniel S. Farkas
Title:	Executive Vice President, General Counsel and Assistant Secretary

[NCL – Amended and Restated Commitment Letter - Signature Page]

ANNEX I

Purchasers

[Amended and Restated Commitment Letter]

Annex I

EXHIBIT A

Form of Note Purchase Agreement

[Attached.]

[Amended and Restated Commitment Letter]

Exhibit A

NCL CORPORATION LTD.

$[●] 8.00% Senior Secured Notes due 2025

[$[●] 8.00% Senior Notes due 202[5][6]]1

FORM OF NOTE PURCHASE AGREEMENT

[●], 202[2][3]

TO EACH OF THE PURCHASERS
LISTED IN SCHEDULE I HERETO

Ladies and Gentlemen:

NCL Corporation Ltd., a Bermuda exempted company (the “Company”), confirms its agreement with each of the several Purchasers named in Schedule I hereto (each a “Purchaser” and together, the “Purchasers,” in each case subject to Section 2[(a)] hereof, and collectively with the Company, the “Parties”), with respect to [(i)] the issue by the Company and the purchase by each Purchaser, acting severally and not jointly, of the respective principal amounts set forth in said Schedule I of $[●] aggregate principal amount of the Company’s 8.00% Senior Secured Notes due 2025 (the “[Secured Notes][Notes]”) [and (ii) the issue by the Company and the purchase by each Purchaser, acting severally and not jointly, of the respective principal amounts set forth in said Schedule I of $[●] aggregate principal amount of the Company’s 8.00% Senior Notes due 202[5][6] (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”).] The [Secured] Notes will be issued by the Company pursuant to an indenture, to be dated as of the Closing Date (as defined below) (the “[Secured Notes] Indenture”), among the Company, each of the Company’s subsidiaries set forth in Annex A hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee” and in its capacity as collateral agent for the benefit of the holders of the [Secured] Notes, the “Collateral Agent”), and will be guaranteed by each of the Guarantors (the “[Secured Notes] Guarantees” and, together with the [Secured] Notes, the “[Secured] Securities”). The obligations under the [Secured] Securities will be secured by the Collateral. [The Unsecured Notes will be issued by the Company pursuant to an indenture, to be dated as of the Closing Date (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”), among the Company, the Guarantors and the Trustee, and will be guaranteed by each of the Guarantors (the “Unsecured Notes Guarantees” and, together with the Unsecured Notes, the “Unsecured Securities”). The term “Guarantees” refers collectively to the Secured Notes Guarantees and the Unsecured Notes Guarantees. The term “Securities” refers collectively to the Secured Securities and the Unsecured Securities.] Certain terms used herein are defined in Section 20 hereof and if not defined herein, shall be used herein with the meaning given to such terms in the form of [Secured Notes] Indenture [or form of Unsecured Notes Indenture, as applicable, in each case] attached to the Commitment Letter as of the date the purchase notice was delivered under such Commitment Letter for the purchase and sale of Securities hereunder.

1 To be three years from the Closing Date.

The (a) offering and sale of the Securities and (b) the execution and delivery of the Transaction Documents are, collectively, herein referred to as the “Transactions.”

The sale of the Securities to the Purchasers on the Closing Date will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

The [Secured] Securities will be secured by a first-priority Lien, subject to Permitted Collateral Liens, on the Collateral, on the terms and subject to the conditions set forth in the [Secured Notes] Indenture and the Security Documents. The rights of the holders of the [Secured] Securities to the Collateral shall be documented by the Security Documents listed in Annex B hereto, as more particularly described in the [Secured Notes] Indenture, each to be delivered to the Collateral Agent, granting a first-priority security interest in the Collateral, subject to Permitted Collateral Liens, for the benefit of the Trustee and each holder of the [Secured] Securities and the successors and assigns of the foregoing. The Access Agreements will be substantially in the form set forth in Exhibit A hereto. The IP Licenses will be substantially in the forms set forth in Exhibit B-1, B-2, B-3 and B-4 hereto. The Collateral Agreement listed as the first Security Document on Annex B hereto will be substantially in the form set forth in Exhibit C-1 hereto.

1.            Representations and Warranties by the Company and the Guarantors. The Company and each of the Guarantors hereby, jointly and severally, represent and warrant to each Purchaser as follows as of the date hereof and as of the Closing Date:

(a)            Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of the Company, any of its subsidiaries, or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D), or any person acting on its behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner or under circumstances that would require the registration of the Securities under the Act.

(b)            Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of the Company, any of its subsidiaries or any of their respective Affiliates, or any person acting on its behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and the Company, each of its subsidiaries and each of their respective Affiliates and each person acting on its behalf has complied with the offering restrictions requirement of Regulation S. The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

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(c)            The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(d)            Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 and their compliance with the agreements set forth therein, no registration under the Act of the Securities is required for the offer and sale of the Securities to the Purchasers in the manner contemplated herein and it is not necessary to qualify the Indenture[s] under the Trust Indenture Act.

(e)            None of the Company, the Guarantors or any of their respective subsidiaries is or, after giving effect to the offering and sale of the Securities, will be an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(f)            None of the Company or any of its subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).

(g)            The Company has not entered into any contractual arrangement, other than this Agreement and the Commitment Letter, dated as of July 26, 2022, with the Purchasers relating to the Securities (the “Commitment Letter”) and the related fee letter, with respect to the distribution or sale of the Securities and the Company will not enter into any such arrangement except as contemplated hereby.

(h)            Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as an entity in good standing (where such concept is legally relevant) under the laws of the jurisdiction in which it is incorporated or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the Commission on March 1, 2022, and (ii) all filings made by the Company with the Commission in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after January 1, 2022 and prior to the date of the Commitment Letter, with the exception of any information furnished by the Company with the Commission under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (the reports described in clauses (i) and (ii) collectively, the “Exchange Act Filings”), and is duly qualified to do business as a foreign corporation or other entity and is in good standing (where such concept is legally relevant) under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so incorporated, organized or qualified, have such power or authority or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

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(i)             Each of the Company and the Guarantors has all requisite corporate or other power and authority to execute and deliver this Agreement, the Notes, the Indenture[s], including each [Secured Notes] Guarantee [or Unsecured Notes Guarantee, as applicable,] set forth therein, and each of the Security Documents to the extent a party thereto (collectively, the “Transaction Documents”), including granting such Liens and security interests to be granted by the Company and certain of the Guarantors pursuant to the [Secured Notes] Indenture and the Security Documents, and to perform their respective obligations hereunder and thereunder, and to provide the representations, warranties and indemnities under, or contemplated by, the Transaction Documents; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly and validly taken.

(j)             (i) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; (ii) [each of] the Indenture[s] has been or, prior to the Closing Date, will be duly authorized and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered by each of the parties thereto, will constitute a legal, valid and binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (in each case subject, as to the enforcement of remedies, to the effects of (x) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect and (y) general principles of equity (whether considered in a proceeding in equity or at law) (collectively, the “Enforceability Limitations”)); (iii) the [Secured] Notes have been duly authorized by the Company and, when duly executed and authenticated by the Trustee in accordance with the provisions of the [Secured Notes] Indenture and delivered to and paid for by the Purchasers, will be duly executed and delivered by the Company and when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the Enforceability Limitations), and will be entitled to the benefits of the [Secured Notes] Indenture [; (iv) the Unsecured Notes have been duly authorized by the Company and, when duly executed and authenticated by the Trustee in accordance with the provisions of the Unsecured Notes Indenture and delivered to and paid for by the Purchasers, will be duly executed and delivered by the Company and when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the Enforceability Limitations), and will be entitled to the benefits of the Unsecured Notes Indenture]; and [(v)] each of the Security Documents has been or, prior to the Closing Date, will be duly authorized and on the Closing Date, or within the time periods specified in the [Secured Notes] Indenture (the “Collateral Perfection Periods”), will be duly executed and delivered by the Company and each of the Guarantors, to the extent a party thereto, and, when executed and delivered by each of the parties thereto, will constitute legal, valid and binding obligations of the Company and each of the Guarantors, to the extent a party thereto, enforceable against the Company and each of the Guarantors, to the extent a party thereto, in accordance with their terms (subject to the Enforceability Limitations).

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(k)            (i) Upon execution, delivery and filing, as applicable, the Security Documents (or, in the case of such portion of the Collateral constituting investment property evidenced by certificates or other instruments, if any, upon the delivery to the Collateral Agent of such certificates or instruments in accordance with the Security Documents) will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral, and, upon granting and perfection or registration, as applicable, within the Collateral Perfection Periods, the security interests granted thereby will constitute valid, perfected first-priority Liens and security interests in the Collateral and such security interests will be enforceable in accordance with the terms contained therein against all creditors of the Company and the Guarantors and subject only to Permitted Collateral Liens and the Enforceability Limitations; and (ii) each of the Company and the Guarantors collectively own, have rights in or have the power and authority to collaterally assign or otherwise grant security interests over rights in the Collateral, free and clear of any Liens other than Permitted Liens.

(l)             No consent, approval, authorization, filing with or order of any court or governmental agency or body or third party is required in connection with the execution or delivery of the Transaction Documents, the issuance and sale and delivery of the Securities by the Company, the issuance of the Guarantees by the Guarantors, the grant and perfection of Liens and security interests in the Collateral pursuant to the Security Documents and compliance by the Company and each of the Guarantors with the terms thereof or the consummation of any other of the transactions herein contemplated, except such (i) as may be required under applicable state or foreign securities or blue sky laws, (ii) as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc., (iii) routine informational and corporate filings required by applicable law, (iv) future filings in the ordinary course of business to comply with general applicable regulatory, environmental, or other laws or applicable regulations in connection with performance of obligations under the Transaction Documents, (v) as shall have been obtained or made prior to the Closing Date or (vi) as may be required to perfect or secure the priority of the Trustee’s or the Collateral Agent’s security interests granted pursuant to the Security Documents consistent with the description thereof in the [Secured Notes] Indenture. None of the Company or any of its subsidiaries is (A) in violation of any provision of its charter, bylaws, bye-laws, memorandum of association or articles of association or any equivalent organizational or constitutional document; (B) in breach of or default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (C) in breach or violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties other than in the cases of clauses (B) and (C), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

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(m)           Except with respect to required consents as described in Sections 11.01(e) and (f) of the [Secured Notes] Indenture, none of the execution and delivery of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantees by the Guarantors, the grant and perfection of Liens and security interests in the Collateral pursuant to the Security Documents or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of its properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and would not materially adversely affect consummation of the transactions contemplated hereby; or result in the violation of the charter, bylaws, bye-laws, memorandum of association or articles of association or any equivalent organizational or constitutional document of the Company or any of its subsidiaries.

(n)            The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Exchange Act Filings, present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

6

(o)            Each of the Company and its subsidiaries owns or leases all such real properties as are necessary to the conduct of its respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(p)            The Company and its subsidiaries: (i) have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Exchange Act Filings (exclusive of any amendment or supplement thereto); and (ii) have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Exchange Act Filings (exclusive of any amendment or supplement thereto).

(q)            The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Exchange Act Filings (exclusive of any amendment or supplement thereto).

(r)            The Company and its subsidiaries and each Mortgaged Property (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Exchange Act Filings (exclusive of any amendment or supplement thereto).

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(s)            (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company and/or one or more of its subsidiaries; (ii) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) none of the Company or any of its subsidiaries has incurred or, except as set forth or contemplated in the Exchange Act Filings, would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA; except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(t)            (i) The Company and its subsidiaries own, possess, license or have other rights to use all intellectual property, including Patents, Trademarks, Copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology and know-how (the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted or as proposed in the Exchange Act Filings to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Exchange Act Filings, and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances.

(ii)            Without limitation and in addition to the foregoing, the Secured Guarantors own, or have a valid license or right to use, all of the material Pledged IP, and all such Pledged IP owned by the Secured Guarantors is subsisting, in full force and effect, and, to the knowledge of the Company, valid and enforceable, has not been abandoned, canceled or terminated, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company’s rights thereto. Except for the IP Licenses, no such Pledged IP is the subject of any material licensing agreement as to which the Company or any of its subsidiaries is a party. To the knowledge of the Company, in the past three years, no name, brand or slogan or other advertising device, product, process, method, substance or service or goods bearing or using any Pledged IP used or employed by the Company or any of its subsidiaries, has infringed or violated, or infringes or violates, intellectual property rights of any other Person in any material respect. Except as would not reasonably be expected to have a Material Adverse Effect, each Person (including any current or former employees, contractors or consultants) who have developed, created, conceived or reduced to practice any Pledged IP has assigned all right, title and interest in and to all such Pledged IP pursuant to a valid and enforceable written contract, by operation of law or has otherwise permitted the use of such Pledged IP by the Company. The Pledged IP (including the intellectual property of third parties licensed to the Secured Guarantors) includes all material intellectual property rights necessary and required to operate the business of the Company and its Subsidiaries as operated on the Closing Date.

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(u)            Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as the same is in effect on the Closing Date.

(v)            Subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for the Company and the Guarantors, there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges imposed by any governmental authority required under applicable law to be paid in connection with the execution and delivery of any of the Transaction Documents, the issuance or sale hereunder by the Company of the Notes other than all such taxes, duties or other similar fees or charges imposed by any jurisdiction outside the United States in which the Company or any successor is organized or resident for tax purposes or any jurisdiction in which a paying agent for the Securities is located.

(w)            It is not necessary under the laws of any jurisdiction in which the Company and the Guarantors are incorporated or organized or do business that any of the holders of the Securities be licensed, qualified or entitled to carry on business in any such jurisdiction by reason of the execution, delivery, performance or enforcement of any of the Transaction Documents.

(x)            The Company and the Guarantors have the power to submit and have taken all necessary corporate action to submit to the jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York (a “New York Court”).

(y)            Subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for the Company and the Guarantors, a holder of the Securities, the Trustee, the Collateral Agent and each Purchaser are each entitled to sue as plaintiff in the courts of the jurisdiction of incorporation or formation and domicile of the Company and the Guarantors for the enforcement of their respective rights under the Transaction Documents and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction, other than the requirement to post a bond or guarantee with respect to court costs and legal fees.

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(z)            Subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for the Company and the Guarantors, the courts of the jurisdiction of incorporation or formation and domicile of the Company or any Guarantor will recognize and enforce a judgment obtained against the Company or any Guarantor in a New York Court in an action arising out of or in connection with the Transaction Documents, in each case, without reconsidering the merits thereof.

(aa)      Neither the Company nor any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment kickback or other unlawful payment.

(bb)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency.

(cc)      Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person that at the time of such financing is subject to any sanctions administered by or enforced by such authorities.

(dd)      Except pursuant to this Agreement, the Commitment Letter and related fee letter and as contemplated under the Transactions, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement.

(ee)      The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. The Exchange Act Filings, at the time they were filed with the SEC, complied, and on the date hereof do, and on the Closing Date will, comply, in all material respects with the requirements of the Exchange Act and did not, and on the date hereof do not and on the Closing Date will not, include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they made, not misleading.

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(ff)        The account banks and numbers of the Collection Accounts are specified in Schedule IV to the [Secured Notes] Indenture.

(gg)     The Equity Interests of each Secured Guarantor have been duly authorized and validly issued and are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which the Company or any of its subsidiaries is a party requiring, and there is no membership interest or other Equity Interests, directly or indirectly, of any Secured Guarantor or any of its subsidiaries outstanding which upon conversion or exchange would require, the issuance by any Secured Guarantor or any of its subsidiaries of any additional membership interests or other Equity Interests of any Secured Guarantor or any of its subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Secured Guarantor or any of its subsidiaries.

(hh)      The maximum aggregate principal amount of the Notes that may be secured by liens on the Collateral pursuant to the terms and conditions of the Company’s debt agreements (the “Lien Cap”) as of the Closing Date is not less than $[●]2.

Any certificate signed by any officer of the Company or its subsidiaries and delivered to the Purchasers or counsel for the Purchasers in connection with the offering of the Securities shall be deemed a joint and several representation and warranty by each of the Company and its subsidiaries, as to matters covered thereby, to each Purchaser.

2.            Purchase and Sale.

(a)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase [(i)] the respective principal amount of [Secured] Notes set forth opposite such Purchaser’s name in Schedule I hereto at a price equal to [●]% of the principal amount thereof [and (ii) the respective principal amount of [Unsecured] Notes set forth opposite such Purchaser’s name in Schedule I hereto at a price equal to [●]% of the aggregate principal amount]. Each Purchaser may assign its rights and obligations hereunder to one or more of its Affiliates (including any investment fund, separate account, or other entity owned (in whole or in part), controlled, managed, and/or advised by such Purchaser’s investment manager or an Affiliate of such investment manager) with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed); provided, that such Purchaser shall not be released from its purchase obligation hereunder so assigned to the extent such assignee fails to purchase the Notes assigned to it on the Closing Date. As used herein, references to a Purchaser shall refer to any such assignee pursuant to this Section 2[(a)].

2 To be equivalent to the amount of Secured Notes.

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(b)            [In the event that any Unsecured Notes are issued, the Company shall use commercially reasonable efforts to obtain an increase in the maximum aggregate principal amount of the Notes which may be secured by liens on the Collateral pursuant to the terms and conditions of the Company’s debt agreements (the “Lien Cap”) within 90 days of the Closing Date. Following any date (a “Lien Cap Increase Date”) on which the Company has obtained an increase in the Lien Cap, at the option (the “Option”) of the Purchasers holding Unsecured Notes, the Company shall use commercially reasonable efforts to cause the cancellation of the Unsecured Notes in such principal amount as may be elected by the Purchasers and issue additional Secured Notes in an equivalent principal amount, or otherwise cause such principal amount of Unsecured Notes to be exchanged for an equivalent principal amount of Secured Notes (the “Lien Cap Note Exchange”).

(i)            The Company shall provide written notice, together with reasonably satisfactory evidence of the increase in the Lien Cap (a “Lien Cap Increase Notice”), to the Purchasers within two Business Days of the occurrence of a Lien Cap Increase Date, which Lien Cap Increase Notice shall constitute an irrevocable offer to effect a Lien Cap Note Exchange.

(ii)           Each Purchaser shall provide written notice to the Company of its decision to exercise or forfeit the Option (an “Option Exercise Notice”) within 30 days after provision of the Lien Cap Increase Notice. A Purchaser’s election to exercise the Option shall be irrevocable upon delivery of the Option Exercise Notice to the Company. If a Purchaser fails to deliver an Option Exercise Notice within the requisite period of time, it will be deemed not to have exercised the Option.

(iii)         In the event the Option is exercised by at least one Purchaser, the Company shall use commercially reasonable efforts to effect the Lien Cap Note Exchange with respect to the Unsecured Notes each Purchaser has elected to make subject to such Lien Cap Note Exchange reasonably promptly (but in any event prior to 15 Business Days) after delivery of the Option Exercise Notice.

(iv)         Each Purchaser that has exercised the Option agrees to take all actions that the Company, the Trustee and/or the Collateral Agent may reasonably require to effect the Lien Cap Note Exchange, including the delivery of any information, documents, opinions or certificates reasonably requested by the Company, the Trustee and/or the Collateral Agent.]

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3.            Delivery and Payment.

To the extent the Securities are eligible for clearance and settlement through The Depository Trust Company (“DTC”) on or before 4:00 P.M., New York time, on the fifth Business Day after the date hereof, the Securities to be purchased by each Purchaser hereunder from the Company will be represented by one or more definitive Global Notes in book-entry form which will be deposited by or on behalf of DTC or its designated custodian. On the Closing Date, the Company will deliver the Securities to the Purchasers by causing DTC to credit the Notes to the account of the Trustee, against payment by or on behalf of the Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

To the extent the Securities are not eligible for clearance and settlement through DTC on or before 4:00 P.M., New York time, on the fifth Business Day after the date hereof, the Securities to be purchased by each Purchaser hereunder from the Company will be represented by one or more certificates in definitive form, in such denomination or denominations and registered in such name or names as the Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, and shall be delivered by or on behalf of the Company to the Purchasers, against payment by or on behalf of the Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

In any circumstance, the delivery of and payment for the Securities pursuant to this Section 3 shall be made at 9:00 A.M., New York time, on the seventh Business Day following the date hereof, or at such other time or date as the Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Securities available for checking by the Purchasers at least 24 hours prior to the Closing Date.

4.            Representations and Warranties by the Purchasers.

(a)            Each Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. The Commission has not endorsed the merits of this offering.

(b)            Each Purchaser acknowledges that there is no public market for the Securities, and transfers and resales are, and will be, severely restricted due to both certain contractual restrictions and applicable securities law restrictions and may not be transferred or resold except as permitted under the Act and other applicable securities laws or pursuant to registration or exemption therefrom. There is no public trading market for the Securities, so holders must be prepared to hold their investment indefinitely.

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(c)            Each Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors, that:

(i)              it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

(A)            to those persons whom it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or if any such person is buying for one or more institutional accounts for which such person is acting as a fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions in accordance with Rule 144A; or

(B)            in accordance with Rule 903 of Regulation S;

(ii)             neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act;

(iii)            in connection with any sale pursuant to Section 4(c)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A under the Act;

(iv)            neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and

(v)             it is an “accredited investor” (as defined in 501(a) of Regulation D).

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5.            Agreements. Each of the Company and the Guarantors agrees with each Purchaser as follows:

(a)           During the period from the Closing Date until two years after the Closing Date, the Company will not, and will use reasonable efforts to cause its Affiliate subsidiaries not to, resell any Securities that have been acquired by any of them except for Securities resold in a transaction registered under the Act.

(b)           The Company agrees that it will not, and will use reasonable efforts to cause its Affiliates and any person acting on their behalf not to, make offers or sales of any security (as defined in the Act), or solicit offers to buy any security, under circumstances that could be integrated with the sale of the Securities in a manner that would reasonably be expected to require the registration of the Securities under the Act.

(c)           None of the Company and its Affiliates and any person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(d)           So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company and each of the Guarantors will, unless they are subject to and comply with Section 13 or 15(d) of the Exchange Act or file the periodic reports contemplated by such provisions pursuant to the terms of the Indenture[s], provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(e)           None of the Company and its Affiliates and any person acting on their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(f)           The Company will cooperate with the Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(g)           The Company will cooperate with the Purchasers and use its commercially reasonable efforts to obtain CUSIP and ISIN numbers for the Securities and use its commercially reasonable efforts to assist the Purchasers in causing the Securities (and related CUSIP and ISIN Numbers) to be quoted by Bloomberg.

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(h)            The Company agrees to pay the costs and expenses relating to the following matters: (i) the reasonable, documented fees of the Trustee, the Collateral Agent and any paying agent (and their counsel); (ii) any stamp or other issuance or transfer taxes or duties or other similar fees or charges imposed by any governmental authority in connection with the original issuance and sale of the Notes, save for any such taxes, duties, fees or charges which arise or are increased as a result of any document effecting the registration, issue or delivery of the Notes either being signed or executed in the United Kingdom or being brought into the United Kingdom; (iii) the approval of the Securities for book-entry transfer by DTC; (iv) the fees and expenses of the Company’s counsel; (v) the costs of reproducing and distributing each of the Transaction Documents; and (vi) all other costs and expenses incident to the performance by the Company and the Guarantors of their obligations hereunder.

(i)             Each Guarantor (i) shall execute the Security Documents to which it is a party within the Collateral Perfection Periods, (ii) shall complete all filings and other similar actions required in connection with the perfection or priority of security interests in the Collateral, in each case, as and to the extent contemplated by the [Secured Notes] Indenture and the Security Documents within the Collateral Perfection Periods and (iii) shall take all actions necessary to maintain such security interests in the Collateral and to perfect or secure the priority of security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the [Secured Notes] Indenture and the Security Documents.

(j)             In addition to the written opinions to be delivered on the Closing Date by local counsel of the Company and the Guarantors pursuant to Section 6(c) below, the Company and the Secured Guarantors shall use commercially reasonable efforts to cause applicable local counsel to deliver a post-closing written opinion in respect of the Collateral in such local counsel’s jurisdiction (the “Perfection Opinions”), dated on or about the date such granting or perfection of security interests is completed in accordance with the Collateral Perfection Periods, in form and substance reasonably satisfactory to the Collateral Agent, provided that no such post-closing written opinion shall be required for such local counsel that, in the Collateral Agent’s judgment, include the Perfection Opinions in such local counsel’s written opinion that is furnished to the Collateral Agent on the Closing Date pursuant to Section 6(c).

6.            Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company and the Guarantors contained herein at the Closing Date and the following additional conditions:

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(a)            No Event of Default (as defined under any of the Company Material Debt Instruments) shall have occurred and be continuing at the Closing Date under any of the Company Material Debt Instruments. As used in this Agreement, “Company Material Debt Instruments” means, as of any date of determination, the indentures, credit agreements and loan agreements listed in the Index to Exhibits of the Form 10-K of Norwegian Cruise Line Holdings Ltd. for the fiscal year ended December 31, 2021 to the extent they are still in effect as of the Closing Date, and any additional indentures, credit agreements and loan agreements entered into subsequently to the extent such debt instruments would be required to be listed in the Index to Exhibits of the Form 10-K of Norwegian Cruise Line Holdings Ltd. for a subsequent fiscal year and to the extent they are still in effect as of the Closing Date.

(b)            The Company shall have requested and used commercially reasonable efforts to cause (i) Kirkland & Ellis LLP, counsel for the Company and the Guarantors, to furnish to the Purchasers an opinion letter dated the Closing Date and in form and substance reasonably satisfactory to the Purchasers and (ii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company and the Guarantors, to furnish to the Purchasers an opinion letter dated the Closing Date and in form and substance reasonably satisfactory to the Purchasers.

(c)            The Company and the Guarantors shall have requested and used commercially reasonable efforts to cause (i) Walkers, British Virgin Islands counsel for the Company and certain of the Guarantors, to have furnished to the Purchasers its written opinion, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, (ii) Graham Thompson Attorneys, Bahamas counsel for the Company and certain of the Guarantors, to have furnished to the Purchasers its written opinion, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, (iii) Kirkland & Ellis International LLP, English counsel for the Company and certain of the Guarantors, to have furnished to the Purchasers its written opinion, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, (iv) Arias, Fábrega & Fábrega, Panama counsel for the Company and certain of the Guarantors, to have furnished to the Purchasers its written opinion, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, (v) Cains Advocates Limited, Isle of Man counsel for the Company and certain of the Guarantors, to have furnished to the Purchasers its written opinion, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, and (vi) Walkers (Bermuda) Limited, Bermuda counsel for the Company and certain of the Guarantors, to have furnished to the Purchasers its written opinion, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers.

(d)            On the Closing Date, the Notes shall have been duly executed and delivered on behalf of the Company by a duly authorized officer and duly authenticated by the Trustee.

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(e)            On the Closing Date, the Purchasers shall have received fully executed copies of the Transaction Documents required to be delivered on the Closing Date.

(f)             Prior to the Closing Date, the Company shall have taken all action reasonably required to be taken by it to have the Securities eligible for clearance and settlement through DTC.

(g)            Unless otherwise agreed upon and subject to any exceptions permitted or contemplated by the Indenture[s] and the Security Documents, the Company shall provide the Purchasers and the Collateral Agent with UCC financing statements (or the equivalent filing in each other jurisdiction of a Guarantor required to be perfected on the Closing Date) necessary to perfect the security interests in the Collateral, other than Great Stirrup Cay Island and Harvest Caye Island, on a first-priority basis for the benefit of the holders of the Securities, in form for filing in the appropriate jurisdictions, and, as applicable, intellectual property security agreements in form for filing in the U.S. Patent and Trademark Office and the U.S. Copyright Office (or the equivalent filing office in each other jurisdiction of a Guarantor required to be perfected on the Closing Date) in order to perfect the security interests in the intellectual property which is part of the Collateral for the benefit of the holders of the Securities, with the priority required by the Security Documents.

(h)            The Company shall use commercially reasonable efforts to provide the Purchasers with the results of a recent customary lien search in each of (i) the British Virgin Islands, with respect to Krystalsea Limited, (ii) The Bahamas, with respect to Great Stirrup Cay Limited and Great Stirrup Cay Island, (iii) Bermuda, with respect to NCL Corporation Ltd. and NCL (Bahamas) Ltd., (iv) Belize, with respect to Harvest Caye Island, (v) St. Lucia, with respect to Belize Investments Limited, as parent of Krystalsea Limited, (vi) Isle of Man, with respect to Arrasas Limited, (vii) Panama, with respect to Prestige Cruises International S. de R. L., Prestige Cruise Holdings S. de R.L., Oceania Cruises S. de R.L. and Seven Seas Cruises S. de R.L., (viii) England and Wales, with respect to NCL UK IP Co Ltd., and (ix) Delaware, with respect to NCL US IP Co 1, LLC and NCL US IP Co 2, LLC, in each case where such lien search is reasonably available, and such search shall reveal no liens on any of the assets of the Company and the Guarantors or their respective subsidiaries except for (x) in the case of Liens on the Collateral, the Permitted Collateral Liens and (y) otherwise, Permitted Liens.

(i)             The Company and each Guarantor shall have delivered to the Purchasers and the Trustee a certificate of its secretary or assistant secretary or other officer, dated the Closing Date, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Transaction Documents and (ii) its organizational documents as then in effect.

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(j)            All fees, expenses (including reasonable, documented, out-of-pocket legal fees and expenses), charges, disbursements and other compensation payable to each Purchaser by the Company shall have been paid (or shall concurrently be paid) on the Closing Date (which may be deducted from the proceeds payable by the Purchasers) to the extent then due; provided that, in the case of costs and expenses, an invoice of such costs and expenses shall have been presented not less than one Business Day prior to the Closing Date.

The documents required to be delivered by this Section 6 will be available for inspection by the Purchasers on the Business Day prior to the Closing Date.

7.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Company, the Guarantors or their respective officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers, the Company or the Guarantors, and will survive delivery of and payment for the Securities. The provisions of Section 5(h) and Section 18 hereof shall survive the termination or cancellation of this Agreement.

8.            Notices. All communications hereunder will be in writing and effective only on receipt, and:

(a)            if to the Purchasers, shall be sent by hand delivery, mail, overnight courier or facsimile transmission to:

[Apollo Global Management, Inc.

9 West 57th Street

New York, New York 10019

Attention: ####

Facsimile: ####

With a copy to (which copy shall be delivered as an accommodation and shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention: Al Pisa and Dennis Dunne

Email: APisa@milbank.com, DDunne@milbank.com]

(b)            if to the Company shall be sent by mail, telex, overnight courier or facsimile transmission to:

NCL Corporation Ltd.
7665 Corporate Center Drive
Miami, Florida 33126
Attention: General Counsel
Facsimile: ####

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With a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Sophia Hudson
Facsimile: (212) 446-4900

9.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and at and after the Closing Date, the Company, the Guarantors and their respective successors and its successors and, except as expressly set forth in Section 5(d) hereof or Section 16 hereof, no other person will have any right or obligation hereunder. No purchaser of Securities from any Purchaser shall be deemed to be a successor merely by reason of such purchase.

10.           GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY, THE GUARANTORS AND YOU HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATING TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11.          Submission to Jurisdiction; Appointment of Agent for Service of Process. Each of the Company and the Guarantors hereby irrevocably designates, appoints and empowers Corporate Creations International, Inc. as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of the Company and the Guarantors agrees to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 11 satisfactory to the Trustee. Each of the Company and the Guarantors further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by serving a copy thereof upon the relevant agent for service of process referred to in this Section 11 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company and the Guarantors, at the address specified in or designated pursuant to this Agreement. Each of the Company and the Guarantors agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Trustee or the Collateral Agent to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or any Guarantor or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Company and the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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12.            Waiver of Immunities. To the extent that any of the Company, the Guarantors or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, each of the Company and the Guarantors hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

13.            Counterparts. This Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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14.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15.            Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and each Purchaser. No knowledge, investigation or inquiry, or failure or delay by the Company, any Purchaser or any representative thereof in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder shall be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

16.            Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted assigns and successors under this Agreement and the Transaction Documents. Neither this Agreement nor any of the rights, interests or obligations of the Company or the Purchasers hereunder may be assigned by the Company without the prior written consent of each Purchaser or, in the case of an assignment by a Purchaser (except for an assignment to an Affiliate or managed fund thereof), without the prior written consent of the Company. Any assignment or transfer in violation of this Section 16 shall be null and void.

17.            Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

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18.            Expenses. Each of the Issuer and the Guarantors agrees (a) to pay or reimburse the Purchasers for all reasonable documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the Note Documents and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable documented out-of-pocket legal expenses incurred by one firm of counsel for all Purchasers, taken as a whole (and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all Purchasers, taken as a whole) and (b) to pay or reimburse the Purchasers for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the Note Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the reasonable documented out-of-pocket legal expenses incurred by one firm of counsel for all Purchasers, taken as a whole (and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all Purchasers, taken as a whole)). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto.

19.            Indemnification.

(a)            Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective officers, directors, employees, agents, controlling persons, members and representatives and the successors and assigns of each of the foregoing (each, an “Indemnified Person”) against all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the use or intended use of the proceeds of the Notes or any related transaction or any actual or threatened claim, actions, suits, inquiries, litigation, investigation or proceeding (any such claim, actions, suits, inquiries, litigation, investigation or proceeding, a “Proceeding”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by the Company, the Company’s equity holders, creditors, affiliates or any other third party), and to reimburse each such Indemnified Person promptly upon demand for any reasonable documented out-of-pocket legal expenses incurred in connection with investigating or defending any of the foregoing by one firm of counsel for all Indemnified Persons, taken as a whole (and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs the Company of such conflict and thereafter retains its own counsel with the Company’s prior consent (not to be unreasonably withheld or delayed), of another firm of counsel (and local counsel, if applicable) for such affected Indemnified Person)) or other reasonable documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing or in connection with the enforcement of any provision of this Agreement; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or bad faith of such Indemnified Person or any of such Indemnified Person’s controlled or controlling Affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, members or representatives (collectively, such Indemnified Person’s “Related Persons”) (provided that each reference to “representatives” pertains solely to such representatives involved in the negotiation of this Agreement), or (ii) arising out of a material breach by such Indemnified Person (or any of such Indemnified Person’s Related Persons) of its obligations under this Agreement (as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (iii) arising out of any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Company or any of its Affiliates and that is brought by an Indemnified Person against any other Indemnified Person or (B) any settlement entered into by such Indemnified Person (or any of such Indemnified Person’s Related Persons) without written consent of the Company or any Guarantor (such consent not to be unreasonably withheld, delayed or conditioned), provided, however, that the foregoing indemnity will apply to any such settlement in the event that the Company was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have.

23

(b)            It is further agreed that the Purchasers shall have no liability to any person other than the Company, and the Company shall have no liability to any person other than the Purchasers and the Indemnified Persons in connection with this Agreement. No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems except to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or bad faith of such Indemnified Person or any of its Related Persons. None of the Indemnified Persons or (except solely as a result of the Company’s indemnification obligations set forth above to the extent an Indemnified Person is found so liable) the Company and the Guarantors, or any of their respective affiliates or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Agreement or the transactions contemplated hereby.

(c)            None of the Company and the Guarantors shall, without the prior written consent of each applicable Indemnified Person (which consent, except with respect to a settlement including a statement of the type referred to in clause (b) below, shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings, (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person and (c) includes customary confidentiality and non-disparagement agreements.

24

20.            Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Note Purchase Agreement.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the value of the Collateral taken as a whole.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

25

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, where upon this letter and your acceptance shall represent a binding agreement among the Company the Guarantors and the several Purchasers.

Very truly yours, NCL CORPORATION LTD.

By:
Name:
Title:

Krystalsea Limited, as Guarantor

By:
Name:
Title:

GREAT STIRRUP CAY LIMITED, as Guarantor

By:
Name:
Title:

NCL US IP CO 1, LLC, as Guarantor

By:
Name:
Title:

[Signature Page to Note Purchase Agreement]

NCL UK IP CO LTD., as Guarantor

By:
Name:
Title:

NCL US IP CO 2 LLC, as Guarantor

By:
Name:
Title:

PRESTIGE CRUISE HOLDINGS S. DE R.L., as Guarantor

By:
Name:
Title:

OCEANIA CRUISES S. DE R.L., as Guarantor

By:
Name:
Title:

SEVEN SEAS CRUISES S. DE R.L., as Guarantor

By:
Name:
Title:

[Signature Page to Note Purchase Agreement]

ARRASAS LIMITED, as Guarantor

By:
Name:
Title:

NCL (BAHAMAS) LTD., as Guarantor

By:
Name:
Title:

PRESTIGE CRUISES INTERNATIONAL S. DE R.L., as Guarantor

By:
Name:
Title:

[Signature Page to Note Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[PURCHASERS]

By:
Name:
Title:

[Signature Page to Note Purchase Agreement]

Schedule I

Purchaser	Principal Amount of Securities To Be Purchased
[Purchaser]		[_]
[Purchaser]		[_]
[Purchaser]		[_]
[Purchaser]		[_]
Total	$	[_]

[Schedule I

Purchaser	Principal Amount of Secured Securities To Be Purchased
[Purchaser]		[_]
[Purchaser]		[_]
[Purchaser]		[_]
[Purchaser]		[_]
Total	$	[_]

Purchaser	Principal Amount of Unsecured Securities To Be Purchased
[Purchaser]		[_]
[Purchaser]		[_]
[Purchaser]		[_]
[Purchaser]		[_]
Total	$	[_]]

Annex A

Guarantors

Name of Guarantor	Jurisdiction of Incorporation / Organization
Krystalsea Limited	British Virgin Islands
Great Stirrup Cay Limited	Bahamas
NCL US IP Co 1, LLC	Delaware
NCL UK IP Co Ltd.	UK
NCL US IP Co 2, LLC	Delaware
Prestige Cruise Holdings S. de R.L.	Panama
Oceania Cruises S. de R.L.	Panama
Seven Seas Cruises S. de R.L.	Panama
Arrasas Limited	Isle of Man
NCL (Bahamas) Ltd.	Bermuda
Prestige Cruises International S. de R.L.	Panama

Annex B

Security Documents

1.	Collateral Agreement, to be dated as of the Closing Date, by and among the Guarantors party thereto and the Collateral Agent

2.	Intellectual Property Security Agreement, to be dated as of the Closing Date, by and among NCL US IP Co 2, LLC and the Collateral Agent

3.	Intellectual Property Security Agreement, to be dated as of the Closing Date, by and among NCL UK IP Co Ltd and the Collateral Agent

4.	Intellectual Property Security Agreement, to be dated as of the Closing Date, by and among Seven Seas Cruises S. de R.L., Prestige Cruise Holdings S. de R.L., Oceania Cruises S. de R.L. and the Collateral Agent

5.	Share charge over the shares in NCL UK IP Co Ltd, to be dated as of the Closing Date, by and among NCL US IP Co 1, LLC and the Collateral Agent

6.	Equitable Share Mortgage in Respect of Shares of Krystalsea Limited, to be dated as of the Closing Date, by and among Belize Investments Limited, Krystalsea Limited and the Collateral Agent

7.	Share Pledge in Respect of Shares of Great Stirrup Cay Limited, to be executed on the Closing Date and dated as of the Closing Date or as soon as reasonably practicable thereafter, between NCL (Bahamas) Ltd. and the Collateral Agent

8.	Mortgage in respect of the island owned by Great Stirrup Cay Limited, to be executed after the Closing Date by Great Stirrup Cay Limited and the Collateral Agent

9.	Mortgage in respect of the island owned by Krystalsea Limited, to be executed after the Closing Date by Krystalsea Limited and the Collateral Agent

Exhibit A

Form of Access Agreement

[Attached.]

Exhibit B-1

Amended and Restated Trade and Asset Transfer Agreement (US IPCo)

[Attached.]

Exhibit B-2

Amended and Restated Trade and Asset Transfer Agreement (U.S. Branch of UK IPCo)

[Attached.]

Exhibit B-3

Amended and Restated Marketing Services and Trademark License Agreement (US IPCo)

[Attached.]

Exhibit B-4

Amended and Restated Marketing Services and Trademark License Agreement (U.S. Branch of UK IPCo)

[Attached.]

Exhibit C-1

Collateral Agreement

[Attached.]

EXHIBIT B

Form of Secured Indenture

[Attached.]

[Amended and Restated Commitment Letter]

Exhibit B

NCL CORPORATION LTD.,
as Issuer,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Principal Paying Agent, Transfer Agent,
Registrar and Security Agent,

INDENTURE

Dated as of [●], 202[2][3]

8.00% SENIOR SECURED NOTES DUE 2025

TABLE OF CONTENTS

i

ii

iii

Schedules

Schedule I	–	Guarantors
Schedule II	–	Security Documents
Schedule III	–	Agreed Security Principles
Schedule IV	–	Collection Accounts

Exhibits

Exhibit A	–	Form of Note
Exhibit B	–	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note
Exhibit C	–	Form of Transfer Certificate for Transfer from Regulation S Global Note to Restricted Global Note
Exhibit D	–	Form of Supplemental Indenture

iv

INDENTURE, dated as of [●], 202[2][3], among NCL Corporation Ltd., an exempted company incorporated under the laws of Bermuda and tax resident in the United Kingdom (the “Issuer”), the Guarantors party hereto and U.S. Bank Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (in such capacity, the “Trustee”), as Principal Paying Agent, as Transfer Agent, as Registrar and as Security Agent (in such capacity, the “Security Agent”).

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 8.00% Senior Secured Notes due 2025 issued on the date hereof (the “Original Notes”) and any Additional Notes that may be issued after the Issue Date in compliance with this Indenture. The Original Notes and the Additional Notes together are referred to herein as the “Notes”. The Issuer has received good and valuable consideration for the execution and delivery of this Indenture. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer and (ii) this Indenture a legal, valid and binding agreement of the Issuer in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

Article One
Definitions and Incorporation by Reference

Section 1.01      Definitions.

“Access Agreement” means each of the following agreements entered into as of the Issue Date, pursuant to which Great Stirrup Cay Limited and Krystalsea Limited, as applicable, shall earn fees in exchange for providing the Issuer and its Restricted Subsidiaries access to Great Stirrup Cay Island and Harvest Caye Island, as applicable: (i) the Access Agreement among Great Stirrup Cay Limited, NCL (Bahamas), Oceania Cruises and Seven Seas; and (ii) the Access Agreement among Krystalsea Limited, NCL (Bahamas), Oceania Cruises and Seven Seas, in each case, in substantially the forms attached to the Original Note Purchase Agreement.

“Acquired Debt” means, with respect to any specified Person:

(a)            Indebtedness of any other Person existing at the time such other Person is amalgamated or merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Restricted Subsidiary; and

(b)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional senior secured notes issued hereunder subsequent to the Issue Date, which Additional Notes shall constitute part of the same series together with the Original Notes issued on the Issue Date and shall be on all of the same terms (other than the terms in respect of issuance price) of the Original Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“After-Acquired Property” means any property of any Secured Guarantor acquired after the Issue Date that is intended to be subject to the Lien created by any of the Security Documents but is not so subject.

“Agreed Security Principles” means the Agreed Security Principles as set forth on Schedule III hereto.

“Appraised Value” of any Vessel at any time means the value of such Vessel as set forth on an independent appraisal (conducted no more than 12 months prior to any determination of the Appraised Value) and relied upon by the Issuer in good faith.

“ARCA” means the Fifth Amended and Restated Credit Agreement, dated as of May 8, 2020, among NCL Corporation Ltd., as borrower, Voyager Vessel Company, LLC, as co-borrower, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and a syndicate of other banks party thereto as joint bookrunners, arrangers, co-documentation agents and lenders, as amended by that certain Amendment No. 1, dated as of January 29, 2021, by that certain Amendment No. 2, dated as of March 25, 2021, and by that certain Amendment No. 3, dated as of November 12, 2021, and as may further be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned thereunder (in each case subject to compliance with Section 4.06) or altering the maturity thereof.

“Asset Sale” means:

(a)            the sale, lease, conveyance or other disposition of any assets by the Issuer or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.11 and/or Article Five and not by Section 4.09; and

(b)            the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares and shares to be held by third parties to meet the applicable legal requirements).

Notwithstanding the preceding provisions, none of the following items will be deemed to be an Asset Sale:

(a)            any single transaction or series of related transactions that involves assets or Equity Interests other than Collateral having a Fair Market Value of less than $125.0 million;

(b)           (x) a sale, lease, conveyance or other disposition of assets or Equity Interests other than Collateral between or among the Issuer and any Restricted Subsidiary and (y) a sale, lease, conveyance or other disposition of assets or Equity Interests constituting Collateral between or among Secured Guarantors;

(c)           an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary other than an issuance of Equity Interests by any Specified Guarantor to a Restricted Subsidiary that is not a Specified Guarantor;

(d)           the sale, lease, conveyance or other disposition of inventory, insurance proceeds or other assets other than Collateral in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets other than Collateral that are no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries; provided that Great Stirrup Cay Limited and Krystalsea Limited may dispose of assets (other than real property held by them) no longer useful in the conduct of their respective businesses as reasonably determined by them in good faith;

(e)           licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business (provided that with respect to any Collateral, such licenses and sublicenses shall be non-exclusive);

(f)            any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims of any kind (except for any surrender or waiver of any right under any Access Agreement or IP License);

(g)           any transfer, assignment or other disposition of any asset or property other than Collateral deemed to occur in connection with the creation or granting of Liens not prohibited under Section 4.07;

(h)           the sale or other disposition of cash or Cash Equivalents;

(i)            a Restricted Payment that does not violate Section 4.08 or a Permitted Investment;

(j)            the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(k)           the foreclosure, condemnation or any similar action with respect to any property or other assets other than Collateral;

(l)            the sale of any property that is not Collateral in a sale and leaseback transaction that is entered into within six months of the acquisition of such property or completion of the construction of the applicable Vessel;

(m)          time charters and other similar arrangements with respect to any Vessel in the ordinary course of business; and

(n)           the abandonment or lapse of any immaterial Intellectual Property rights registered with a government agency or third party registrar in the reasonable business judgment of the Issuer or any of its Restricted Subsidiaries.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of the Issuer to be the interest rate implicit in the lease determined in accordance with GAAP, or, if not known, at the Issuer’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar U.S. federal or state law or the laws of any other jurisdiction (or any political subdivision thereof) relating to bankruptcy, insolvency, winding up, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar or equivalent laws affecting the rights of creditors generally. For the avoidance of doubt, the provisions of the UK Companies Act 2006 governing a solvent reorganisation or a voluntary liquidation thereunder shall not be deemed to be Bankruptcy Laws.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means:

(a)            with respect to a corporation, a Bermuda exempted company, a BVI business company, a Bahamas international business company, an Isle of Man company and a Panama company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board;

(b)            with respect to a partnership, the board of directors of the general partner of the partnership;

(c)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Book-Entry Interest” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by DTC and its nominees and successors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law, regulation or executive order to close.

“BVI Act” means the BVI Business Companies Act, 2004 (as amended).

“BVI Register of Charges” means the register of charges of Krystalsea Limited maintained by Krystalsea Limited in accordance with Section 162 of the BVI Act.

“BVI Registrar of Corporate Affairs” means the Registrar of Corporate Affairs of the British Virgin Islands appointed under Section 229 of the BVI Act.

“Capital Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under GAAP, and, for purposes of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means:

(a)            in the case of a corporation, corporate stock;

(b)            in the case of a Bermuda exempted company and a Bahamas international business company, shares (of any class) in its capital;

(c)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(d)            in the case of a BVI business company, shares (of any class) of the company;

(e)            in the case of a company incorporated in the Isle of Man, shares (of any class) of the company or in its capital;

(f)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(g)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(a)            direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the European Union, the government of a member state of the European Union, the United States of America, the United Kingdom, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the European Union, the relevant member state of the European Union or the United States of America, the United Kingdom, Switzerland or Canada, as the case may be, and which are not callable or redeemable at the Issuer’s option;

(b)            overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union or of the United States of America or any state thereof, Switzerland, the United Kingdom, Australia or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency; provided, further, that any cash held pursuant to clause (f) below not covered by the foregoing may be held through overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company organized and operating in the applicable jurisdiction;

(c)            repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)            commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(e)            money market funds or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition; and

(f)            cash in any currency in which the Issuer and its Subsidiaries now or in the future operate, in such amounts as the Issuer determines to be necessary in the ordinary course of their business.

“Change of Control” means the occurrence of either of the following:

(a)            the sale, lease or transfer (other than by way of merger, amalgamation or consolidation, including any merger, amalgamation or consolidation solely for the purpose of reorganizing the Issuer in another jurisdiction to realize tax or other benefits), in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than NCL Holdings, the Issuer or any Subsidiary; or

(b)            the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of ultimate beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the following:

(a)            all assets (other than certain excluded assets to be set forth in the Security Documents) of Great Stirrup Cay Limited, a company organized under the laws of the Bahamas (“Great Stirrup Cay Limited”), Krystalsea Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1056308 and with its registered office address at Tortola Pier Park, Building 1, Second Floor, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Krystalsea Limited”), NCL US IP Co 1, LLC, a Delaware limited liability company (“IPCo Parent”), NCL US IP Co 2, LLC, a Delaware limited liability company (“US IPCo”), and the U.S. Branch of NCL UK IP Co Ltd, a private limited company organized under the laws of England and Wales (“UK IPCo”);

(b)            all Customer Data and other Intellectual Property owned and controlled by Seven Seas Cruises S. de R.L., a company organized under the laws of Panama (“Seven Seas”), Oceania Cruises S. de R.L., a company organized under the laws of Panama (“Oceania Cruises”), and Prestige Cruise Holdings S. de R.L., a company organized under the laws of Panama (“Prestige Holdings”);

(c)            an equitable share mortgage (the “BVI Equitable Mortgage”) granted by Belize Investments Limited, a company organized under the laws of St. Lucia (“Belize Investments Limited”), in respect of all of the issued shares of Krystalsea Limited (the “Krystalsea Pledged Equity”); and

(d)            a share charge granted by NCL (Bahamas) Ltd., an exempted company incorporated under the laws of Bermuda (“NCL (Bahamas)”), over the entire issued shares of Great Stirrup Cay Limited (the “Great Stirrup Pledged Equity”).

“Collection Account” means any deposit or securities account into which (i) payments to the Specified Guarantors under any IP License or Access Agreement or (ii) Net Proceeds from an Event of Loss relating to the Collateral, to the extent pending reinvestment in accordance with this Indenture, are paid, deposited or maintained. As of the Issue Date, each Collection Account is listed on Schedule IV hereto.

“Commission” means the U.S. Securities and Exchange Commission.

“Committed Unsecured Notes” means any unsecured notes issued after the Issue Date pursuant to the Commitment Letter, dated as of July 26, 2022, among the Issuer and the purchasers party thereto.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income, without duplication:

(1)            provision for Taxes (including without duplication, Tax distributions) based on income, profits or capital of a Person and its Subsidiaries for such period, including, without limitation, state, franchise and similar taxes;

(2)            interest expense (and to the extent not included in interest expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of a Person and its Subsidiaries for such period (net of interest income of a Person and its Subsidiaries for such period);

(3)            depreciation and amortization expenses of a Person and its Subsidiaries for such period;

(4)            business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include, without limitation, the effect of optimization programs, facility closures, retention, severance, systems establishment costs and excess pension charges);

(5)            any other non-cash charges; provided that, for purposes of this subclause (5) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made; and

(6)            the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to any Affiliate (or any accruals related to such fees and related expenses) during such period not in contravention of the provisions described under Section 4.10, minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Issuer and the Subsidiaries for such period (but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) attributable to such Person and its Subsidiaries which are Restricted Subsidiaries for such period, determined on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(a)            any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, and fees, expenses or charges related to any offering of Equity Interests, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), shall be excluded;

(b)            any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

(c)            any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

(d)            any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(e)            (i) the net income for such period of any person that is not a subsidiary of such Person, or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (ii) the net income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any Person in excess of the amounts included in clause (i);

(f)            Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(g)           any increase in amortization or depreciation or any non-cash charges or increases or reductions in net income resulting from purchase accounting in connection with any acquisition that is consummated on or after the Issue Date shall be excluded;

(h)           any non-cash impairment charges resulting from the application of ASC 350 and ASC 360, and the amortization of intangibles and other fair value adjustments arising pursuant to ASC 805, shall be excluded;

(i)            any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded;

(j)            accruals and reserves that are established within twelve months after the Issue Date and that are so required to be established in accordance with GAAP shall be excluded; provided that to the extent (i) any such accrual or reserve is later reduced or eliminated or (ii) any cash expenditure is later incurred with respect to such accrual or reserve, then in each case a corresponding amount shall be included in Consolidated Net Income in the same period;

(k)            non-cash gains, losses, income and expenses resulting from fair value accounting required by ASC 815 shall be excluded;

(l)            any gain, loss, income, expense or charge resulting from the application of last in first out accounting shall be excluded;

(m)          currency translation gains and losses related to currency re-measurements of Indebtedness, and any net loss or gain resulting from interest rate swap agreements for currency exchange risk, shall be excluded;

(n)           to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of Consolidated Net Income to the extent the expense reimbursed was previously excluded pursuant to this clause (n); and

(o)           non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Total Indebtedness” means, at any date, the sum of (without duplication) all Indebtedness (other than letters of credit, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money and Disqualified Stock of the Issuer and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Total Leverage Ratio” means as of any date of determination, the ratio of Consolidated Total Indebtedness on such day less the unrestricted cash and Permitted Investments to Consolidated EBITDA of the Issuer and its Restricted Subsidiaries as of and for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of calculation; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Control Agreement” means a control or other security agreement or arrangement, in form and substance reasonably satisfactory to the Security Agent, as may be appropriate under the laws of any relevant jurisdiction with respect to a Collection Account and which shall provide that prior to the delivery of an activation notice thereunder by the Security Agent, the applicable Secured Guarantor shall retain the right to direct the disposition of funds from the applicable Collection Account.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto, and all renewals in respect of any of the foregoing.

“Credit Facilities” means one or more debt facilities, instruments or arrangements incurred by the Issuer or any Restricted Subsidiary (including but not limited to the ARCA) with banks, other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, notes or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or trustees or other banks or institutions and whether provided under the ARCA or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facilities” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Issuer as additional borrowers, issuers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Customary Intercreditor Agreement” means an intercreditor agreement providing for payment subordination or lien priority, payment blockage and enforcement limitation terms with respect which are customary in the good faith judgment of the Issuer as evidenced in an Officer’s Certificate.

“Customer Data” means all of the rights in customer data created or updated during or after 2008 through April 2, 2025 (or such earlier date on which the Notes shall be satisfied and discharged) held by (a) US IPCo with respect to U.S. residents, (b) the U.S. Branch of UK IPCo with respect to U.K. residents, and (c) Seven Seas, Oceania Cruises and Prestige Holdings with respect to residents in any jurisdiction, in each case of (a) through (c), including all intellectual property rights in or with respect to the foregoing.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Registered Note” means, with respect to the Notes, a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the legends applicable to Global Notes and shall not have the “Schedule of Principal Amount in the Global Note” attached thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the six-month anniversary of the date that the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a “change of control” or an “asset sale” will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.08. For purposes hereof, the amount of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined as set forth herein.

“DTC” means The Depository Trust Company, a New York corporation, its nominees and successors.

“ECA Entities” means any entity that directly owns an ECA Vessel and any Vessel with an Appraised Value in excess of $100.0 million that is purchased with the proceeds of any sale of any ECA Vessel or ECA Entity.

“ECA Facilities” means the agreements governing Existing Indebtedness, other than the ARCA, the Existing Notes and any Committed Unsecured Notes, under which the obligations are secured by Liens on one or more ECA Vessels (each, an “ECA Facility”).

“ECA Vessels” means Norwegian Breakaway, Norwegian Getaway, Norwegian Escape, Norwegian Joy, Norwegian Bliss, Norwegian Encore, Marina, Riviera, Seven Seas Explorer, Seven Seas Splendor and any Vessel with an Appraised Value in excess of $100.0 million that is purchased with the proceeds of any sale of any ECA Vessel or ECA Entity.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear SA/NV.

“Event of Loss” means the actual or constructive total loss, arranged or compromised total loss, casualty, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title or use of, any Vessel or any property or asset constituting Collateral, as applicable.

“Existing Exchangeable Notes” means the 6.00% exchangeable senior notes due 2024 issued by the Issuer, the 5.375% exchangeable senior notes due 2025 issued by the Issuer, the 1.125% exchangeable senior notes due 2027 issued by the Issuer and the 2.50% exchangeable senior notes due 2027 issued by the Issuer, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount of notes issued thereunder (in each case subject to compliance with Section 4.06) or altering the maturity thereof.

“Existing Indebtedness” means all Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (but not including any Committed Unsecured Notes).

“Existing Notes” means the Existing Secured Notes, the Existing Exchangeable Notes and the Existing Unsecured Notes, collectively.

“Existing Secured Notes” means the 5.875% senior secured notes due 2027 issued by the Issuer, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount of notes issued thereunder (in each case subject to compliance with Section 4.06) or altering the maturity thereof.

“Existing Unsecured Notes” means the 3.625% senior notes due 2024 issued by the Issuer, the 5.875% senior notes due 2026 issued by the Issuer, the 6.125% senior notes due 2028 issued by NCL Finance, Ltd. and the 7.750% senior notes due 2029 issued by the Issuer, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount of notes issued thereunder (in each case subject to compliance with Section 4.06) or altering the maturity thereof.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by the Issuer’s Chief Executive Officer or responsible accounting or financial officer of the Issuer.

“FATCA” means current Sections 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above).

“FATCA Withholding” means any withholding or deduction required under FATCA.

“Fitch” means Fitch Ratings Inc.

“Fixed Charge Calculation Date” has the meaning assigned to such term in the definition of “Fixed Charge Coverage Ratio.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period except that any Indebtedness incurred in connection with the financing of a new Vessel shall be deemed to have not been incurred until the relevant delivery date for such Vessel, after which delivery date such Indebtedness shall be deemed to have been incurred on the first day of such four-quarter reference period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (i) any Permitted Debt incurred on the Fixed Charge Calculation Date or (ii) the discharge on the Fixed Charge Calculation Date of any Indebtedness to the extent that such discharge results from the proceeds of Permitted Debt.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost saving (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. On or following the delivery date of any new Vessel and for so long as such four-quarter reference period includes such delivery date, in the event that the Issuer or any Subsidiary took delivery of any new Vessel during such four-quarter reference period, Consolidated EBITDA shall include the projected Consolidated EBITDA (based on reasonable assumptions) for such Vessel as if such Vessel had been in operation on the first day of such four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event. Any calculation of the Fixed Charge Coverage Ratio may be made, at the option of the Issuer, either (i) at the time the Board of Directors of the Issuer approves the action necessitating the calculation of the Fixed Charge Coverage Ratio or (ii) at the completion of such action necessitating the calculation of the Fixed Charge Coverage Ratio.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a)            the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period related to Indebtedness, whether paid or accrued, including, without limitation, amortization of debt discount (but not debt issuance costs), non-cash interest payments, the interest component of deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(b)           the consolidated interest expense of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period; plus

(c)            any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or is secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries; plus

(d)            the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Issuer or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of the Issuer.

Notwithstanding any of the foregoing, Fixed Charges shall not include (i) any payments on any operating leases, (ii) any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt with Conversion Options— Recognition” or (iii) the interest component of all payments associated with Capital Lease Obligations.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any Indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets, sureties or otherwise).

“Guarantors” means any Restricted Subsidiary that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)            interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)            other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c)            other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the nominee of DTC, Euroclear or Clearstream.

“H.15” has the meaning assigned to such term in the definition of “Treasury Rate.”

“Indebtedness” means, with respect to any specified Person (excluding accrued expenses and trade payables), without duplication:

(a)            the principal amount of indebtedness of such Person in respect of borrowed money;

(b)            the principal amount of obligations of such Person evidenced by bonds, notes, debentures or similar instruments for which such Person is responsible or liable;

(c)            reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or similar instruments (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence), in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;

(d)            Capital Lease Obligations of such Person;

(e)            the principal component of all obligations of such Person to pay the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed;

(f)            net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(g)           Attributable Debt of such Person;

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The term “Indebtedness” shall not include:

(a)            anything accounted for as an operating lease in accordance with GAAP as at the Issue Date;

(b)            contingent obligations in the ordinary course of business;

(c)            in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(d)            deferred or prepaid revenues;

(e)            purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the applicable seller;

(f)            any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(g)            [reserved]; or

(h)            any Capital Stock.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Intellectual Property” means:

(a)            with respect to each Specified Guarantor, collectively, all Copyrights, all Patents and all Trademarks, in each case, whether now owned or hereafter acquired by such Specified Guarantor, together with (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted to such Specified Guarantor with respect to any of the foregoing, in each case, whether now or hereafter owned or used; (iii) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by such Specified Guarantor; and (vii) all causes of action, claims and warranties now or hereafter owned or acquired by such Specified Guarantor in respect of any of the items listed above; and

(b)            with respect to each of Oceania Cruises, Seven Seas and Prestige Holdings, collectively, all Copyrights, all Patents and all Trademarks in any jurisdiction throughout the world, in each case, to the extent registered or subject to application for registration that is pending, whether now owned or hereafter acquired by such Secured Guarantor, together with (i) lists of existing or prospective customers and all data or information relating thereto; (ii) all licenses or user or other agreements granted to such Secured Guarantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; and (iii) all causes of action, claims and warranties now or hereafter owned or acquired by such Secured Guarantor in respect of any of the items listed above.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade” means (1) with respect to S&P or Fitch, a rating equal to or higher than BBB- (or the equivalent), (2) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent) and (3) with respect to any additional Rating Agency or Rating Agencies selected by the Issuer, the equivalent investment grade credit rating.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, but excluding advances or extensions of credit to customers or suppliers made in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as Investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.08. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“IP License” means each of the following agreements entered into as of the Issue Date, pursuant to which the Issuer received a license to certain of the Pledged IP from US IPCo or the U.S. Branch of UK IPCo, as applicable: (i) the Amended and Restated Trade and Asset Transfer Agreement between the Issuer and US IPCo; (ii) the Amended and Restated Trade and Asset Transfer Agreement between the Issuer and the U.S. Branch of UK IPCo; (iii) the Amended and Restated Marketing Services and Trademark License Agreement between the Issuer and US IPCo; and (iv) the Amended and Restated Marketing Services and Trademark License Agreement between the Issuer and the U.S. Branch of UK IPCo.

“Issue Date” means [●], 202[2][3].

“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the Board of Directors of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers or employees of the Issuer or any Restricted Subsidiary:

(a)            in respect of travel, entertainment or moving (including tax equalization) related expenses incurred in the ordinary course of business;

(b)            in respect of moving (including tax equalization) related expenses incurred in connection with any closing or consolidation of any office; or

(c)            in the ordinary course of business and (in the case of this clause (c)) not exceeding $5.0 million in the aggregate outstanding at any time.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” means each of (i) Great Stirrup Cay Island and (ii) Harvest Caye Island.

“NCL Holdings” means Norwegian Cruise Line Holdings Ltd., the direct parent company of the Issuer.

“Net Book Value” means, with respect to any asset or property at any time, the net book value of such asset or property as reflected on the most recent balance sheet of the Issuer at such time, determined on a consolidated basis in accordance with GAAP.

“Net Proceeds” means (a) with respect to any Asset Sale or Event of Loss, including any sale, lease, conveyance or other disposition by the Issuer or any of its Restricted Subsidiaries of, or any Event of Loss relating to, any assets comprising part of the Collateral, the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of such Asset Sale or Event of Loss (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale); provided that such amount shall be net of the direct costs relating to such Asset Sale or Event of Loss, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Event of Loss, taxes paid or payable as a result of the Asset Sale or Event of Loss, any charges, payments or expenses incurred in connection with an Asset Sale or Event of Loss (including, without limitation, (i) any exit or disposal costs, (ii) any repair, restoration or environmental remediation costs, charges or payments, (iii) any penalties or fines resulting from such Event of Loss, (iv) any severance costs resulting from such Event of Loss, (v) any costs related to salvage, scrapping or related activities and (vi) any fees, settlement payments or other charges related to any litigation or administrative proceeding resulting from such Event of Loss) and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; provided, further, that if no Event of Default exists, the Issuer may, promptly following receipt of any cash proceeds or Cash Equivalents in respect of any Event of Loss relating to any real property or related assets comprising part of the Collateral, deliver an Officer’s Certificate to the Trustee setting forth the Issuer’s intention to use any portion of such proceeds to repair or rebuild such assets of the applicable Secured Guarantor within 450 days after the receipt thereof, in which case such proceeds shall not constitute Net Proceeds subject to Section 3.01(b) (provided that any portion of such proceeds not actually used for such repair or rebuild shall constitute Net Proceeds subject to Section 3.01(b)); provided, further, still that any such Net Proceeds shall be maintained in a Collection Account subject to a Control Agreement pending reinvestment in accordance with the preceding proviso and (b) with respect to any issuance or incurrence of Indebtedness of the Issuer or any of its Restricted Subsidiaries, the cash proceeds thereof, net of (i) any fees, underwriting discounts and commissions, premiums and other costs and expenses incurred in connection with such issuance and (ii) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, and brokerage, consultant, accountant, and other customary fees. To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Issuer with respect to any Asset Sale or Event of Loss not relating to the Collateral, such cash proceeds and Cash Equivalents shall not be deemed received until such amounts to be netted are known by the Issuer.

“New Vessel Aggregate Secured Debt Cap” means the sum of each of the New Vessel Secured Debt Caps (with such New Vessel Aggregate Secured Debt Cap to be expressed as the sum of the euro and U.S. dollar denominations of the New Vessel Secured Debt Caps reflected in the New Vessel Aggregate Secured Debt Cap).

“New Vessel Financing” means any financing arrangement (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder), entered into by the Issuer or a Restricted Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Capital Stock of entities owning or to own Vessels, provided that any Vessel contracted for construction, under construction or completed on the Issue Date is not a Vessel to which this definition applies.

“New Vessel Secured Debt Cap” means, in respect of a New Vessel Financing, no more than 90% of the contract price (including any amendment to the contract price) for the acquisition and any other Ready for Sea Cost of the related Vessel (and 100% of any related export credit insurance premium), expressed in euros or U.S. dollars, as the case may be, being financed by such New Vessel Financing.

“Note Documents” means the Notes, any Additional Notes, the Note Guarantees, this Indenture, the Security Documents, each IP License, each Access Agreement and any other agreements, documents or instruments related to any of the foregoing, as they may be amended, restated, modified, renewed, supplemented, refunded, replaced or refinanced, from time to time.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Note Obligations” means the Obligations of the Issuer and the Guarantors under the Note Documents.

“Obligations” means any principal, interest, penalties, fees, premiums (including Redemption Premiums), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman or Vice-Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, an Executive Vice President, a Senior Vice President or Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, an Assistant Secretary, or any individual designated by the Board of Directors, of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel, subject to customary exceptions and qualifications. The counsel may be an employee of or counsel to the Issuer.

“Original Note Purchase Agreement” means the Note Purchase Agreement entered into prior to the Issue Date for the purchase and sale of the Original Notes.

“Par Call Date” means March 3, 2025.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein, and all improvements thereto, together with the parents, reissues, divisionals, provisionals, continuations, re-examinations, renewals, extensions and continuations in part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Permitted Business” means (a) in respect of the Issuer and its Restricted Subsidiaries, any businesses, services or activities engaged in by the Issuer or any of the Restricted Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Issuer or any of its Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Permitted Collateral Liens” means:

(a)            Liens on the Collateral described in one or more of clauses (f), (g), (h), (i), (l), (n), (o) and (dd) (but to the extent related to the foregoing clauses) of the definition of “Permitted Liens” (it being understood that clause (o) shall be limited solely to such licenses and sublicenses described in clause (o) that are non-exclusive);

(b)            Liens on the Collateral, other than Liens to secure Indebtedness for borrowed money, in an aggregate amount of up to $25.0 million;

(c)            certain perpetual licenses granted under each IP License; and

(d)            the existing mortgage dated February 17, 1986 on Great Stirrup Cay Island, provided that such mortgage secures no outstanding obligations.

“Permitted Intercompany Debt” means any Indebtedness incurred by a Specified Guarantor from the Issuer or one of its Restricted Subsidiaries to finance the operations of such Specified Guarantor provided that such Indebtedness (i) is unsecured, (ii) is expressly subordinated to the prior payment in full in cash of all Note Obligations and (iii) may not be repaid in cash except to the extent no Event of Default has occurred and is continuing, by such Specified Guarantor with cash in its Collection Account in accordance with Section 4.08 or Section 4.09, as applicable.

“Permitted Investments” means:

(a)            (i) any Investment by the Issuer or any Restricted Subsidiary that is not a Specified Guarantor in the Issuer or any of its Restricted Subsidiaries and (ii) any Investment by any Specified Guarantor in any other Specified Guarantor or, if no Event of Default exists, in the Issuer or any of its Restricted Subsidiaries; provided that any Investment by any Specified Guarantor in the Issuer or any of its Restricted Subsidiaries shall be limited to such Specified Guarantor’s cash in its Collection Accounts (other than Net Proceeds required to be held therein pursuant to this Indenture) and shall be used for working capital purposes of the Issuer or any of its Restricted Subsidiaries, including debt service and shipbuilding payments;

(b)           any Investment in cash in U.S. dollars, euros, Swiss francs, U.K. pounds sterling or Australian dollars, and Cash Equivalents;

(c)           any Investment by the Issuer or any Restricted Subsidiary in a Person that is not a Restricted Subsidiary, if as a result of such Investment:

(i)            such Person becomes a Restricted Subsidiary; or

(ii)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(d)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale with respect to assets or property other than Collateral that was made pursuant to and in compliance with Section 4.09 or any other disposition of assets other than Collateral not constituting an Asset Sale;

(e)           any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(f)            any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(g)           Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business;

(h)           Investments represented by Hedging Obligations, which obligations are permitted to be incurred under Section 4.06(b)(ix);

(i)            repurchases of Indebtedness not constituting a Restricted Payment (other than any Permitted Investment permitted pursuant to this clause (i));

(j)            any Guarantee of Indebtedness permitted to be incurred under Section 4.06 other than a Guarantee of Indebtedness of an Affiliate of the Issuer that is not a Restricted Subsidiary;

(k)            any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(l)             Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article Five after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(m)           Management Advances;

(n)            Investments consisting of the non-exclusive licensing of intellectual property rights pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(o)            Investments consisting of, or to finance the acquisition, purchase, charter or leasing or the construction, installation or the making of any improvement with respect to any asset (including Vessels) or purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights, licenses or leases of intellectual property rights (including prepaid expenses and advances to suppliers), in each case, in the ordinary course of business (including, for the avoidance of doubt any deposits made to secure the acquisition, purchase or construction of, or any options to acquire, any vessel);

(p)            other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) made on or after the first anniversary of the Issue Date, when taken together with all other Investments made pursuant to this clause (p) that are at the time outstanding not to exceed the greater of $300.0 million and 2.00% of Total Tangible Assets of the Issuer; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.08, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (a) or (c) of the definition of “Permitted Investments” and not this clause;

(q)            other Investments in joint ventures having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (q) that are at the time outstanding, not to exceed the greater of $150.0 million and 1.00% of Total Tangible Assets of the Issuer; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.08, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (a) or (c) of the definition of “Permitted Investments” and not this clause;

(r)             additional Investments in joint ventures in which the Issuer or any of its Restricted Subsidiaries holds an Investment existing on the Issue Date, provided such Investments are made in the ordinary course of business; and

(s)             additional Investments in additional joint ventures held by the Issuer or any Restricted Subsidiary engaged in a Permitted Business.

Notwithstanding anything to the contrary set forth herein, no Investment shall constitute a Permitted Investment if the effect of such Investment is to cause (i) the sale, lease, transfer or other disposition, directly or indirectly, of assets or property constituting Collateral by a Secured Guarantor to any Subsidiary of the Issuer other than a Secured Guarantor or (ii) any Collateral of any Specified Guarantor to be held by any Subsidiary of the Issuer other than a Specified Guarantor. Notwithstanding the preceding sentence, if no Event of Default exists, a Specified Guarantor shall be permitted to make any Investment in the Issuer or any of its Restricted Subsidiaries provided such Investment is limited to such Specified Guarantor’s cash in its Collection Accounts (other than Net Proceeds required to be held therein pursuant to this Indenture) and is used for working capital purposes of the Issuer or any of its Restricted Subsidiaries, including debt service and shipbuilding payments.

“Permitted Jurisdictions” means (i) any state of the United States of America, the District of Columbia or any subdivision thereof or territory of the United States of America, (ii) Panama, (iii) Bermuda, (iv) the Commonwealth of The Bahamas, (v) the Isle of Man, (vi) the Marshall Islands, (vii) Liberia, (viii) Barbados and (ix) the Cayman Islands.

“Permitted Liens” means:

(a)            Liens in favor of the Issuer or any of the Guarantors;

(b)            Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into, amalgamated with or consolidated with the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger, amalgamation or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person (or the Capital Stock of such Person) that becomes a Restricted Subsidiary or is merged with or into, amalgamated with or consolidated with the Issuer or any Restricted Subsidiary;

(c)            Liens to secure the performance of statutory obligations, insurance, surety, bid, performance, travel or appeal bonds, credit card processing arrangements (provided that such Liens in respect of credit card processing arrangements are on a junior basis to the Liens securing the Notes), workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit or similar instruments issued to assure payment of such obligations or for the protection of customer deposits or credit card payments);

(d)            Liens on any property or assets of the Issuer or any Restricted Subsidiary for the purpose of securing Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness, in each case, incurred pursuant to Section 4.06(b)(iv) in connection with the financing of all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation, repair, replacement or improvement of property, plant or equipment or other assets (including Capital Stock) used in the business of the Issuer or any of its Restricted Subsidiaries; provided that any such Lien may not extend to any assets or property owned by the Issuer or any of its Restricted Subsidiaries at the time the Lien is incurred other than (i) the assets (including Vessels) and property acquired, improved, constructed, leased or financed and improvements, accessions, proceeds, products, dividends and distributions in respect thereof (provided that to the extent any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness relate to multiple assets or properties, then all such assets and properties may secure any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness) and (ii) to the extent such Lien secures financing in connection with the purchase of a Vessel, Related Vessel Property; provided further that any such assets or property subject to such Lien do not constitute Collateral;

(e)            Liens existing on the Issue Date;

(f)            Liens for taxes, assessments or governmental charges or claims that (x) are not yet overdue by more than 30 days or (y) if overdue by more than 30 days are being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property subject to any such Lien and for which adequate reserves are being maintained to the extent required by GAAP;

(g)           Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; and with respect to Vessels: (i) Liens fully covered (in excess of customary deductibles) by valid policies of insurance and (ii) Liens for general average and salvage, including contract salvage; or Liens arising solely by virtue of any statutory or common law provisions relating to attorneys’ liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(h)           survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(i)            Liens created for the benefit of (and to secure) the Notes (or the Note Guarantees) and all other Obligations;

(j)            Liens securing Indebtedness under Hedging Obligations, which obligations are permitted to be incurred under Section 4.06(b)(ix);

(k)           Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(l)            Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(m)         Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(n)          Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(o)           leases, licenses, subleases and sublicenses of assets in the ordinary course of business and Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of assets entered into in the ordinary course of business;

(p)           [reserved];

(q)           (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary has easement rights or on any real property leased by the Issuer or any Restricted Subsidiary and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(r)            Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(s)            Liens on Unearned Customer Deposits (i) in favor of payment processors pursuant to agreements therewith consistent with industry practice or (ii) in favor of customers;

(t)            pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of the Issuer’s or any Restricted Subsidiary’s business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(u)            Liens over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any permitted disposal by the Issuer or a Restricted Subsidiary on condition that the cash paid into such escrow account in relation to a disposal does not represent more than 15.0% of the net proceeds of such disposal;

(v)           Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary arising from Vessel chartering, dry-docking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to Vessels or masters’, officers’ or crews’ wages and maritime Liens, in the case of each of the foregoing, which were not incurred or created to secure the payment of Indebtedness;

(w)           Liens securing an aggregate principal amount of Indebtedness not to exceed the aggregate amount of Indebtedness permitted to be incurred pursuant to Section 4.06(b)(v); provided that such Lien extends only to (i) the assets (including Vessels), purchase price or cost of design, construction, installation or improvement of which is financed or refinanced thereby and any improvements, accessions, proceeds, products, dividends and distributions in respect thereof, (ii) any Related Vessel Property or (iii) the Capital Stock of a Vessel Holding Issuer;

(x)           Liens created on any asset of the Issuer or a Restricted Subsidiary established to hold assets of any stock option plan or any other management or employee benefit or incentive plan or unit trust of the Issuer or a Restricted Subsidiary securing any loan to finance the acquisition of such assets;

(y)           Liens incurred by the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed the greater of $200.0 million and 1.25% of Total Tangible Assets at any one time outstanding;

(z)           Liens arising from financing statement filings (or similar filings in any applicable jurisdiction) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(aa)         any interest or title of a lessor under any Capital Lease Obligation or an operating lease;

(bb)         Liens on the Equity Interests of Unrestricted Subsidiaries;

(cc)         Liens on Vessels under construction securing Indebtedness of shipyard owners and operators; and

(dd)         any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (cc); provided that (x) any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds, products or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being extended, renewed, refinanced or replaced and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of the outstanding principal amount or, if greater, committed amount of such Indebtedness at the time the original Lien became a Permitted Lien under this Indenture and an amount necessary to pay any fees and expenses, including premiums, related to such extension, renewal, refinancing or replacement.

“Permitted Refinancing Indebtedness” means any Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries, any Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and any preferred stock issued by any Restricted Subsidiary, in each case, in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, exchange, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Permitted Refinancing Indebtedness; provided that:

(a)            the aggregate principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price, or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of such new Indebtedness, the liquidation preference of such new Disqualified Stock or the amount of such new preferred stock does not exceed the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of the Indebtedness, the liquidation preference of the Disqualified Stock or the amount of the preferred stock (plus in each case the amount of accrued and unpaid interest or dividends on and the amount of all fees and expenses, including premiums, incurred in connection with the incurrence or issuance of, such Indebtedness, Disqualified Stock or preferred stock) renewed, refunded, refinanced, replaced, exchanged, defeased or discharged;

(b)            such Permitted Refinancing Indebtedness has (a) a final maturity date that is either (i) no earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged or (ii) after the final maturity date of the Notes and (b) has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(c)            if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, on terms at least as favorable to the holders of Notes or the Note Guarantees, as the case may be, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and

(d)            if such Indebtedness is incurred either by the Issuer (if the Issuer was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged) or by the Restricted Subsidiary that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, such Indebtedness is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Tax Distributions” means (i) dividends or other distributions to pay any U.S. federal, state, local or non-U.S. income taxes actually payable by the direct or indirect holders of the Issuer’s Capital Stock (or, in the case of any such holder that owns any assets other than the Issuer’s Capital Stock at any applicable time, the U.S. federal, state, local or non-U.S. income taxes that would have been actually payable had such holder owned no other assets) by virtue of the fact that the Issuer is a pass-through entity for U.S. federal, state, local or non-U.S. income tax purposes (as applicable), for any such taxable year (or portion thereof) ending after December 31, 2011 and, to the extent resulting from audit adjustments after the Issue Date, for any such taxable year (or portion thereof) ending prior to December 31, 2011 and (ii) for any taxable year (or portion thereof) for which the Issuer is a member of a group filing a consolidated, group, affiliated, combined or unitary tax return (including any such group or similar group under U.S. federal, state, local or non-U.S. law) with any parent entity, any dividends or other distributions to fund any U.S. federal, state, local or non-U.S. income taxes that are attributable to the income, revenue, receipts or capital of the Issuer and its Subsidiaries for which such parent entity is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Issuer and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis calculated as if the Issuer and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group (or similar group) consisting only of the Issuer and its Subsidiaries.

“Pledged IP” means all Intellectual Property of the Secured Guarantors to the extent included under clauses (a) or (b) in the definition of “Collateral.”

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity, whether or not having separate legal personality.

“Productive Asset Lease” means any lease or charter of one or more Vessels (other than leases or charters required to be classified and accounted for as capital leases under GAAP).

“QIB” means a “Qualified Institutional Buyer” as defined in Rule 144A.

“Rating Agencies” means any of Moody’s, S&P or Fitch, or any of their respective successors or, if any of the foregoing shall cease to provide a corporate or issuer credit rating (or the equivalent) of the Issuer or a rating of the Notes, as applicable, for reasons outside the control of the Issuer, a nationally recognized statistical rating agency selected by the Issuer to substitute for such Rating Agency.

“Rating Event” means:

(a)            if the Notes are not rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by at least two of such Rating Agencies on any date during the Trigger Period; or

(b)            if the Notes are rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded to below Investment Grade (i.e., below BBB- or Baa3) by at least two of such Rating Agencies on any date during the Trigger Period; provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Ready for Sea Cost” means with respect to a Vessel to be acquired, constructed or leased (pursuant to a Capital Lease Obligation) by the Issuer or any Restricted Subsidiary, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified as “property, plant and equipment” in accordance with GAAP and any assets relating to such Vessel.

“Record Date,” for the interest payable on any Interest Payment Date, means the [●], [●], [●] and [●] (in each case, whether or not a Business Day) preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture, or the date of any redemption as a result of an acceleration or otherwise.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and such Note (which price shall include, with respect to any redemption of any Notes prior to the Par Call Date, whether by optional redemption, by mandatory redemption or upon an acceleration of the Notes on or after an Event of Default, the Redemption Premium).

“Redemption Premium” means, with respect to any redemption of any Notes prior to the Par Call Date, whether by optional redemption, by mandatory redemption or upon an acceleration of the Notes on or after an Event of Default, the premium on such Notes equal to the excess of the Redemption Price applicable to such Notes on such Redemption Date calculated in a manner consistent with the calculation set forth in Section 6 of the Notes, over the Redemption Price of such Notes on such Redemption Date if such redemption were at par.

“Regulation S” means Regulation S under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Related Vessel Property” means, with respect to any Vessel (i) any insurance policies on such Vessel, (ii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iii) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, and (iv) any charters, operating leases, licenses and related agreements entered into in respect of the Vessel and any security or guarantee in respect of the relevant charterer’s or lessee’s obligations under any relevant charter, operating lease, license or related agreement, (v) any cash collateral account established with respect to such Vessel pursuant to the financing arrangements with respect thereto, (vi) any inter-company loan or facility agreements relating to the financing of the acquisition of, and/or the leasing arrangements (pursuant to Capital Lease Obligations) with respect to, such Vessel, (vii) any building or conversion contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contracts, (viii) any interest rate swap, foreign currency hedge, exchange or similar agreement incurred in connection with the financing of such Vessel and required to be assigned by the lender and (ix) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

“Remaining Life” has the meaning assigned to such term in the definition of “Treasury Rate.”

“Replacement Assets” means (1) assets not classified as current assets under GAAP that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Responsible Officer” means any officer within the agency and corporate trust group, division or section of the Trustee (however named, or any successor group of the Trustee) and also means, with respect to any particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Group.

“Secured Guarantor” means collectively (i) Krystalsea Limited, (ii) Great Stirrup Cay Limited, (iii) IPCo Parent, (iv) US IPCo, (v) UK IPCo, (vi) Oceania Cruises, (vii) Seven Seas and (viii) Prestige Holdings.

“Secured Parties” means, collectively, the Holders, the Trustee, any Paying Agent, any Transfer Agent, the Security Agent and any other holder from time to time of any of the Note Obligations and, in each case, their respective successors and assigns.

“Security Agent” means U.S. Bank Trust Company, National Association acting as collateral agent pursuant to and as defined in the Security Documents or such successor collateral agent or any delegate thereof as may be appointed thereunder.

“Security Documents” means the security agreements, pledge agreements, charge agreements, equitable share mortgage, collateral assignments, Control Agreements, intellectual property security agreements and any other instrument and document executed and delivered pursuant to this Indenture or otherwise or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

“Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary that together with its Subsidiaries which are Restricted Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of the consolidated revenues of the Issuer or (ii) as of the end of the most recent fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer; provided that notwithstanding the foregoing, each Secured Guarantor shall be deemed a Significant Subsidiary hereunder.

“Specified Guarantor” means collectively (i) Krystalsea Limited, (ii) Great Stirrup Cay Limited, (iii) IPCo Parent, (iv) US IPCo and (v) UK IPCo.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a)            any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement, shareholders’ agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)            any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Supplemental Indenture” means a supplemental indenture to this Indenture in form and substance reasonably satisfactory to the Trustee.

“Tax” or “Taxes” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and additions to tax related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax).

“Total Assets” means the total assets of the Issuer and its Subsidiaries that are Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, determined on a consolidated basis in accordance with GAAP, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Total Tangible Assets” means the Total Assets excluding consolidated intangible assets, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Trademark” means all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, and designs, and any and all registrations and applications for registration filed in connection therewith, and all renewals thereof, and all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world, all domain names, whether or not trademarks or service marks, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs, and registrations thereof, and all goodwill associated or symbolized by the foregoing.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the quarterly equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the quarterly yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trigger Period” means the period commencing on the first public announcement by the Issuer of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, that if the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies, such 60-day period shall be extended until the first to occur of (x) the date that such Rating Agency announces the results of its review and (y) the date that is 180 days after consummation of the Change of Control.

“Unearned Customer Deposits” means amounts paid to the Issuer or any of its Subsidiaries representing customer deposits for unsailed bookings (whether paid directly by the customer or by a credit card company).

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Issuer but only to the extent that such Subsidiary:

(a)            except as permitted by Section 4.10, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(b)            is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c)            does not own or exclusively license any Collateral or Intellectual Property or real property that would constitute Collateral if owned by the Secured Guarantors.

“U.S. dollar” or “$” means the lawful currency of the United States of America.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Vessel” means a passenger cruise vessel which is owned by and registered (or to be owned by and registered) in the name of the Issuer or any of its Restricted Subsidiaries or operated or to be operated by the Issuer or any of its Restricted Subsidiaries, in each case together with all related spares, equipment and any additions or improvements.

“Vessel Holding Issuer” means a Subsidiary of the Issuer, the assets of which consist solely of one or more Vessels and the corresponding Related Vessel Property and whose activities are limited to the ownership of such Vessels and Related Vessel Property and any other asset reasonably related to or resulting from the acquisition, purchase, charter, leasing, rental, construction, ownership, operation, improvement, expansion and maintenance of such Vessel, the leasing of such Vessels and any activities reasonably incidental to the foregoing.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)            the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)            the then outstanding principal amounts of such Indebtedness.

Section 1.02      Other Definitions.

Term	Section
“Additional Amounts”	4.12(a)
“Affiliate Transaction”	4.10(a)
“Agents”	2.03
“Applicable Procedures”	2.06(b)(ii)

Term	Section
“Asset Sale Offer”	4.09(c)
“Authorized Agent”	12.08
“Central Bank Approval”	11.01(c)(iv)
“Change in Tax Law”	3.09(b)
“Change of Control Offer”	4.11(a)
“Change of Control Purchase Date”	4.11(a)
“Change of Control Purchase Price”	4.11(a)
“Covenant Defeasance”	8.03
“Deemed Date”	4.06(e)
“Defaulted Interest”	2.12
“Event of Default”	6.01(a)
“Excess Proceeds”	4.09(c)
“Global Notes”	2.01(c)
“Great Stirrup Cay Island”	11.01(f)(i)
“Great Stirrup Mortgage”	11.01(f)(i)
“Great Stirrup Share Pledge”	11.01(c)(iv)
“Harvest Caye Island”	11.01(f)(ii)
“Harvest Caye Mortgage”	11.01(f)(ii)
“Increased Amount”	4.07(b)
“incur”	4.06(a)
“Investments Board Permit”	11.01(f)(i)
“Issuer”	Preamble
“Judgment Currency”	12.14
“Legal Defeasance”	8.02
“Mandatory Redemption Event”	3.01(b)
“Notes”	Recitals
“Notes Offer”	4.09(b)(i)
“Original Notes”	Recitals
“Participants”	2.01(c)
“Paying Agent”	2.03
“Permitted Debt”	4.06(b)
“Permitted Payments”	4.08(b)
“Principal Paying Agent”	2.03
“Registrar”	2.03
“Regulation S Global Note”	2.01(b)
“Reporting Entity”	4.19(a)
“Required Currency”	12.14
“Restricted Global Note”	2.01(b)
“Restricted Payments”	4.08(a)(iv)
“Security Register”	2.03
“Supplemental Security Agent”	7.08(b)
“Supplemental Security Agents”	7.08(b)
“Tax Jurisdiction”	4.12(a)
“Tax Redemption Date”	3.09
“TIA”	1.03(i)
“Transfer Agent”	2.03
“Triggering Lien”	4.07(a)(ii)
“Trustee”	Preamble

Section 1.03      Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            “including” or “include” means including or include without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)             unsecured or unguaranteed Indebtedness shall not be deemed to be subordinate or junior to secured or guaranteed Indebtedness merely by virtue of its nature as unsecured or unguaranteed Indebtedness;

(g)            any Indebtedness secured by a Lien ranking junior to any of the Liens securing other Indebtedness shall not be deemed to be subordinate or junior to such other Indebtedness by virtue of the ranking of such Liens;

(h)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision; and

(i)             the Trust Indenture Act of 1939, as amended (the “TIA”), shall not apply to this Indenture, the Notes, the Note Guarantees, the Security Documents or any documents or instruments related thereto, and no terms used in any of the foregoing shall have meanings given to them by the TIA.

Article Two
The Notes

Section 2.01      The Notes.

(a)            Form and Dating. The Notes and the Trustee’s (or the authenticating agent’s) certificate of authentication shall be substantially in the form of Exhibit A attached hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Issuer is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Issuer. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

(b)           Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (the “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Restricted Global Note and recorded in the Security Register, as hereinafter provided.

Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (the “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

(c)            Book-Entry Provisions. This Section 2.01(c) shall apply to the Regulation S Global Notes and the Restricted Global Notes (together, the “Global Notes”) deposited with or on behalf of DTC.

Members of, or participants and account holders in, DTC (including Euroclear and Clearstream) (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee or any custodian of DTC or under such Global Note, and DTC or its nominees may be treated by the Issuer, a Guarantor, the Trustee and any agent of the Issuer, a Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Guarantor, the Trustee or any agent of the Issuer, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC, on the one hand, and the Participants, on the other, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of Definitive Registered Notes.

Section 2.02      Execution and Authentication. An authorized member of the Issuer’s Board of Directors or an executive officer of the Issuer shall sign the Notes on behalf of the Issuer by manual, electronic or facsimile signature.

If an authorized member of the Issuer’s Board of Directors or an executive officer whose signature is on a Note no longer holds that office at the time the Trustee (or its authenticating agent) authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or its authenticating agent) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Issuer shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate (whether itself or via the authenticating agent) (a) Original Notes, on the date hereof, for original issue an aggregate principal amount of $[●] and (b) Additional Notes, from time to time, solely in exchange for Committed Unsecured Notes in accordance with Section 2(b) of the Original Note Purchase Agreement and subject to compliance at the time of issuance of such Additional Notes with the provisions of Section 4.06 and Section 4.07. Any Additional Notes may not have the same CUSIP number and/or ISIN (or be represented by the same Global Note or Global Notes) as the Notes unless the Additional Notes are fungible with the Notes for U.S. federal income tax purposes. The Issuer will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.03      Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent” and references to the Paying Agent shall include the Principal Paying Agent) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served.

The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

The Issuer or any of its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided that neither the Issuer nor any of its Affiliates shall act as Paying Agent for the purposes of Articles Three and Eight and Sections 4.09 and 4.11.

The Issuer hereby appoints (i) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107 (the “Principal Paying Agent”) and (ii) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107, as Registrar. Each hereby accepts such appointments. The Transfer Agent, Principal Paying Agent and Registrar and any authenticating agent are collectively referred to in this Indenture as the “Agents”. The roles, duties and functions of the Agents are of a mechanical nature and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall be implied or read into this Indenture against any of the Agents. For the avoidance of doubt, a Paying Agent’s obligation to disburse any funds shall be subject to prior receipt by it of those funds to be disbursed.

Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee may appoint a suitably qualified and reputable party to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.05.

Section 2.04      Paying Agent to Hold Money. Not later than 12:00 p.m.  (New York, New York time) on each due date of the principal, premium (including the Redemption Premium), if any, and interest on any Notes, the Issuer shall deposit with the Principal Paying Agent money in immediately available funds in U.S. dollars, sufficient to pay such principal, premium (including the Redemption Premium), if any, and interest so becoming due on the due date for payment under the Notes. The Issuer shall procure payment confirmation on or prior to the third Business Day preceding payment. The Principal Paying Agent (and, if applicable, each other Paying Agent) shall remit such payment in a timely manner to the Holders on the relevant due date for payment, it being acknowledged by each Holder that if the Issuer deposits such money with the Principal Paying Agent after the time specified in the immediately preceding sentence, the Principal Paying Agent shall remit such money to the Holders on the relevant due date for payment, unless such remittance is impracticable having regard to applicable banking procedures and timing constraints, in which case the Principal Paying Agent shall remit such money to the Holders on the next Business Day, but without liability for any interest resulting from such late payment. For the avoidance of doubt, the Principal Paying Agent shall only be obliged to remit money to Holders if it has actually received such money from the Issuer in clear funds. The Principal Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium (including the Redemption Premium), if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium (including the Redemption Premium), if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

The Trustee may, if the Issuer has notified it in writing that the Issuer intends to effect a defeasance or to satisfy and discharge this Indenture in accordance with the provisions of Article Eight, notify the Paying Agent in writing of this fact and require the Paying Agent (until notified by the Trustee to the contrary) to act thereafter as Paying Agent of the Trustee and not the Issuer in relation to any amounts deposited with it in accordance with the provisions of Article Eight.

Section 2.05      Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list, in such form and as of such Record Date as the Trustee may reasonably require, of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

Section 2.06      Transfer and Exchange.

(a)            Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee (or the authenticating agent) shall, upon receipt of an Issuer Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request; provided that no Note of less than $2,000 may be transferred or exchanged. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable in connection with any redemption of the Notes or upon exchanges pursuant to Sections 3.07, 3.08 or 9.04) or in accordance with an Asset Sale Offer pursuant to Section 4.09 or Change of Control Offer pursuant to Section 4.11, not involving a transfer.

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register.

Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Neither the Issuer nor the Trustee, Registrar or any Paying Agent shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 days before the day of the delivery of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such delivery, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)            Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of DTC, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.

(i)            Except for transfers or exchanges made in accordance with either of clauses (ii) or (iii) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii)            Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the rules and procedures of DTC, in each case to the extent applicable (the “Applicable Procedures”). Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the interest in the Restricted Global Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall reduce or cause to be reduced the principal amount of the Restricted Global Note and shall cause DTC to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged or transferred.

(iii)           Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the Applicable Procedures. Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the U.S. Securities Act and, in such circumstances, such Opinion of Counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, then the Registrar shall reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be exchanged or transferred.

(c)            If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A attached hereto, the Notes so issued shall bear the restricted Notes legends, and a request to remove such restricted Notes legends from Notes shall not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the U.S. Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall (or shall direct the authenticating agent to) authenticate and deliver Notes that do not bear the legend.

(d)            The Trustee, the Security Agent and the Agents shall have no responsibility for any actions taken or not taken by DTC, Euroclear or Clearstream, as the case may be.

(e)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)            In connection with any proposed exchange of a Global Note for a Definitive Registered Note, the Issuer or DTC or its Participants shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(g)            Notwithstanding anything to the contrary in this Section 2.06, the Issuer is not required to register the transfer of any Definitive Registered Notes:

(i)            for a period of 15 days prior to any date fixed for the redemption of the Notes;

(ii)           for a period of 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part;

(iii)          for a period of 15 days prior to the Record Date with respect to any Interest Payment Date;

(iv)          which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

Section 2.07      Replacement Notes. If a mutilated Definitive Registered Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall (or shall direct the authenticating agent to), upon receipt of an Issuer Order, authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Issuer and any requirement of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Security Agent, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note shall be an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.08      Outstanding Notes. Notes outstanding at any time are all Notes authenticated by or on behalf of the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note that has been replaced is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09      Notes Held by Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by any of its Affiliates shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer or any of its Affiliates.

Section 2.10      Definitive Registered Notes.

(a)            A Global Note deposited with a custodian for DTC pursuant to Section 2.01 shall be transferred in whole to the beneficial owners thereof in the form of Definitive Registered Notes only if such transfer complies with Section 2.06 and (i) DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary for such Global Note or DTC ceases to be registered as a clearing agency under the Exchange Act, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option, executes and delivers to the Trustee an Officer’s Certificate stating that such Global Note shall be so exchangeable or (iii) the owner of a Book-Entry Interest requests such an exchange in writing delivered through DTC following an Event of Default under this Indenture. Notice of any such transfer shall be given by the Issuer in accordance with the provisions of Section 12.01(b).

(b)            Any Global Note that is transferable to the beneficial owners thereof in the form of Definitive Registered Notes pursuant to this Section 2.10 shall be surrendered by the custodian for DTC, to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall itself or via the authenticating agent authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of Definitive Registered Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as DTC may direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of DTC or its nominee. In the event that a Global Note becomes exchangeable for Definitive Registered Notes, payment of principal, premium, if any, and interest on the Definitive Registered Notes will be payable, and the transfer of the Definitive Registered Notes will be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Such Definitive Registered Notes shall bear the applicable legends set forth in Exhibit A attached hereto.

(c)            In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer shall promptly make available to the Trustee and the authenticating agent a reasonable supply of Definitive Registered Notes in definitive, fully registered form without interest coupons.

Section 2.11     Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture, the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and in Section 4.01 of this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)            The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be delivered first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

(b)            The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13      Computation of Interest. Interest on and any duration fees with respect to the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.14      ISIN and CUSIP Numbers. The Issuer in issuing the Notes may use ISIN and CUSIP numbers (if then generally in use), and, if so, the Trustee shall use ISIN and CUSIP numbers, as appropriate, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the ISIN or CUSIP numbers.

Section 2.15      Issuance of Additional Notes. The Issuer may, subject to Section 4.06 and Section 4.07 of this Indenture, issue Additional Notes under this Indenture in exchange for Committed Unsecured Notes when required by Section 2(b) of the Original Note Purchase Agreement in accordance with the procedures of Section 2.02. The Original Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

Article Three
Redemption; Offers to Purchase

Section 3.01      Right of Redemption and Mandatory Redemptions.

(a)            The Issuer may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes (an “Optional Redemption”).

(b)            Upon the Issuer or any of its Restricted Subsidiaries (i) receiving Net Proceeds from the issuance or incurrence of any Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 4.06) or (ii) receiving Net Proceeds equal to or greater than $10.0 million from the sale, lease, conveyance or other disposition by the Issuer or any of its Restricted Subsidiaries of, or Event of Loss relating to, any assets comprising part of the Collateral (each of the events set forth in the foregoing clauses (i) and (ii), a “Mandatory Redemption Event”), the Issuer will cause the amount of such Net Proceeds to be applied to redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes no later than 30 days after the applicable Mandatory Redemption Event.

(c)            Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

Section 3.02      Notices to Trustee. If the Issuer redeems Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the record date, the principal amount of Notes to be redeemed, the Redemption Price and the paragraph of the Notes pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Section 3.02 in writing at least 10 days before the date notice is delivered to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

Section 3.03      Selection of Notes to Be Redeemed. If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements, as certified to it by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time, and in compliance with the requirements of the relevant clearing system or, if the Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and the Notes are not held through clearing system or the clearing system prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $1,000 in principal amount and any integral multiple thereof; provided that no Notes of $2,000 in principal amount or less may be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly in writing of the Notes or portions of Notes to be called for redemption.

The Trustee shall not be liable for selections made in accordance with the provisions of this Section 3.03 or for selections made by DTC.

Any redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04      Notice of Redemption.

(a)            At least 10 days but not more than 60 days before a date for redemption of the Notes, the Issuer shall deliver a notice of redemption by first-class mail to each Holder to be redeemed at its address contained in the Security Register, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, and shall comply with the provisions of Section 12.01(b).

(b)            The notice shall identify the Notes to be redeemed (including ISIN and CUSIP numbers) and shall state:

(i)            the Redemption Date and the record date;

(ii)           the appropriate calculation of the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii)          the name and address of the Paying Agent;

(iv)          that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and Additional Amounts, if any;

(v)           that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

(vi)          that, if any Note contains an ISIN or CUSIP number, no representation is being made as to the correctness of such ISIN or CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii)            that, unless the Issuer and the Guarantors default in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(viii)           the paragraph of the Notes or section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

At the Issuer’s written request, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.

For Notes which are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution for the aforesaid delivery.

(c)            In connection with any redemption of Notes described in this Section 3.04, any such redemption and/or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of any related refinancing or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed. For the avoidance of doubt, the calculation of any Redemption Price shall not be an obligation or duty of the Trustee, the Security Agent, the Registrar or any Paying Agent.

Section 3.05   Deposit of Redemption Price. By no later than 12:00 p.m. (New York, New York time) on any Redemption Date, the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if the Issuer or any of its Affiliates is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer following a written request by the Issuer any money so deposited that is not required for that purpose.

Section 3.06      [Reserved].

Section 3.07      Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided below, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes) such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Notice of redemption shall be deemed to be given when delivered, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

Section 3.08      Notes Redeemed in Part.

(a)            Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Registrar who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

(b)            Upon surrender and cancellation of a Definitive Registered Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such Definitive Registered Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.09      Redemption for Changes in Taxes. The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 3.04), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or Note Guarantee, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of:

(a)            any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the Issue Date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date); or

(b)            any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice or revenue guidance), which change or amendment is announced and becomes effective after the Issue Date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer delivers a notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this Section 3.09 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).

Article Four
Covenants

Section 4.01      Payment of Notes. The Issuer and the Guarantors, jointly and severally, covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium (including the Redemption Premium), if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Subject to Section 2.04, principal, premium (including the Redemption Premium), if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, as of 10:00 a.m. (New York, New York time) on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium (including the Redemption Premium), if any, interest and Additional Amounts, if any, then due. If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium (including the Redemption Premium), if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

The Issuer or the Guarantors shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 2.00% higher than the then applicable interest rate on the Notes and shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, premium (including the Redemption Premium), if any, and Additional Amounts, if any, at the same stepped-up rate to the extent lawful.

Section 4.02      Corporate Existence. Subject to Article Five, the Issuer and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of the Issuer and each Guarantor; provided that the Issuer shall not be required to preserve any such right, license or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Guarantors as a whole.

Section 4.03      Maintenance of Properties. The Issuer shall cause all properties owned by it or any Guarantor, including each Mortgaged Property, or used or held for use in the conduct of its business or the business of any Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.03 shall prevent the Issuer from discontinuing the maintenance of any such properties, other than any Mortgaged Property, if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of the business of the Issuer and the Guarantors as a whole. Each of Krystalsea and Great Stirrup Cay Limited shall, and the Issuer shall cause each such Secured Guarantor to, (i) maintain in full force and effect each Access Agreement to which it is a party and (ii) exercise all rights available to it under such Access Agreement in a commercially reasonable manner and not in any manner which would impair the interest of the Secured Parties in such Collateral, including demanding the punctual payment of all amounts due thereunder.

Section 4.04      Insurance. The Issuer shall maintain, and shall cause the Guarantors to maintain, insurance with carriers believed by the Issuer to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Issuer believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss insurance (but on the basis that the Issuer and the Guarantors self-insure Vessels for certain war risks); provided that in no event shall the Issuer and the Guarantors be required to obtain any business interruption, loss of hire or delay in delivery insurance.

Section 4.05      Statement as to Compliance.

(a)            The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year or within 14 days of written request by the Trustee, an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an Officer of the Issuer he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and, if any, specifying such Default, its status and what action the Issuer is taking or proposed to take with respect thereto. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)            If the Issuer shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall promptly, and in any event within 30 days, deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Issuer is taking or propose to take in respect thereof).

Section 4.06      Incurrence of Indebtedness and Issuance of Preferred Stock or Preference Shares.

(a)            The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not and will not permit any Restricted Subsidiary to issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock or preference shares; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, preferred stock or preference shares, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is or preference shares are issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock or preference shares had been issued, as the case may be, at the beginning of such four-quarter period.

(b)            Section 4.06(a) shall not, however, prohibit the incurrence of any of the following items of Indebtedness, without duplication (collectively, “Permitted Debt”):

(i)            Indebtedness under Credit Facilities and ECA Facilities in an aggregate principal amount at any time outstanding not to exceed $16,340.8 million;

(ii)           the incurrence by the Issuer and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness under the ARCA) and any Committed Unsecured Notes;

(iii)          the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date and the related Note Guarantees;

(iv)          the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Attributable Debt, Capital Lease Obligations, mortgage financings or purchase money obligations, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock or preference shares, in each case, incurred or issued for the purpose of financing all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation, repair, replacement or improvement of property (including Vessels), plant or equipment or other assets (including Capital Stock) used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount or liquidation preference, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock or preference shares issued pursuant to this clause (iv), not to exceed the greater of $250.0 million and 1.75% of Total Tangible Assets at any time outstanding (it being understood that any such Indebtedness may be incurred and such Disqualified Stock and preferred stock or preference shares may be issued after the acquisition, purchase, charter, leasing or rental or the design, construction, installation, repair, replacement or the making of any improvement with respect to any asset (including Vessels)); provided that any such property (including Vessels), plant or equipment or other assets do not constitute Collateral; provided, further, that the principal amount of any Indebtedness, Disqualified Stock or preferred stock or preference shares permitted under this clause (iv) did not in each case at the time of incurrence exceed, together with amounts previously incurred and outstanding under this clause (iv) with respect to any such applicable Vessel, (A) in the case of a completed Vessel, the greater of the Net Book Value and the Appraised Value and (B) in the case of an uncompleted Vessel, 90% of the contract price for the acquisition or construction of such Vessel, in the case of this clause (B), as determined on the date on which the agreement for acquisition or construction of such Vessel was entered into by the Issuer or its Restricted Subsidiary, plus any other Ready for Sea Cost of such Vessel plus 100% of any related export credit insurance premium;

(v)           the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock or preference shares in connection with any New Vessel Financing in an aggregate principal amount at any one time outstanding (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock or preference shares issued under this clause (v)) not exceeding the New Vessel Aggregate Secured Debt Cap as calculated on the date of the relevant incurrence under this clause (v);

(vi)          Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness, Disqualified Stock or preferred stock or preference shares) that was permitted to be incurred under Section 4.06(a) or clause (i), (ii), (iii), (iv), (v), (vi), (xii) or (xviii) of this Section 4.06(b);

(vii)            the incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer or any Restricted Subsidiary; provided that:

(A)            if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and ((i) except in respect of the intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Restricted Subsidiaries and (ii) only to the extent legally permitted (the Issuer and its Restricted Subsidiaries having completed all procedures required in the reasonable judgment of directors or officers of the obligee or obligor to protect such Persons from any penalty or civil or criminal liability in connection with the subordination of such Indebtedness)) expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B)            (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

(viii)           the issuance by any Restricted Subsidiary to the Issuer or to any of its Restricted Subsidiaries of Disqualified Stock, preferred stock or preference shares; provided that (A) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock, preferred stock or preference shares being held by a Person other than the Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such Disqualified Stock, preferred stock or preference shares to a Person that is not either the Issuer or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such Disqualified Stock, preferred stock or preference shares by such Restricted Subsidiary that was not permitted by this clause (viii);

(ix)              the incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations that are not for speculative purposes;

(x)               the Guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.06; provided that, in each case, if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or a Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(xi)                the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness (A) in respect of workers’ compensation claims, self-insurance obligations, captive insurance companies and bankers’ acceptances in the ordinary course of business; (B) in respect of letters of credit, surety, bid, performance, travel or appeal bonds, completion guarantees, judgment, advance payment, customs, VAT or other tax guarantees or similar instruments issued in the ordinary course of business of such Person or consistent with past practice or industry practice (including as required by any governmental authority) and not in connection with the borrowing of money, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, or for the protection of customer deposits or credit card payments; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; (C) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 30 days; and (D) consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(xii)              Indebtedness, Disqualified Stock, preferred stock or preference shares (A) of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Issuer or any Restricted Subsidiary or (B) incurred or issued to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary; provided, however, with respect to this clause (xii), that at the time of the acquisition or other transaction pursuant to which such Indebtedness, Disqualified Stock, preferred stock or preference shares were deemed to be incurred or issued, (x) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a) after giving pro forma effect to the relevant acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock, preferred stock or preference shares pursuant to this clause (xii) or (y) the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock or preferred stock is, or preference shares are, issued pursuant to this clause (xii), taken as one period, would not be less than it was immediately prior to giving pro forma effect to such acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock, preferred stock or preference shares;

(xiii)             Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for customary indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Equity Interests of a Subsidiary; provided that (in the case of a disposition) the maximum liability of the Issuer and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(xiv)             the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in the form of Unearned Customer Deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(xv)              Indebtedness of the Issuer or any Restricted Subsidiary incurred in connection with credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business;

(xvi)             the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock or preference shares to finance the replacement (through construction or acquisition) of a Vessel upon an Event of Loss of such Vessel in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Issuer or any of its Restricted Subsidiaries from any Person in connection with such Event of Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to such Event of Loss and any costs and expenses incurred by the Issuer or any of its Restricted Subsidiaries in connection with such Event of Loss;

(xvii)            the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in relation to (A) regular maintenance required on any of the Vessels owned or chartered by the Issuer or any of its Restricted Subsidiaries, and (B) any expenditures that are, or are reasonably expected to be, recoverable from insurance on such Vessels;

(xviii)          the incurrence of Indebtedness by the Issuer or any Restricted Subsidiary of Indebtedness, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock or preference shares in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock, preferred stock or preference shares issued pursuant to this clause (xviii), not to exceed the greater of $750.0 million and 4.50% of Total Tangible Assets; and

(xix)             Indebtedness existing solely by reason of Permitted Liens described in clause (cc) of the definition thereof.

(c)            Neither the Issuer nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured.

(d)            For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xix) of Section 4.06(b), or is entitled to be incurred pursuant to Section 4.06(a), the Issuer, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.06(a) and 4.06(b) and from time to time to reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.06.

(e)            In connection with the incurrence or issuance, as applicable, of (x) revolving loan Indebtedness or (y) any commitment relating to the incurrence or issuance of Indebtedness, Disqualified Stock, preferred stock or preference shares, in each case, in compliance with this Section 4.06, and the granting of any Lien to secure such Indebtedness, the Issuer or applicable Restricted Subsidiary may, at its option, designate such incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets described herein (if applicable), the Consolidated Total Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

(f)            The accrual of interest or preferred stock or preference share dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock or preference shares as Indebtedness due to a change in accounting principles, the payment of dividends on preferred stock, preference shares or Disqualified Stock in the form of additional shares of the same class of preferred stock, preference shares or Disqualified Stock, the accretion of liquidation preference and the increase in the amount of Indebtedness outstanding solely as a result of fluctuations in exchange rates or currency values will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock, preference shares or Disqualified Stock for purposes of this Section 4.06; provided, in each such case, that the amount of any such accrual, accretion, amortization, payment, reclassification or increase is included in the Fixed Charges of the Issuer as accrued.

(g)            For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a different currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or, in the case of Indebtedness incurred under a revolving credit facility and at the option of the Issuer, first committed; provided that (a) if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than U.S. dollars, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing indebtedness does not exceed the aggregate principal amount of such Indebtedness being refinanced; and (b) if and for so long as any Indebtedness is subject to a Hedging Obligation with respect to the currency in which such Indebtedness is denominated covering principal amounts payable on such Indebtedness, the amount of such Indebtedness, if denominated in U.S. dollars, will be the amount of the principal payment required to be made under such Hedging Obligation and, otherwise, the U.S. dollar-equivalent of such amount plus the U.S. dollar-equivalent of any premium which is at such time due and payable but is not covered by such Hedging Obligation.

(h)            Notwithstanding any other provision of this Section 4.06, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.06 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(i)            The amount of any Indebtedness outstanding as of any date will be:

(i)            in the case of any Indebtedness issued with original issue discount, the amount of the liability in respect thereof determined in accordance with GAAP;

(ii)           the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii)            in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)            the Fair Market Value of such assets at the date of determination; and

(B)            the amount of the Indebtedness of the other Person.

Notwithstanding anything herein to the contrary, no Specified Guarantor shall, and the Issuer shall not permit any Specified Guarantor to, incur or assume any Indebtedness, or Guarantees of Indebtedness, other than (i) the Note Obligations, (ii) Committed Unsecured Notes, (iii) Permitted Intercompany Debt and (iv) Indebtedness, other than Indebtedness for borrowed money, not exceeding in the aggregate $10.0 million at any time outstanding.

Section 4.07      Liens.

(a)            The Issuer shall not and shall not cause or permit any Guarantor to, directly or indirectly, create, incur, assume or otherwise cause to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, except:

(i)            in the case of any property or assets that constitute Collateral, Permitted Collateral Liens, which may be secured on a pari passu basis with or junior to the Liens on the Collateral securing the Notes and the Note Guarantees; provided, that Permitted Collateral Liens described in (1) clause (d) of the definition of “Permitted Collateral Liens” and (2) clause (f) of the definition of “Permitted Liens” may be secured on a senior basis to the Liens on the Collateral securing the Notes and the Note Guarantees; and

(ii)            in the case of any property or assets that do not constitute Collateral, (A) Permitted Liens and (B) a Lien on such property or assets that is not a Permitted Lien (each Lien under clause (B), a “Triggering Lien”) if, contemporaneously with (or prior to) the incurrence of such Triggering Lien, all Note Obligations are secured on an equal and ratable basis with or on a senior basis to the obligations so secured until such time as such obligations are no longer secured by such Triggering Lien; provided that, if the Indebtedness secured by such Triggering Lien is subordinate or junior in right of payment to the Notes or a Note Guarantee, as the case may be, then such Triggering Lien securing such Indebtedness shall be subordinate or junior in priority to the Lien securing the Note Obligations.

(b)            With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common shares of the Issuer or any direct or indirect parent entity of the Issuer, the payment of dividends on preferred stock or preference shares in the form of additional shares of preferred stock or preference shares of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. For the avoidance of doubt, any Lien that is permitted under this Indenture to secure Indebtedness shall also be permitted to secure any obligations related to such Indebtedness.

(c)            Any Lien created in favor of this Indenture and the Notes or a Note Guarantee pursuant to Section 4.07(a)(ii)(B) will be automatically and unconditionally released and discharged (i) upon the release and discharge of the Triggering Lien to which it relates and (ii) otherwise as set forth under Section 11.04.

(d)            For purposes of determining compliance with this Section 4.07, (A) Liens securing Indebtedness and obligations need not be incurred solely by reference to one category of Permitted Liens (or subparts thereof) but are permitted to be incurred in part under any combination thereof, and (B) in the event that a Lien meets the criteria of one or more of the categories of Permitted Liens (or subparts thereof), the Issuer may, in its sole discretion, classify, divide or later reclassify or redivide (as if incurred at such later time) such Liens (or any portions thereof) in any manner that complies with the definition of Permitted Liens, and such Liens (or portions thereof, as applicable) will be treated as having been incurred pursuant to such clause, clauses or subparts of the definition of Permitted Liens (and in the case of a subsequent division, classification or reclassification, such Liens shall cease to be divided or classified as it was prior to such subsequent division, classification or reclassification).

(e)            To the extent that any Liens are imposed pursuant to Section 4.07(a)(ii)(B) above on any assets or property to secure the Note Obligations, (i) Permitted Liens may be of any priority (including senior in priority) relative to any Liens imposed under Section 4.07(a)(ii)(B), and (ii) additional Liens may be granted on any such asset or property, which additional Liens may be pari passu or junior in priority to the Liens on such asset or property securing the Note Obligations, in each case subject to any limitations or requirements set forth in Section 4.07(a)(ii)(B). The Trustee (or any applicable security agent following the imposition of such Liens under Section 4.07(a)(ii)(B)) shall enter (at the sole expense and cost of the Issuer, including legal fees and expenses of the Trustee or any applicable security agent) into a Customary Intercreditor Agreement with respect to such Permitted Liens and Liens imposed pursuant to Section 4.07(a)(ii)(B), if any, in each case, upon being provided with an Officer’s Certificate and an Opinion of Counsel stating that such Customary Intercreditor Agreement is permitted under the Indenture, each in form and substance reasonably satisfactory to the Trustee (or the applicable security agent) and upon which the Trustee (or the applicable security agent) may conclusively rely.

Section 4.08      Restricted Payments.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders (in each case, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary );

(ii)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer;

(iii)         make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is expressly contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (A) a payment of principal at the Stated Maturity thereof or (B) the purchase, repurchase, redemption, defeasance or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or scheduled maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition; or

(iv)          make any Restricted Investment;

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)            no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)            the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a);

(C)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (i) (without duplication of amounts paid pursuant to any other clause of Section 4.08(b)), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of Section 4.08(b)), is less than the sum, without duplication, of:

(1)            50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first day of the fiscal quarter commencing immediately following the fiscal quarter in which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)            100% of the aggregate net cash proceeds and the Fair Market Value of other assets received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or any Restricted Subsidiary or convertible or exchangeable debt securities of the Issuer or any Restricted Subsidiary, in each case that have been converted into or exchanged for Equity Interests of the Issuer (other than (x) net cash proceeds and marketable securities received from an issuance or sale of Equity Interests, Disqualified Stock or convertible or exchangeable debt securities sold to a Subsidiary of the Issuer, (y) net cash proceeds and marketable securities received from an issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into, exchanged or redeemed for Disqualified Stock and (z) net cash proceeds and marketable securities to the extent any Restricted Payment has been made from such proceeds pursuant to Section 4.08(b)(iv)); plus

(3)            to the extent that any Restricted Investment that was made after the Issue Date is (i) sold, disposed of or otherwise cancelled, liquidated or repaid, 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities received; or (ii) made in an entity that subsequently becomes a Restricted Subsidiary, 100% of the Fair Market Value of such Restricted Investment as of the date such entity becomes a Restricted Subsidiary; plus

(4)            to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary, or is merged, amalgamated or consolidated into the Issuer or a Restricted Subsidiary, or all of the assets of such Unrestricted Subsidiary are transferred to the Issuer or a Restricted Subsidiary, in each case, after the Issue Date, the Fair Market Value of the Issuer’s Restricted Investment in such Subsidiary as of the date of such redesignation, merger, amalgamation, consolidation or transfer of assets to the extent such Investments reduced the Restricted Payments capacity under this clause (4) and were not previously repaid or otherwise reduced; provided, however, that no amount will be included in Consolidated Net Income of the Issuer for purposes of the preceding clause (1) to the extent that it is included under this clause (4); plus

(5)            100% of any dividends or distributions received by the Issuer or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period (excluding, for the avoidance of doubt, repayments of, or interest payments in respect of, any Permitted Investment pursuant to clause (p) of the definition thereof); and

(D)            at least one year shall have elapsed since the Issue Date, and (x) in the case of a Restricted Payment made on or after the first anniversary of the Issue Date and before the second anniversary of the Issue Date, the Consolidated Total Leverage Ratio of the Issuer and its Restricted Subsidiaries would not have been greater than 6.0:1.0 on a pro forma basis and (y) in the case of a Restricted Payment made on or after the second anniversary of the Issue Date, the Consolidated Total Leverage Ratio of the Issuer and its Restricted Subsidiaries would not have been greater than 5.0:1.0 on a pro forma basis; provided that neither clause (x) nor clause (y) shall apply to the making of any Restricted Payment that is a Restricted Investment.

(b)            The preceding provisions will not prohibit the following (“Permitted Payments”):

(i)            the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;

(ii)           the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.08(a)(iv)(C)(2);

(iii)         the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(iv)          so long as no Default or Event of Default has occurred and is continuing, the purchase, repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Issuer, any direct or indirect parent of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such purchased, repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in the aggregate in any twelve-month period with unused amounts being carried over to any subsequent twelve-month period subject to a maximum aggregate amount of $20.0 million being available in any twelve-month period; and provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, in each case, received by the Issuer during such twelve-month period, in each case to members of management, directors or consultants of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiaries to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.08(a)(iv)(C)(3) or clause (ii) of this Section 4.08(b);

(v)           the repurchase of Equity Interests deemed to occur upon the exercise of stock or share options to the extent such Equity Interests represent a portion of the exercise price of those stock or share options;

(vi)          so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any preferred stock or preference shares of any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 4.06;

(vii)         payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(viii)        the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests (other than the Issuer or any Restricted Subsidiary) on no more than a pro rata basis;

(ix)           the making of (i) cash payments made by the Issuer or any of its Restricted Subsidiaries in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a convertible notes offering and (ii) any payments by the Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related capped call, hedge, warrant or other similar transactions;

(x)            any Permitted Tax Distributions;

(xi)          any dividends or other distributions or payments (directly or indirectly) to any direct or indirect parent of the Issuer in the ordinary course of business in respect of franchise or similar Taxes and other fees and expenses in connection with the maintenance of its existence and its direct or indirect ownership of the Issuer;

(xii)          other Restricted Payments in an aggregate amount not to exceed $250.0 million since the Issue Date so long as, immediately after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing; and

(xiii)         other Restricted Payments made on or after the first anniversary of the Issue Date, in an aggregate amount not to exceed $200.0 million since the Issue Date, provided that (x) in the case of a Restricted Payment made pursuant to this clause (xiii) on or after the first anniversary of the Issue Date and before the second anniversary of the Issue Date, the Consolidated Total Leverage Ratio of the Issuer and its Restricted Subsidiaries would not have been greater than 6.0:1.0 on a pro forma basis and (y) in the case of a Restricted Payment made pursuant to this clause (xiii) on or after the second anniversary of the Issue Date, the Consolidated Total Leverage Ratio of the Issuer and its Restricted Subsidiaries would not have been greater than 5.0:1.0 on a pro forma basis.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this covenant, (1) in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of one or more categories (or subparts thereof) of Permitted Payments or Permitted Investments, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify or re-classify such payment (or portion thereof) based on circumstances existing on the date of such reclassification in any manner that complies with this covenant, and such payment (or portion thereof) will be treated as having been made pursuant to the first paragraph of this covenant or such clause or clauses (or subparts thereof) in the definition of Permitted Payments or Permitted Investments and (2) the amount of any return of or on capital from any Investment shall be netted against the amount of such Investment for purposes of determining compliance with this covenant.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any Restricted Payment if the effect of such Restricted Payment is to cause (i) the sale, lease, transfer or other conveyance, directly or indirectly, of any assets or property constituting Collateral by a Secured Guarantor to any Person other than a Secured Guarantor or (ii) any Collateral of any Specified Guarantor to be held by any Subsidiary of the Issuer other than a Specified Guarantor. Notwithstanding the preceding sentence, if no Event of Default exists, a Specified Guarantor shall be permitted to make any Restricted Payment to the Issuer or any of its Restricted Subsidiaries provided such Restricted Payment is limited to, and paid from, such Specified Guarantor’s cash in its Collection Accounts (other than Net Proceeds required to be held therein pursuant to this Indenture) and such Restricted Payment (i) is distributed to the Issuer or any of its Restricted Subsidiaries and applied by them for working capital purposes of the Issuer or any of its Restricted Subsidiaries, including debt service and shipbuilding payments, or (ii) is applied by such Specified Guarantor to repay Permitted Intercompany Debt.

Section 4.09      Asset Sales.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)             the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)            (x) in the case of any Asset Sale of assets or property constituting Collateral, (1) such Asset Sale is with an unaffiliated third party and (2) 100% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (y) in the case of any other Asset Sale, at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof (which determination may be made by the Issuer, at its option, either (1) at the time such Asset Sale is approved by the Issuer’s Board of Directors or (2) at the time the Asset Sale is completed). For purposes of this clause (ii)(y), each of the following will be deemed to be cash:

(A)            any liabilities, as recorded on the balance sheet of the Issuer or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the Note Guarantees), that are assumed by the transferee of any such assets and as a result of which the Issuer and its Restricted Subsidiaries are no longer obligated with respect to such liabilities or are indemnified against further liabilities or that are otherwise retired or repaid;

(B)            any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(C)            any Capital Stock or assets of the kind referred to in Section 4.09(b)(ii) or (iv);

(D)            Indebtedness (other than Indebtedness that is by its terms subordinated to the Notes or the Note Guarantees) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that each Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Sale;

(E)            consideration consisting of Indebtedness of the Issuer or any Guarantor received from Persons who are not the Issuer or any Restricted Subsidiary; and

(F)            consideration other than cash, Cash Equivalents or Replacement Assets received by the Issuer or any Restricted Subsidiary in Asset Sales with a Fair Market Value not exceeding $125.0 million in the aggregate outstanding at any one time.

(b)            Within 450 days after the receipt of any Net Proceeds from an Asset Sale or any Event of Loss, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds (other than Net Proceeds that must be applied as set forth in Section 3.01(b)):

(i)             to repurchase the Notes pursuant to an offer to all Holders at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the date of purchase (a “Notes Offer”);

(ii)            to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided that after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary;

(iii)           to make a capital expenditure;

(iv)          to acquire other assets (other than Capital Stock) not classified as current assets under GAAP that are used or useful in a Permitted Business;

(v)           to repurchase, prepay, redeem or repay Indebtedness (A) upon the sale of assets that do not constitute Collateral, of the Issuer or a Restricted Subsidiary which is not a Guarantor (other than Indebtedness owed to the Issuer or a Restricted Subsidiary) or of the Issuer or any Guarantor that is secured by a Lien on the assets that were the subject of such Asset Sale or Event of Loss (provided that the assets secured by such Lien do not constitute Collateral) or (B) of the Issuer or a Guarantor that is secured by a Lien on the Collateral and that is pari passu in right of payment with the Notes or any Note Guarantee; provided that, in the case of this clause (B), the Issuer (or the applicable Restricted Subsidiary) may repurchase, prepay, redeem or repay such pari passu Indebtedness only if the Issuer (or the applicable Restricted Subsidiary) makes an offer to all Holders to purchase their Notes in accordance with the provisions set forth below for an Asset Sale Offer for an aggregate principal amount of Notes at least equal to the proportion that (x) the total aggregate principal amount of Notes outstanding bears to (y) the sum of the total aggregate principal amount of Notes outstanding plus the total aggregate principal amount outstanding of such pari passu Indebtedness;

(vi)          to enter into a binding commitment to apply the Net Proceeds pursuant to clause (ii), (iii) or (iv) of this Section 4.09(b); provided that such binding commitment (or any subsequent commitments replacing the initial commitment that may be cancelled or terminated) shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 450 day period; or

(vii)         any combination of the foregoing.

Pending the final application of any Net Proceeds, the Issuer (or the applicable Restricted Subsidiary) may temporarily reduce borrowings under any revolving credit facility, or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)            Any Net Proceeds from Asset Sales or an Event of Loss (other than Net Proceeds that must be applied as set forth in Section 3.01(b)) that are not applied or invested as provided in Section 4.09(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes as described in Section 4.09(b)(i) or (v) above shall be deemed to have been applied or invested whether or not such Notes Offer is accepted) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million (or at an earlier time, at the option of the Issuer), within ten Business Days thereof, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders and may make an offer to all holders of other Indebtedness that is pari passu in right of payment with the Notes or any Note Guarantees with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets or events of loss to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or a Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into (or to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, or if the aggregate amount of Notes tendered pursuant to a Notes Offer exceeds the amount of the Net Proceeds so applied, the Trustee will select the Notes and such other pari passu Indebtedness, if applicable, to be purchased on a pro rata basis (or in the manner provided in Section 3.03), based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other securities laws and regulations (and rules of any exchange on which the Notes are then listed) to the extent those laws, regulations or rules are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or a Notes Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the Asset Sale or Notes Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under the Asset Sale or Notes Offer provisions of this Indenture by virtue of such compliance.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, (i) sell, lease, transfer or otherwise dispose, directly or indirectly, of any assets or property constituting Collateral to the Issuer or any Subsidiary of the Issuer other than a Secured Guarantor or (ii) permit any Collateral of any Specified Guarantor to be held by any Subsidiary of the Issuer other than a Specified Guarantor. Notwithstanding the preceding sentence, if no Event of Default exists, a Specified Guarantor shall be permitted to dispose of such Specified Guarantor’s cash in its Collection Accounts (other than Net Proceeds required to be held therein pursuant to this Indenture) to the Issuer or any of its Restricted Subsidiaries provided such cash (i) is disposed of to the Issuer or any of its Restricted Subsidiaries and applied by them for working capital purposes of the Issuer or any of its Restricted Subsidiaries, including debt service and shipbuilding payments, or (ii) is applied by such Specified Guarantor to repay Permitted Intercompany Debt.

Section 4.10      Transactions with Affiliates.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving (x) the Collateral or (y) aggregate payments or consideration in excess of $50.0 million, unless:

(i)            the Affiliate Transaction is on terms that are, taken as a whole, no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person who is not such an Affiliate; and

(ii)           the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $125.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer (or in the event there is only one disinterested director, by such disinterested director, or, in the event there are no disinterested directors, by unanimous approval of the members of the Board of Directors of the Issuer).

(b)            Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.10(a):

(i)            any employment agreement, collective bargaining agreement, consulting agreement or employee benefit arrangements with any employee, consultant, officer or director of the Issuer or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;

(ii)            (x) with respect to transactions not involving the Collateral, transactions between or among the Issuer and/or its Restricted Subsidiaries and (y) with respect to transactions involving the Collateral, (A) transactions between or among the Issuer and/or its Restricted Subsidiaries that are not Secured Guarantors, (B) transactions between or among Secured Guarantors and (C) transactions between or among the Issuer and/or its Restricted Subsidiaries that are not Secured Guarantors, on the one hand, and Secured Guarantors, on the other hand, to the extent otherwise expressly permitted by the terms of this Indenture;

(iii)         except with respect to transactions involving the Collateral, transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(iv)         payment of reasonable and customary fees, salaries, bonuses, compensation, other employee benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of Officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

(v)          any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(vi)          Restricted Payments that do not violate Section 4.08;

(vii)         transactions pursuant to or contemplated by any agreement in effect on the Issue Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(viii)       Permitted Investments (other than Permitted Investments described in clauses (c), (d), (e), (o), (p), (q) and (r) of the definition thereof);

(ix)          Management Advances;

(x)            transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or the Restricted Subsidiaries in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

(xi)           the granting and performance of any registration rights for the Issuer’s Capital Stock;

(xii)          any contribution to the capital of the Issuer;

(xiii)         pledges of Equity Interests of Unrestricted Subsidiaries;

(xiv)        transactions with respect to which the Issuer has obtained an opinion of an accounting, appraisal or investment banking firm of international standing, or other recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of related transactions is (A) fair from a financial point of view taking into account all relevant circumstances or (B) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person who is not an Affiliate;

(xv)        transactions under any Access Agreement or IP License; and

(xvi)       transactions not involving the Collateral undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) between the Issuer and any other Person or a Restricted Subsidiary and any other Person with which the Issuer or any of its Restricted Subsidiaries files a combined, consolidated, unitary or similar group tax return or which the Issuer or any of its Restricted Subsidiaries is part of a group for tax purposes that are effected for the purpose of improving the combined, consolidated, unitary or similar group tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any provision of this Indenture.

Section 4.11      Purchase of Notes upon a Change of Control.

(a)            If a Change of Control Triggering Event occurs at any time, then the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase such Holder’s Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders on the relevant Record Dates to receive interest due on the relevant Interest Payment Date).

(b)            Within 30 days following any Change of Control Triggering Event, the Issuer shall deliver a notice to each Holder of the Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures set forth in Section 3.04, which notice shall state:

(i)            that a Change of Control Triggering Event has occurred, and the date it occurred, and that a Change of Control Offer is being made;

(ii)           the circumstances and relevant facts regarding such Change of Control (including, but not limited to, applicable information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control);

(iii)         the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 10 days nor later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice;

(iv)         that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;

(v)          that any Note (or part thereof) not tendered shall continue to accrue interest; and

(vi)          any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c)            On the Change of Control Purchase Date, the Issuer shall, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d)            The Paying Agent shall promptly deliver to each Holder which has properly tendered and so accepted the Change of Control Offer for such Notes, and the Trustee (or an authenticating agent appointed by the Issuer) shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Any Note so accepted for payment will cease to accrue interest on or after the Change of Control Purchase Date. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(e)           This Section 4.11 will be applicable whether or not any other provisions of this Indenture are applicable.

(f)            If the Change of Control Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(g)           The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given pursuant to the provisions of paragraph 6 of the Notes, unless and until there is a default in payment of the applicable Redemption Price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(h)           The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations (and rules of any exchange on which the Notes are then listed) to the extent those laws, regulations or rules are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the Change of Control provisions of this Indenture, the Issuer shall comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

Section 4.12      Additional Amounts.

(a)            All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, Redemption Price, purchase price, interest, duration fees or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder after such withholding or deduction will equal the respective amounts that would have been received by each Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(i)            any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, such Note Guarantee or this Indenture, or the receipt of payments in respect of such Note or Note Guarantee;

(ii)           any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(iii)         any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(iv)         any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;

(v)           any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the Holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the Holder at least 30 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

(vi)          any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;

(vii)         any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the Holder of the Notes if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such Holder been the sole beneficial owner of such Note;

(viii)      any Taxes imposed by the United States, any state thereof or the District of Columbia, or any subdivision thereof or territory thereof, including any U.S. federal withholding taxes and any Taxes that are imposed pursuant to current Sections 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(ix)          any combination of clauses (i) through (viii) above.

In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments or that are imposed on or result from a sale or other transfer or disposition of a Note by a Holder or a beneficial owner, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (i) through (iii) or (v) through (ix) above or any combination thereof), save in each case for any such taxes, charges or levies which arise or are increased as a result of any document effecting the registration, issue or delivery of any of the notes either being signed or executed in the United Kingdom or being brought into the United Kingdom.

(b)            If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(c)            The Issuer or the relevant Guarantor, if it is the applicable withholding agent, shall make all withholdings and deductions (within the time period) required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor shall use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor shall furnish to the Trustee (or to a Holder of the Notes upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

(d)            Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)            This Section 4.12 shall survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

Section 4.13      [Reserved].

Section 4.14      Note Guarantees and Security Interests. Subject to the Agreed Security Principles (except to the extent set forth in Section 11.01(e), Section 11.01(f) and Section 11.01(g)), the Issuer shall, and shall cause each Guarantor to, (i) complete all filings and other similar actions required in connection with the creation and perfection of the security interests in the Collateral owned by it in favor of the Holders, the Trustee (on its own behalf and on behalf of the Holders) and/or the Security Agent (on behalf of itself, the Trustee and the Holders), as applicable, as and to the extent contemplated by the Security Documents set forth on Schedule II attached hereto within the time periods set forth in Section 11.01(e), Section 11.01(f) and Section 11.01(g) and deliver, and cause each Guarantor to deliver, such other agreements, instruments, certificates and opinions of counsel that may be reasonably requested by the Security Agent in connection therewith and (ii) take all actions necessary to maintain such security interests. For the avoidance of doubt, a Paying Agent shall be held harmless by the Issuer and have no liability with respect to payments or disbursements to be made by such Paying Agent for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Indenture.

Section 4.15      Additional Guarantees.

(a)            The Issuer may, at its option, elect to cause any of its Restricted Subsidiaries that is not a Guarantor to Guarantee the payment of the Notes by executing and delivering a Supplemental Indenture providing for the Note Guarantee of the payment of the Notes by such Restricted Subsidiary which Note Guarantee may be senior to or pari passu in right of payment with such Restricted Subsidiary’s Guarantee of other permitted Indebtedness and with respect to any Guarantee of Indebtedness that is expressly contractually subordinated in right of payment to the Notes or to any Note Guarantee by such Restricted Subsidiary, any such Guarantee will be subordinated to such Restricted Subsidiary’s Note Guarantee at least to the same extent as such subordinated Indebtedness is subordinated to the Notes.

(b)            Following the provision of any additional Note Guarantees as described in the immediately preceding paragraph, subject to the Agreed Security Principles, at the Issuer’s election, any such Guarantor may provide security over certain of its material assets to secure its Note Guarantee on a first-priority basis consistent with the Collateral.

Section 4.16      Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)             pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(ii)            make loans or advances to the Issuer or any Restricted Subsidiary; or

(iii)           sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary;

provided that (x) the priority of any preferred stock or preference shares in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock or ordinary shares, (y) the subordination of (including the application of any standstill period to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness incurred by the Issuer or any Restricted Subsidiary and (z) the provisions contained in documentation governing or relating to Indebtedness requiring transactions between or among the Issuer and any Restricted Subsidiary or between or among any Restricted Subsidiaries to be on fair and reasonable terms or on an arm’s-length basis, in each case, shall not be deemed to constitute such an encumbrance or restriction.

(b)            The provisions of Section 4.16(a) above shall not apply to encumbrances or restrictions existing under or by reason of:

(i)             agreements or instruments governing or relating to Existing Indebtedness, any Committed Unsecured Notes, any IP License or any Access Agreement and, in each case, any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially less favorable, taken as a whole, to the Holder with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Issue Date (as determined in good faith by the Issuer);

(ii)            the Note Documents;

(iii)           agreements or instruments governing other Indebtedness permitted to be incurred under Section 4.06 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the Issuer determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes;

(iv)          applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(v)            any agreement or instrument governing or relating to Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (other than any agreement or instrument entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(vi)          customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

(vii)         purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature set forth in Section 4.16(a)(iii) or any encumbrance or restriction pursuant to a joint venture agreement that imposes restrictions on the transfer of the assets of the joint venture;

(viii)        any agreement for the sale or other disposition of Capital Stock other than Collateral or all or substantially all of the property and assets of a Restricted Subsidiary other than Collateral that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(ix)           Permitted Refinancing Indebtedness; provided that either (i) the restrictions contained in the agreements or instruments governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements or instruments governing the Indebtedness being refinanced or (ii) the Issuer determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely effect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes;

(x)            Liens permitted to be incurred under Section 4.07 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)            provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment or Permitted Investment) entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(xii)          restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(xiii)         any customary Productive Asset Leases for Vessels and other assets used in the ordinary course of business; provided that such encumbrance or restriction only extends to the Vessel or other asset financed in such Productive Asset Lease;

(xiv)        any encumbrance or restriction existing with respect to any Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary that is designated as a Restricted Subsidiary in accordance with the terms of this Indenture at the time of such designation and not incurred in contemplation of such designation, which encumbrances or restrictions are not applicable to any Person other than such Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary; provided that the encumbrances or restrictions are customary for the business of such Unrestricted Subsidiary and would not, at the time agreed to, be expected to affect the ability of the Issuer and the Guarantors to make payments under the Notes, the Note Guarantees and this Indenture, as the case may be;

(xv)         customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations permitted under this Indenture;

(xvi)         [reserved]; and

(xvii)      any encumbrance or restriction existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xvi), or in this clause (xvii); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented.

Section 4.17            Designation of Restricted and Unrestricted Subsidiaries.

(a)            The Board of Directors of the Issuer may designate any Restricted Subsidiary other than a Secured Guarantor to be an Unrestricted Subsidiary if that designation would not cause a Default.

(b)            If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.08 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Issuer. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary will only be permitted if the deemed Investment resulting from such designation would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(c)            The Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(d)            Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Issuer will be in default of such Section 4.06. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.06, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (ii) no Default or Event of Default would be in existence following such designation.

Section 4.18            Amendments to other Agreements. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend, supplement, modify or change, or permit to be amended, supplemented, modified or changed, in any manner that would be materially adverse to the rights of the Security Agent under the Security Documents, the certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents of the Issuer or any of the Guarantors.

Section 4.19            Reports to Holders.

(a)            So long as any Notes are outstanding, notwithstanding that a Reporting Entity may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the Commission, the Reporting Entity will file with the Commission within the time periods specified in the Commission’s rules and regulations that are then applicable to the Reporting Entity (or if the Reporting Entity is not then subject to the reporting requirements of the Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations) (in either case, including any extension as would be permitted by Rule 12b-25 under the Exchange Act or any special order of the Commission):

(i)             all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the Commission, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Reporting Entity’s independent registered public accounting firm;

(ii)            all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the Commission, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and

(iii)          all current reports that would be required to be filed with the Commission on Form 8-K, or any successor or comparable form, if the Reporting Entity were required to file such reports,

in each case in a manner that complies in all material respects with the requirements specified in such form provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

Notwithstanding the foregoing, (A) neither the Issuer nor another Reporting Entity will be required to furnish any information, certificates or reports that would otherwise be required by Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (B) such reports will not be required to contain financial information required by Rule 3-10 or Rule 3-16 of Regulation S-X, (C) such reports shall be subject to exceptions, exclusions and other differences consistent with the Issuer’s historical practice and shall not be required to present compensation or beneficial ownership information and (D) the Issuer’s determination that it is a “foreign private issuer” (as such term is defined in the Securities Act or the Exchange Act) shall be conclusive with respect to the determination of which Exchange Act form or forms of reports, information and documents are required to be provided pursuant to this covenant, until such time as the Issuer or the Commission determines that the Issuer does not qualify as a “foreign private issuer” (as so defined) for purposes of providing such reports, information and documents.

The financial statements, information and other documents required to be provided as described in this Section 4.19 may be those of (i) the Issuer or (ii) any direct or indirect parent of the Issuer (any such entity, a “Reporting Entity”), so long as in the case of (ii) such direct or indirect parent of the Issuer shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of the Issuer; provided that, if the financial information so furnished relates to such direct or indirect parent of the Issuer, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

(b)            The requirements set forth in Section 4.19(a) may be satisfied by delivering such information to the Trustee and posting copies of such information on a website or on IntraLinks or any comparable online data system or website.

(c)            Not later than ten Business Days after the furnishing of each such report discussed in Section 4.19(a)(i) or (ii), the Issuer will hold a conference call related to the report. Details regarding access to such conference call will be posted at least 24 hours prior to the commencement of such call on the website, IntraLinks or other online data system or website on which the report is posted.

(d)            The Issuer will make the information described in Section 4.19(a) available electronically to prospective investors upon request. For so long as any Notes remain outstanding during any period when it is not or the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

(e)            Notwithstanding the foregoing clauses (a) through (d) of this Section 4.19, the Issuer will be deemed to have delivered such reports and information referred to above to the holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if the Reporting Entity has filed such reports with the Commission via the EDGAR filing system (or any successor system) and such reports are publicly available.

(f)            Delivery of reports, information and documents to the Trustee is for informational purposes only, and its receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificates delivered pursuant to this Indenture). The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder.

Section 4.20            Further Assurances. Subject to the Agreed Security Principles, the Issuer and its Restricted Subsidiaries will promptly execute, and use commercially reasonable efforts to cause any third party to execute, any and all further documents, financing statements, agreements and instruments, and take, or use commercially reasonable efforts to cause the taking of, all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, vessel mortgages, deeds of covenants and other documents and recordings of Liens in stock, or any other, registries), that may be required under any applicable law, or that the Security Agent may reasonably request, (i) for registering any of the Security Documents in any required register and for granting, perfecting, preserving or protecting the security intended to be afforded by such Security Documents and (ii) in connection with an exercise of remedies, for facilitating the realization of all or any part of the assets which are subject to such Security Documents and for facilitating the exercise of all powers, authorities and discretions vested in the Security Agent or in any receiver of all or any part of those assets, all at the expense of the Issuer, and provide to the Security Agent from time to time upon reasonable request of the Security Agent, evidence reasonably satisfactory to the Security Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 4.21            [Reserved].

Section 4.22          Impairment of Security Interest. The Issuer shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral (it being understood that (i) the incurrence of Permitted Collateral Liens and (ii) the release or modification of the Liens on the Collateral in accordance with the terms of this Indenture and related Security Documents, in each case of clauses (i) and (ii), shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) for the benefit of the Trustee, Security Agent and the holders of the Notes, and the Issuer shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Security Agent, for the benefit of the Trustee and the holders of the Notes and the other beneficiaries described in the Security Documents, any Lien over any of the Collateral (other than Permitted Collateral Liens).

Subject to the foregoing, the Security Documents may be amended, extended, renewed, restated or otherwise modified or released to (i) cure any ambiguity, omission, defect or inconsistency therein; (ii) add to the Collateral; or (iii) make any other change thereto that does not adversely affect the holders of the Notes in any material respect; provided, however, that (except where permitted by this Indenture or to effect or facilitate the creation of Permitted Collateral Liens for the benefit of the Security Agent and holders of other Indebtedness incurred in accordance with this Indenture) no Security Document may be amended, extended, renewed, restated or otherwise modified or released, unless contemporaneously with such amendment, extension, renewal, restatement or modification or release (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), the Issuer delivers to the Security Agent and the Trustee, (1) a solvency opinion, in form and substance reasonably satisfactory to the Security Agent and the Trustee, from an accounting, appraisal or investment banking firm of international standing which confirms the solvency of the Issuer and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, modification or release, (2) a certificate from an Officer of the relevant Person which confirms the solvency of the Person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, modification or release (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) and (3) an Opinion of Counsel (subject to any qualifications customary for this type of Opinion of Counsel), in form and substance reasonably satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, modification or release (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), the Lien or Liens created under the Security Document, so amended, extended, renewed, restated, modified or released and retaken, are valid and perfected Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, modification or release and retake and to which the new Indebtedness secured by the Permitted Collateral Lien is not subject. In the event that the Issuer and its Restricted Subsidiaries comply with the requirements of this Section 4.22, the Trustee and the Security Agent shall (subject to customary protections and indemnifications) consent to such amendments without the need for instructions from the Holders of the Notes.

Section 4.23            After-Acquired Property. Promptly following the acquisition by a Secured Guarantor of any After-Acquired Property (but subject to the Agreed Security Principles and Article Eleven), such Secured Guarantor shall execute and deliver such amendments or supplements to the relevant Security Documents or such other mortgages, financing statements, opinions of counsel or other documents as the Security Agent shall reasonably deem necessary or advisable to grant to the Security Agent a Lien on such property and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

Section 4.24           Collection Accounts. None of the Specified Guarantors shall, and the Issuer shall not permit the relevant Specified Guarantors to, (i) add any bank account not listed on Schedule IV as of the Issue Date as a Collection Account with respect to payments under any IP License or Access Agreement unless the Security Agent shall have previously approved and received duly executed copies of all Control Agreements and/or amendments thereto covering each such new account, (ii) terminate any such Collection Account or related Control Agreement without the prior written consent of the Security Agent (at the direction of Holders of not less than a majority in aggregate principal amount of the Notes then outstanding), in each case, only if all of the payments from the Issuer or any other Person that were being sent to such Collection Account will, upon termination of such Collection Account and at all times thereafter, be deposited in another Collection Account covered by a Control Agreement or (iii) amend, supplement or otherwise modify any Control Agreement without the prior written consent of Security Agent.

Section 4.25            Intellectual Property. Each Secured Guarantor shall use its commercially reasonable efforts to cause its licensees or its sublicensees to, with respect to any material Intellectual Property included in the Pledged IP, (i) maintain such Intellectual Property in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain substantially the same or better quality of products and services as offered under such Intellectual Property as of the Issue Date, (iii) display such Intellectual Property with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Intellectual Property in violation of any third-party rights. In addition to the foregoing, each of US IPCo and UK IPCo shall (i) maintain in full force and effect each IP License to which it is a party and (ii) exercise all rights available to it under any IP License, including demanding the punctual payment of all amounts due thereunder. Each Secured Guarantor shall cause its licensees and sublicensees not to take or fail to take any action in connection with the requirements described in (i)-(iv) above in a manner that would materially breach the applicable license agreement with such licensee or sublicensee.

Article Five
Merger, Amalgamation, Consolidation or Sale of Assets

Section 5.01            Merger, Amalgamation, Consolidation or Sale of Assets.

(a)            The Issuer will not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Issuer is the surviving company or corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)            either: (A) the Issuer is the surviving company or corporation; or (B) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity incorporated, organized or existing under the laws of any Permitted Jurisdiction;

(ii)           the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes (A) by a Supplemental Indenture entered into with the Trustee, all obligations of the Issuer under the Notes and this Indenture and (B) all obligations of the Issuer under the Security Documents;

(iii)           immediately after such transaction, no Default or Event of Default is continuing;

(iv)          the Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a); and

(v)            the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, amalgamation, merger or transfer and, in the case in which a Supplemental Indenture is entered into, such Supplemental Indenture, comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Clause (iv) of this Section 5.01(a) shall not apply to any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets to or merger, amalgamation or consolidation of the Issuer with or into a Guarantor or to any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets to or merger, amalgamation or consolidation of the Issuer with or into an Affiliate solely for the purpose of reincorporating or continuing the Issuer in another jurisdiction for tax reasons.

(b)            A Guarantor will not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not such Guarantor is the surviving company or corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor and its Subsidiaries which are Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)            immediately after giving effect to that transaction, no Default or Event of Default is continuing;

(ii)            either:

(A)            the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation, amalgamation or merger assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture and the Security Documents to which such Guarantor is a party, pursuant to a Supplemental Indenture; or

(B)            such sale, assignment, transfer, lease, conveyance or other disposition of assets does not violate the provisions of this Indenture (including Section 4.09) and any Net Proceeds therefrom are applied as required by this Indenture (including, in the case of the sale of Collateral, Section 3.01(b)); and

(iii)           the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, amalgamation, merger or transfer and, in the case in which a Supplemental Indenture is entered into, such Supplemental Indenture, comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c)            Notwithstanding the provisions of paragraph (b) above, (x) (a) any Restricted Subsidiary (other than a Secured Guarantor) may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to any Guarantor (provided that such Guarantor is the surviving entity), (b) any Secured Guarantor (other than a Specified Guarantor) may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of such Secured Guarantor to another Secured Guarantor and (c) any Specified Guarantor may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of such Specified Guarantor to another Specified Guarantor and (y) any Restricted Subsidiary (other than a Secured Guarantor) may consolidate, amalgamate or merge with or into an Affiliate incorporated or organized for the purpose of changing the legal domicile of such Restricted Subsidiary, reincorporating or continuing such Restricted Subsidiary in another jurisdiction or changing the legal form of such Restricted Subsidiary.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, consolidate, amalgamate or merge with or into another Person (whether or not such Guarantor is the surviving company or corporation) if the effect of such transaction is to cause (i) the sale, lease, transfer or other conveyance of any assets or property constituting Collateral to any Subsidiary of the Issuer other than a Secured Guarantor or (ii) any Collateral of any Specified Guarantor to be held by any Subsidiary of the Issuer other than a Specified Guarantor.

Section 5.02      Successor Substituted. Upon any consolidation, amalgamation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Issuer in accordance with Section 5.01 of this Indenture, any surviving entity formed by such consolidation or amalgamation or into which the Issuer is merged or to which such sale, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such surviving entity had been named as the Issuer herein; provided that the Issuer shall not be released from its obligation to pay the principal of, premium (including the Redemption Premium), if any, or interest and Additional Amounts, if any, on the Notes in the case of a lease of all or substantially all of its property and assets.

Article Six
Defaults and Remedies

Section 6.01            Events of Default.

(a)            Each of the following shall be an “Event of Default”:

(i)            default for 30 days in the payment when due of interest or Additional Amounts, if any, with respect to the Notes;

(ii)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium (including the Redemption Premium), if any, on, the Notes;

(iii)          failure by the Issuer or relevant Guarantor to comply with Sections 4.11 or 5.01;

(iv)          failure by the Issuer or relevant Guarantor for 60 days after written notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in this Indenture (other than a default in performance, or breach, or a covenant or agreement which is specifically dealt with in clause (i), (ii) or (iii) above);

(v)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)            is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default; or

(B)            results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness that is due and has not been paid, together with the principal amount of any other such Indebtedness that is due and has not been paid or the maturity of which has been so accelerated, equals or exceeds $125.0 million in aggregate;

(vi)         failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $125.0 million (exclusive of any amounts for which a solvent insurance company has acknowledged liability), which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal, waiver or otherwise, shall not have been in effect;

(vii)         any security interest under the Security Documents on any Collateral having a Fair Market Value in excess of $25.0 million shall, at any time, cease to be in full force and effect (other than as a result of any action or inaction by the Security Agent and other than in accordance with the terms of the relevant Security Document and this Indenture) for any reason other than the satisfaction in full of all obligations under this Indenture or the release or amendment of any such security interest in accordance with the terms of this Indenture or such Security Document or any such security interest created thereunder shall be declared invalid or unenforceable in a final non-appealable decision of a court of competent jurisdiction or the Issuer or any Guarantor shall assert in writing that any such security interest is invalid or unenforceable and any such Default continues for ten (10) days;

(viii)        except as permitted by this Indenture (including with respect to any limitations), any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 30 days; or

(ix)            (A) a court having jurisdiction over the Issuer, a Guarantor or a Significant Subsidiary enters (x) a decree or order for relief in respect of the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary, or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, any such Guarantor or any such Subsidiary or group of Restricted Subsidiaries under any Bankruptcy Law, or appointing a Custodian of the Issuer, any such Guarantor or any such Subsidiary or group of Restricted Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a Custodian of the Issuer, any such Guarantor or any such Subsidiary or group of Restricted Subsidiaries or for all or substantially all the property and assets of the Issuer, any such Guarantor or any such Subsidiary or group of Restricted Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) admits in writing that it generally is not paying its debts as they become due or is found by a court of competent jurisdiction not to be so paying such debts.

(b)            If a Default or an Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to each Holder notice of the Default or Event of Default within the earlier of 90 days after its occurrence or 30 days after it received actual knowledge thereof by registered or certified mail or facsimile transmission of an Officer’s Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer has actual knowledge of such Default or a Responsible Officer receives a notice of default at its corporate trust officer and such notice specifies the Default or Event of Default and the applicable section(s) of this Indenture and/or Security Documents subject to such Default or Event of Default. The Issuer shall also notify the Trustee within 30 days of the occurrence of any Default stating what action, if any, they are taking with respect to that Default.

(c)            If any report or conference call required by Section 4.19 is provided before the 90th day after the deadlines indicated for such report or conference call, the provision of such report or conference call shall cure a Default caused by the failure to provide such report or conference call prior to the deadlines indicated, so long as no Event of Default shall have occurred and be continuing as a result of such failure.

Section 6.02            Acceleration.

(a)            If an Event of Default (other than an Event of Default specified in Section 6.01(a)(ix)) occurs and is continuing, the Trustee may, or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may and the Trustee shall, if so directed by the Holders of at least 30% in aggregate principal amount of the then outstanding Notes, declare all the Notes to be due and payable immediately. In the event a declaration of acceleration of the Notes pursuant to Section 6.01(a)(v) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Event of Default or payment default triggering such Event of Default pursuant to Section 6.01(a)(v) shall be remedied or cured, or waived by the Holders of the relevant Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction.

(b)            In the case of an Event of Default arising under Section 6.01(a)(ix), with respect to the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

(c)            Upon the Notes becoming due and payable upon an Event of Default, whether automatically or by declaration, such Notes will immediately become due and payable and, if prior to the Par Call Date, shall be payable together with the Redemption Premium thereon. If the Notes are otherwise satisfied, released or discharged through foreclosure, whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means, and/or upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement or compromise of the Notes in any insolvency or liquidation proceeding on or before the Par Call Date, such Notes will immediately become due and payable together with the Redemption Premium thereon.

(d)            Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including an Event of Default relating to certain events of bankruptcy, insolvency or reorganization (including the acceleration of claims by operation of law)), the Redemption Premium applicable with respect to an optional redemption of the Notes will also be due and payable as though the Notes were optionally redeemed and shall constitute part of the Obligations on the Notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any Redemption Premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Issuer and each Guarantor agree that it is reasonable under the circumstances currently existing. THE ISSUER AND EACH GUARANTOR EXPRESSLY WAIVE (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer and each Guarantor expressly agree (to the fullest extent it may lawfully do so) that:

(i)            the Redemption Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel;

(ii)           the Redemption Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made;

(iii)          there has been a course of conduct between Holders and the Issuer and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Premium; and

(iv)          the Issuer and each Guarantor shall be estopped hereafter from claiming differently than as agreed to in this Section 6.02(d). The Issuer and each Guarantor expressly acknowledge that the agreement to pay the Redemption Premium to Holders as herein described is a material inducement to Holders to purchase the Notes.

(e)            The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may, on behalf of the Holders of all outstanding Notes, rescind acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default:

(i)            in the payment of the principal of, premium (including the Redemption Premium), if any, any Additional Amounts or interest on any Note held by a non-consenting Holder (which may only be waived with the consent of each Holder of Notes affected); or

(ii)           for any Note held by a non-consenting Holder, in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

Upon any such rescission or waiver in accordance with this Indenture, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose under this Indenture except as otherwise set forth in such rescission or waiver, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(f)            Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or in its exercise of any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of the Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Additional Amounts or premium, if any.

(g)            Subject to the provisions of Article Seven, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except (subject to the provisions of Article Nine) to enforce the right to receive payment of principal, premium, if any, or interest or Additional Amounts when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(i)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)           Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)         such Holders have offered, and if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

(iv)         the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)           Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(h)            Within 30 days of the occurrence of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.03            Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of, or interest if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee, and all rights of action and claims under the Security Documents may be prosecuted or enforced under the Security Documents by the Security Agent (in consultation with the Trustee, where appropriate), without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee or the Security Agent shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee or the Security Agent, their agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered. A delay or omission by the Trustee, the Security Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Each Holder, by accepting a Note, acknowledges that the exercise of remedies by the Security Agent with respect to the Collateral is subject to the terms and conditions of the Security Documents.

Section 6.04            Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except a Default:

(a)            in the payment of the principal of, premium, if any, Additional Amounts, if any, or interest on any Note; or

(b)            in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the holders of each Note affected by such modification or amendment.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05            Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided that:

(a)            the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines, without obligation, in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;

(b)            the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and

(c)            the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06            Limitation on Suits. A Holder may not institute any proceedings or pursue any remedy with respect to this Indenture or the Notes unless:

(a)            Such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)            the Holders of at least 30% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

(c)            such Holder or Holders offer the Trustee indemnity and/or security (including by way of pre-funding) reasonably satisfactory to the Trustee against any costs, liability or expense;

(d)            the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity and/or security (including by way of pre-funding); and

(e)            during such 30-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, Additional Amounts, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

Section 6.07           Unconditional Right of Holders to Bring Suit for Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee. The Issuer covenants that if default is made in the payment of:

(a)            any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)            the principal of (or premium, if any, on) any Note at the Stated Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), Additional Amounts, if any and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.05 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

Section 6.09            Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.05) and the Holders allowed in any judicial proceedings relative to any of the Issuer or Guarantors, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.05. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.05 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10            Application of Money Collected. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST: to the Trustee, any Agent and the Security Agent for amounts due under Section 7.05;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and

THIRD: to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 30 days before such record date, the Issuer shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. This Section 6.10 is subject at all times to the provisions set forth in Section 11.02.

Section 6.11           Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Security Agent for any action taken or omitted by it as Trustee or as the Security Agent, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Security Agent, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

Section 6.12            Restoration of Rights and Remedies. If the Trustee or the Security Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or the Security Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee, the Security Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Security Agent and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13            Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or the Security Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14            Delay or Omission Not Waiver. No delay or omission of the Trustee or the Security Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or the Security Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15            Record Date. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

Section 6.16            Waiver of Stay or Extension Laws. Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee or to the Security Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article Seven
Trustee and Security Agent

Section 7.01            Duties of Trustee and the Security Agent.

(a)            If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee or the Security Agent has actual knowledge, the Trustee or the Security Agent shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Subject to the provisions of Section 7.01(a), (i) the Trustee and the Security Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Security Documents and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Security Agent; and (ii) in the absence of bad faith on its part, the Trustee and the Security Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Security Agent and conforming to the requirements of this Indenture and the Security Documents. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee or the Security Agent, the Trustee and the Security Agent, as applicable, shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Security Agent shall execute and deliver, if necessary, and act as beneficiary under, the Security Documents on behalf of the Holders under this Indenture and shall take such other actions as may be necessary or advisable in accordance with the Security Documents. The Security Agent shall remit any proceeds recovered from enforcement of the Security Documents; provided that all necessary approvals are obtained from each relevant jurisdiction in which the Collateral is located.

(d)            Neither the Trustee nor the Security Agent shall be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)             this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)            the Trustee and the Security Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee or the Security Agent unless it is proved that the Trustee or the Security Agent was grossly negligent in ascertaining the pertinent facts; and

(iii)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05.

(e)            The Trustee, any Paying Agent and the Security Agent shall not be liable for interest on any money received by it except as the Trustee, any Paying Agent and the Security Agent may agree in writing with the Issuer or the Guarantors. Money held by the Trustee, the Principal Paying Agent or the Security Agent need not be segregated from other funds except to the extent required by law and, for the avoidance of doubt, shall not be held in accordance with the UK client money rules.

(f)            No provision of this Indenture or the Security Documents shall require the Trustee, each Agent, the Principal Paying Agent or the Security Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(g)            Any provisions hereof or of the Security Documents relating to the conduct or affecting the liability of or affording protection to the Trustee, each Agent, or the Security Agent, as the case may be, shall be subject to the provisions of this Section 7.01.

Section 7.02           Certain Rights of Trustee and the Security Agent.

(a)            Subject to Section 7.01:

(i)             following the occurrence of a Default or an Event of Default, the Trustee is entitled to require all Agents to act under its direction;

(ii)            the Trustee and the Security Agent may rely conclusively, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(iii)           before the Trustee or the Security Agent act or refrain from acting, they may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 12.04. Neither the Trustee nor the Security Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion and such certificate or opinion will be equal to complete authorization;

(iv)           the Trustee and the Security Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by them hereunder;

(v)            neither the Trustee nor the Security Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee and the Security Agent security and/or indemnity (including by way of pre-funding) satisfactory to them against the costs, expenses and liabilities that might be incurred by them in compliance with such request or direction;

(vi)           unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an officer of such Issuer;

(vii)         neither the Trustee nor the Security Agent shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;

(viii)        whenever, in the administration of this Indenture and the Security Documents, the Trustee and the Security Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee and the Security Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(ix)            neither the Trustee nor the Security Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee and the Security Agent, individually, may (without a corresponding duty to do so) make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Security Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney;

(x)             neither the Trustee nor the Security Agent shall be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture or the Security Documents;

(xi)            in the event the Trustee or the Security Agent receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee and the Security Agent may determine what action, if any, will be taken and shall incur no liability for their failure to act until such inconsistency or conflict is, in their reasonable opinion, resolved;

(xii)         the permissive rights of the Trustee and the Security Agent to take the actions permitted by this Indenture and the Security Documents will not be construed as an obligation or duty to do so;

(xiii)        delivery of reports, information and documents to the Trustee under Section 4.19 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any of its Restricted Subsidiary’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(xiv)          the rights, privileges, protections, immunities and benefits given to each of the Trustee and the Security Agent in this Indenture, including, without limitation, its rights to be indemnified and compensated, are extended to, and will be enforceable by, the Trustee and the Security Agent in each of their capacities hereunder, the Registrar, the Agents, and each agent, custodian and other Person employed to act hereunder;

(xv)          the Trustee and the Security Agent may consult with counsel or other professional advisors and the advice of such counsel or professional advisor or any Opinion of Counsel will, subject to Section 7.01(c), be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(xvi)         the Trustee and the Security Agent shall have no duty to inquire as to the performance of the covenants of the Issuer and/or its Restricted Subsidiaries in Article Four hereof;

(xvii)        the Trustee and the Security Agent shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture, the Security Documents or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion, choose to do so;

(xviii)      in no event shall the Trustee or the Security Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder or under the Security Documents arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, public health emergencies, nuclear or natural catastrophes, pandemics or acts of God; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(xix)          neither the Trustee nor the Security Agent shall under any circumstance be liable for any indirect or consequential loss, special or punitive damages (including loss of business, goodwill or reputation, opportunity or profit of any kind) of the Issuer, any Guarantor or any Restricted Subsidiary even if advised of it in advance and even if foreseeable; and

(xx)           neither the Trustee nor the Security Agent shall have any obligation to enter into an agreement contemplated by this Indenture or any Security Documents and shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee determines in good faith that such action would expose the Trustee to liability or if doing so is not consistent with its rights, privileges, protections and immunities set forth in this Indenture or the Security Documents.

(b)            The Trustee and the Security Agent may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c)            The Security Agent shall accept without investigation, requisition or objection such right and title as the Issuer and any Guarantor may have to any of the Collateral and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer or any Guarantor to the Collateral or any part thereof whether such defect or failure was known to the Security Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not and shall have no responsibility for the validity, value or sufficiency of the Collateral.

(d)            Without prejudice to the provisions hereof, the Security Agent shall not be under any obligation to insure any of the Collateral or any certificate, note, bond or other evidence in respect thereof, or to require any other person to maintain any such insurance and shall not be responsible for any loss, expense or liability which may be suffered as a result of any assets comprised in the Collateral being uninsured or inadequately insured.

(e)            The Security Agent shall not be responsible for any loss, expense or liability occasioned to the Collateral, howsoever caused, by the Security Agent or by any act or omission on the part of any other person (including any bank, broker, depositary, warehouseman or other intermediary or by any clearing system or other operator thereof), or otherwise, unless such loss is occasioned by the willful misconduct or fraud of the Security Agent.

(f)            Beyond the exercise of reasonable care in the custody thereof, the Security Agent shall have no duty or liability as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Security Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Security Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Security Agent in good faith.

(g)           Neither the Trustee nor the Security Agent is required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture or the Notes or in connection with the Security Documents.

(h)            Neither the Trustee nor the Security Agent will be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture or the Security Documents by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(i)            No provision of this Indenture shall require the Trustee or the Security Agent to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(j)            The Trustee and the Security Agent may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York and may without liability (other than in respect of actions constituting willful misconduct or gross negligence) do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(k)           Both the Trustee and the Security Agent may assume without inquiry in the absence of actual knowledge that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(l)            At any time that the Holders have given a direction to the Trustee to enforce the security granted pursuant to the Security Documents, the Trustee is not required to give any direction to the Security Agent with respect thereto unless it has been indemnified and/or secured to its satisfaction in accordance with this Indenture; provided that such required Holders may give such written direction directly to the Security Agent. In any event, in connection with any enforcement of such security, the Trustee is not responsible for:

(i)            any failure of the Security Agent to enforce such security within a reasonable time or at all;

(ii)          any failure of the Security Agent to pay over the proceeds of enforcement of the security;

(iii)         any failure of the Security Agent to realize such security for the best price obtainable;

(iv)          monitoring the activities of the Security Agent in relation to such enforcement;

(v)           taking any enforcement action itself in relation to such security;

(vi)         agreeing to any proposed course of action by the Security Agent which could result in the Trustee incurring any liability for its own account; or

(vii)         paying any fees, costs or expenses of the Security Agent.

(m)           In addition to the foregoing, the Trustee and the Security Agent agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided that any communication sent to the Trustee or the Security Agent, as applicable, hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative). If the party elects to give the Trustee or the Security Agent, as applicable, e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Security Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s or the Security Agent’s, as applicable, understanding of such instructions shall be deemed controlling. The Trustee and the Security Agent, as applicable, shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Security Agent’s, as applicable, reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Security Agent, as applicable, including without limitation the risk of the Trustee or the Security Agent, as applicable, acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 7.03      Individual Rights of Trustee and the Security Agent. The Trustee, the Security Agent, any Transfer Agent, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee or Security Agent, in its individual or any other capacity, may become the owner or pledgee of Notes and, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, the Security Agent, Paying Agent, Transfer Agent, Registrar or such other agent. The Trustee and the Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer or any of its Affiliates or Subsidiaries as if it were not performing the duties specified herein and in the Security Documents, and may accept fees and other consideration from the Issuer for services in connection with this Indenture and otherwise without having to account for the same to the Trustee, the Security Agent or to the Holders from time to time.

Section 7.04      Disclaimer of Trustee and Security Agent. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee and the Security Agent make no representations as to the validity or sufficiency of this Indenture, the Notes or the Security Documents. The Trustee and the Security Agent shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee and the Security Agent and they will not be responsible for any statement or recital herein or any statement on the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication. The Security Agent shall not, nor shall any receiver appointed by or any agent of the Security Agent, by reason of taking possession of any Collateral or any part thereof or any other reason or on any basis whatsoever, be liable to account for anything expect actual receipts or be liable for any loss or damage arising from a realization of the Collateral or any part thereof or from any act, default or omission in relation to the Collateral or any part thereof or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to the Collateral or any part thereof unless such loss or damage shall be caused by its own fraud or gross negligence. The Security Agent shall not have any responsibility or liability arising from the fact that the Collateral may be held in safe custody by a custodian. The Security Agent assumes no responsibility for the validity, sufficiency or enforceability (which the Security Agent has not investigated) of the Collateral purported to be created by any Supplemental Indenture or other document. In addition, the Security Agent has no duty to monitor the performance by the Issuer and the Guarantors of their obligations to the Security Agent nor is it obliged (unless indemnified and/or secured (including by way of prefunding to its satisfaction) to take any other action which may involve the Security Agent in any personal liability or expense). The Security Agent may at any time solicit written confirmatory instructions from the Holders, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Indenture or the Security Documents. In the event there is any good faith disagreement between the other parties to this Indenture or any of the Security Documents resulting in adverse claims being made in connection with Collateral held by the Security Agent and the terms of this Indenture or any of the Security Documents do not unambiguously mandate the action the Security Agent is to take or not to take in connection therewith under the circumstances then existing, or the Security Agent is in doubt as to what action it is required to take or not to take hereunder or under the Security Agent, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

In the event that the Security Agent or Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Security Agent’s or Trustee’s sole discretion may cause the Security Agent or Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Security Agent or Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state, foreign or local law, the Security Agent and Trustee reserve the right, instead of taking such action, either to resign as Security Agent or Trustee, as the case may be, or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Security Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state, foreign or local law, rule or regulation by reason of the Security Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment and shall be indemnified and held harmless by the Issuers against any such claims, liabilities or actions.

Section 7.05      Compensation and Indemnity. The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee (acting in any capacity hereunder) and the Security Agent such compensation as shall be agreed in writing for their services hereunder. The Trustee’s and the Security Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee and the Security Agent promptly upon request for all properly incurred disbursements, advances or expenses incurred or made by them, including costs of collection, in addition to the compensation for their services. Such expenses shall include the properly incurred compensation, disbursements, charges, advances and expenses of the Trustee’s and the Security Agent’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) and the Security Agent and each of their officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by either of them without willful misconduct or gross negligence on their part arising out of or in connection with the administration of this trust and the performance of their duties hereunder (including the costs and expenses of enforcing this Indenture and the Security Documents against the Issuer and the Guarantors (including this Section 7.05) and defending themselves against any claim, whether asserted by the Issuer, the Guarantors, any Holder or any other Person, or liability in connection with the execution and performance of any of their powers and duties hereunder). The Trustee and the Security Agent shall notify the Issuer promptly of any claim for which they may seek indemnity. Failure by the Trustee or the Security Agent to so notify the Issuer shall not relieve the Issuer or any Guarantor of its obligations hereunder. The Issuer shall, at the sole discretion of the Trustee or Security Agent, as applicable, defend the claim and the Trustee and the Security Agent may cooperate and may participate at the Issuer’s expense in such defense. Alternatively, the Trustee and the Security Agent may at their option have separate counsel of their own choosing and the Issuer shall pay the properly incurred fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Issuer’s payment obligations in this Section 7.05, the Trustee and the Security Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in their capacity as Trustee and the Security Agent, except money or property, including any proceeds from the sale of Collateral, held in trust to pay principal of, premium, if any, Additional Amounts, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of all Notes under this Indenture.

When either the Trustee or the Security Agent incur expenses after the occurrence of a Default specified in Section 6.01(a)(ix) with respect to the Issuer, the Guarantors, or any Restricted Subsidiary, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

The Issuer’s obligations under this Section 7.05 and any claim or Lien arising hereunder shall survive the resignation or removal of any Trustee and the Security Agent, the satisfaction and discharge of the Issuer’s obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.

Section 7.06      Replacement of Trustee or Security Agent. A resignation or removal of the Trustee and the Security Agent and appointment of a successor Trustee and successor Security Agent shall become effective only upon the successor Trustee’s and the successor Security Agent’s acceptance of appointment as provided in this Section 7.06.

The Trustee and, subject to the appointment and acceptance of a successor Security Agent as provided in this Section and the last paragraph of this Section 7.06, the Security Agent may resign at any time without giving any reason by so notifying the Issuer. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee and the Security Agent by so notifying the Trustee, the Security Agent and the Issuer. The Issuer shall remove the Trustee or the Security Agent if:

(a)            the Trustee or the Security Agent fails to comply with Section 7.09;

(b)            the Trustee or the Security Agent is adjudged bankrupt or insolvent;

(c)            a receiver or other public officer takes charge of the Trustee or the Security Agent or their property; or

(d)            the Trustee or the Security Agent otherwise becomes incapable of acting.

If the Trustee or the Security Agent resigns or is removed, or if a vacancy exists in the office of Trustee or the Security Agent for any reason, the Issuer shall promptly appoint a successor Trustee or a successor Security Agent, as the case may be. Within one year after the successor Trustee or Security Agent takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee or Security Agent to replace the successor Trustee or Security Agent appointed by the Issuer. If the successor Trustee or Security Agent does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.06 within 30 days after the retiring Trustee or Security Agent resigns or is removed, the retiring Trustee or Security Agent, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee or Security Agent.

A successor Trustee or Security Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Security Agent, as the case may be, and to the Issuer. Thereupon the resignation or removal of the retiring Trustee or Security Agent shall become effective, and the successor Trustee or Security Agent shall have all the rights, powers and duties of the Trustee or the Security Agent under this Indenture. The successor Trustee or Security Agent shall deliver a notice of its succession to Holders. The retiring Trustee or Security Agent shall, at the expense of the Issuer, promptly transfer all property held by it as Trustee or Security Agent to the successor Trustee or Security Agent; provided that all sums owing to the Trustee or Security Agent hereunder have been paid and subject to the Lien provided for in Section 7.05.

If a successor Trustee or Security Agent does not take office within 60 days after the retiring Trustee or Security Agent resigns or is removed, the retiring Trustee or Security Agent, the Issuer or the Holders of at least 30% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Security Agent at the expense of the Issuer. Without prejudice to the right of the Issuer to appoint a successor Trustee or a successor Security Agent in accordance with the provisions of this Indenture, the retiring Trustee or Security Agent may appoint a successor Trustee or Security Agent at any time prior to the date on which a successor Trustee or Security Agent takes office.

If the Trustee or the Security Agent fails to comply with Section 7.09, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee or the Security Agent and the appointment of a successor Trustee or Security Agent.

In addition to the foregoing and notwithstanding any provision to the contrary, any resignation, removal or replacement of the Security Agent pursuant to this Section 7.06 shall not be effective until (a) a successor to the Security Agent has agreed to act under the terms of this Indenture and (b) all of the Liens in the Collateral have been transferred to such successor. Upon acceptance of its appointment as Security Agent hereunder by a replacement or successor, such replacement or successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Agent hereunder, and the retiring Security Agent shall be discharged from its duties and obligations hereunder.

Notwithstanding the replacement of the Trustee or the Security Agent pursuant to this Section 7.06, the Issuer’s and the Guarantors’ obligations under Section 7.05 shall continue for the benefit of the retiring Trustee or Security Agent.

Section 7.07      Successor Trustee or Security Agent by Merger. Any corporation into which the Trustee or the Security Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Security Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or the Security Agent, shall be the successor of the Trustee or the Security Agent hereunder; provided such corporation shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.08      Appointment of Security Agent and Supplemental Security Agents. The parties hereto acknowledge and agree, and each Holder by accepting the Notes acknowledges and agrees, that the Issuer hereby appoints U.S. Bank Trust Company, National Association to act as Security Agent hereunder, and U.S. Bank Trust Company, National Association accepts such appointment. The Trustee and the Holders acknowledge that the Security Agent will be acting in respect to the Security Documents and the security granted thereunder on the terms outlined therein (which terms in respect of the rights and protections of the Security Agent, in the event of an inconsistency with the terms of this Indenture, will prevail).

(a)            The Security Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents or co-trustees appointed by it. The Security Agent and any such sub-agent or co-trustee may perform any of its duties and exercise any of its rights and powers through its affiliates. All of the provisions of this Indenture applicable to the Security Agent including, without limitation, its rights to be indemnified, shall apply to and be enforceable by any such sub-agent and affiliates of a Security Agent and any such sub-agent or co-trustee. All references herein to a “Security Agent” shall include any such sub-agent or co- trustee and affiliates of a Security Agent or any such sub-agent or co-trustee.

(b)            It is the purpose of this Indenture and the Security Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. Without limiting paragraph (a) of this Section, it is recognized that in case of litigation under, or enforcement of, this Indenture or any of the Security Documents, or in case the Security Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the Security Documents or take any other action which may be desirable or necessary in connection therewith, the Security Agent is hereby authorized to appoint an additional individual or institution selected by the Security Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, Security Agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Security Agent” and collectively as “Supplemental Security Agents”).

(c)            In the event that the Security Agent appoints a Supplemental Security Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Indenture or any of the other Security Documents to be exercised by or vested in or conveyed to such Security Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Security Agent to the extent, and only to the extent, necessary to enable such Supplemental Security Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Security Documents and necessary to the exercise or performance thereof by such Supplemental Security Agent shall run to and be enforceable by either such Security Agent or such Supplemental Security Agent, and (ii) the provisions of this Indenture (and, in particular, this Article Seven) that refer to the Security Agent shall inure to the benefit of such Supplemental Security Agent and all references therein to the Security Agent shall be deemed to be references to a Security Agent and/or such Supplemental Security Agent, as the context may require.

(d)            Should any instrument in writing from the Issuer or any other obligor be required by any Supplemental Security Agent so appointed by the Security Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Issuer shall, or shall cause the Issuer and relevant Guarantor to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Security Agent. In case any Supplemental Security Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Security Agent, to the extent permitted by law, shall vest in and be exercised by the Security Agent until the appointment of a new Supplemental Security Agent.

Section 7.09      Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of England and Wales or the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes. Each of the Trustee and the Security Agent shall have a combined capital and surplus of at least $50,000,000, as set forth in its most recent published annual report of condition.

Section 7.10      Appointment of Co-Trustee.

(a)            It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on Default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.10 are adopted to these ends.

(b)            In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)            Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall to the extent permitted by the laws of the State of New York and the jurisdictions of organization of the Issuer, on request, be executed, acknowledged and delivered by the Issuer; provided that if an Event of Default shall have occurred and be continuing, if the Issuer do not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d)            Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii)           no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

(e)            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.

(f)            Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

Section 7.11      Resignation of Agents.

(a)            Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving to the Issuer and the Trustee and (except in the case of resignation of the Principal Paying Agent) the Principal Paying Agent 30 days’ written notice to that effect (waivable by the Issuer and the Trustee); provided that in the case of resignation of the Principal Paying Agent no such resignation shall take effect until a new Principal Paying Agent (approved in advance in writing by the Trustee) shall have been appointed by the Issuer to exercise the powers and undertake the duties hereby conferred and imposed upon the Principal Paying Agent. Following receipt of a notice of resignation from any Agent, the Issuer shall promptly give notice thereof to the Holders in accordance with Section 12.01. Such notice shall expire at least 30 days before or after any due date for payment in respect of the Notes.

(b)            If any Agent gives notice of its resignation in accordance with this Section 7.11 and a replacement Agent is required and by the tenth day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement any reputable and experienced financial institution. Immediately following such appointment, the Issuer shall give notice of such appointment to the Trustee, the remaining Agents and the Holders whereupon the Issuer, the Trustee, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.

(c)            Upon its resignation becoming effective the Principal Paying Agent shall forthwith transfer all moneys held by it hereunder hereof to the successor Principal Paying Agent or, if none, the Trustee or to the Trustee’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuer of its remuneration for the services previously rendered hereunder and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

Section 7.12      Agents General Provisions.

(a)            Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b)            Agents of Trustee. The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Prior to receiving such written notification from the Trustee, the Agents shall be the agents of the Issuer and need have no concern for the interests of the Holders.

(c)            Funds held by Agents. The Agents will hold all funds subject to the terms of this Indenture.

(d)            Publication of Notices. Any obligation the Agents may have to publish a notice to Holders of Global Notes on behalf of the Issuer will be met upon delivery of the notice to DTC.

(e)            Instructions. In the event that instructions given to any Agent are not reasonably clear, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly, and in any event within one Business Day of receipt by such Agent of such instructions. If an Agent has sought clarification in accordance with this Section 7.12, then such Agent shall be entitled to take no action until such clarification is provided, and shall not incur any liability for not taking any action pending receipt of such clarification.

(f)            No Fiduciary Duty. No Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency or trust, for or with any person.

(g)            Mutual Undertaking. Each party shall, within ten Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with applicable law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 7.12(g) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (A) applicable law or (B) duty of confidentiality. For purposes of this Section 7.12(g), “applicable law” shall be deemed to include (iii) any rule or practice of any regulatory or governmental authority by which any party is bound or with which it is accustomed to comply; (iv) any agreement between any Authorities; and (v) any agreement between any regulatory or governmental authority and any party that is customarily entered into by institutions of a similar nature.

(h)            Tax Withholding.

(i)            In order to enable the Issuer and the Agents to comply with any of their obligations with respect to this Indenture and the Notes under FATCA, each of the Issuer and each Agent shall provide each other such reasonable information that is within its possession and is reasonably requested by the other to assist the other in determining whether it has tax related obligations under FATCA.

(ii)           Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by an Authority, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld and provide the Issuer with the reason for such deduction or withholding, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by an Authority for the purposes of this Section 7.12(h)(ii).

Article Eight
Defeasance; Satisfaction and Discharge

Section 8.01     Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time prior to the Stated Maturity of the Notes, by a resolution of its Board of Directors, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02      Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all of its other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium (including the Redemption Premium), if any, on) and interest (including Additional Amounts) on such Notes when such payments are due, (b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee and the Security Agent hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith and (d) the provisions of this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes. If the Issuer exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

Section 8.03      Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall be released from their obligations under any covenant contained in Sections 4.04 through 4.11, 4.14 through 4.25 and 5.01 with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04      Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest (including Additional Amounts and premium (including the Redemption Premium), if any) on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(b)            in the case of Legal Defeasance, the Issuer must deliver to the Trustee:

(i)            an opinion of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(ii)            an Opinion of Counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the holders of the Notes will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)            in the case of Covenant Defeasance, the Issuer must deliver to the Trustee:

(i)            an opinion of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(ii)           an Opinion of Counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(d)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(e)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

(f)             the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g)            the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium (including the Redemption Premium), if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer and the Guarantors shall remain liable for such payments.

Section 8.05      Satisfaction and Discharge of Indenture. This Indenture, and the rights of the Trustee, the Security Agent and the Holders of the Notes under this Indenture and the Security Documents, shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:

(a)            either:

(i)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment or interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(b)            the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(c)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be; and

(d)            the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (a), (b) and (c)).

Section 8.06      Survival of Certain Obligations. Notwithstanding Sections 8.01      and 8.03, any obligations of the Issuer and the Guarantors in Sections 2.02 through 2.14, 6.07, 7.05 and 7.06 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer or the Guarantors in Section 7.05 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

Section 8.07      Acknowledgment of Discharge by Trustee. Subject to Section 8.09, after the conditions of Section 8.02 or 8.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s and Guarantor’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

Section 8.08      Application of Trust Money. Subject to Section 8.09, the Trustee shall hold in trust cash in U.S. dollars or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited cash or Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 8.09      Repayment to Issuer. Subject to Sections 7.05, and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency or deliver to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or delivery) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.10      Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee and the Paying Agent against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such Government Securities.

Section 8.11      Reinstatement. If the Trustee or Paying Agent is unable to apply cash in dollars or Government Securities in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or Government Securities in accordance with this Article Eight; provided that, if the Issuer has made any payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in dollars or Government Securities held by the Trustee or Paying Agent.

Article Nine
Amendments and Waivers

Section 9.01      Without Consent of Holders.

(a)            The Issuer, the Guarantors, the Security Agent and the Trustee, as applicable, may modify, amend or supplement any IP License or Access Agreement without consent of any Holder to cure any ambiguity, omission, error, defect or inconsistency. The Issuer, the Guarantors, the Security Agent and the Trustee, as applicable, may modify, amend or supplement the Note Documents (other than any IP License or Access Agreement) without consent of any Holder:

(i)            to cure any ambiguity, omission, error, defect or inconsistency;

(ii)           to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a consolidation, amalgamation or merger or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(iii)            to make any change that would provide any additional rights or benefits to the Holders of Notes;

(iv)            to provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with Section 4.06 and Section 4.15, to add security to or for the benefit of the Notes or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien (including the Collateral and the Security Documents) or any amendment in respect thereof with respect to or securing the Notes when such release, termination, discharge or retaking or amendment is expressly provided for under and in accordance with this Indenture and the Security Documents;

(v)             in the case of the Security Documents, to mortgage, charge, pledge, hypothecate or grant a security interest in favor of any other party that is granted a Lien on Collateral in accordance with the terms of this Indenture, in each case, in any property which is required by the documents governing such Indebtedness to be mortgaged, charged, pledged or hypothecated, or in which a security interest is required to be granted to the Security Agent, or to the extent necessary to grant a security interest for the benefit of any Person; provided that the granting of such security interest is not prohibited by this Indenture and Section 4.22 is complied with;

(vi)            to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(vii)          to allow any Guarantor to execute a Supplemental Indenture and a Note Guarantee with respect to the Notes;

(viii)         to provide for uncertificated Notes in addition to or in place of Definitive Registered Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code); or

(ix)            to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.

(b)            In connection with any proposed amendment or supplement in respect of such matters, the Trustee will be entitled to receive, and rely conclusively on, an Opinion of Counsel and/or an Officer’s Certificate.

(c)            The Issuer shall provide Holders prompt written notice of any amendment, modification or supplement to any Note Document made in accordance with this Section 9.01. The failure to give such notice to Holders, or any defect therein, shall not impair or affect the validity of an amendment, modification or supplement under this Section 9.01.

For the avoidance of doubt (and without limiting the generality of any other statements in this Indenture), the provisions of the Trust Indenture Act of 1939, as amended, shall not apply to any amendments to or waivers or consents under this Indenture.

Section 9.02      With Consent of Holders.

(a)            Except as provided in Section 9.02(b) below and Section 6.04 and without prejudice to Section 9.01, the Note Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)            Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i)             reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(ii)            reduce the principal of or change the fixed maturity of any Note or reduce the premium payable upon the redemption of any such Note or change the time at which such Note may be redeemed;

(iii)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(iv)           impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Note Guarantee in respect thereof;

(v)            waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(vi)           make any Note payable in money other than that stated in the Notes;

(vii)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;

(viii)         waive a redemption payment with respect to any Note (other than a payment required by Section 4.09 or Section 4.11);

(ix)           make any change to or modify the ranking of the Notes as to contractual right of payment in a manner that would adversely affect the holders thereof;

(x)            release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(xi)           other than pursuant to the terms of the Security Documents or this Indenture, as applicable, release or subordinate the security interests in all or substantially all of the Collateral granted for the benefit of the Trustee and the Holders, provided that, notwithstanding the foregoing, the Liens on the Collateral or the Note Obligations may be subordinated to other Indebtedness solely to the extent that such Indebtedness is provided by one or more existing Holders and each Holder is offered a right to participate on not less than five (5) Business Days’ notice; or

(xii)          make any change in the preceding amendment and waiver provisions.

(c)            The consent of the Holders shall not be necessary under this Indenture to approve the particular form of any proposed amendment, modification, supplement, waiver or consent. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement, waiver or consent. A consent to any amendment or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03      Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.04      Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder.

Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 9.05      [Reserved].

Section 9.06      Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture or waiver pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 12.01(b), setting forth in general terms the substance of such Supplemental Indenture or waiver.

Section 9.07      Trustee to Sign Amendments, Etc. The Trustee or the Security Agent, as the case may be, shall execute any amendment, supplement or waiver authorized pursuant and adopted in accordance with this Article Nine; provided that the Trustee or the Security Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s or Security Agent’s, as the case may be, own rights, duties or immunities under this Indenture. The Trustee and the Security Agent shall receive, if requested, an indemnity and/or security (including by way of pre-funding) satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment has been duly authorized, executed and delivered and is the legally valid and binding obligation of the Issuer enforceable against them in accordance with its terms (for the avoidance of doubt, such Opinion of Counsel is not required with respect to any Guarantor). Such Opinion of Counsel shall be an expense of the Issuer.

Section 9.08      Additional Voting Terms; Calculation of Principal Amount.

(a)            All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate series on any matter; provided, however, that if any amendment, waiver or other modification will only affect one series of Notes, only the consent of the Holders of not less than a majority in principal amount of the affected series of Notes then outstanding (and not the consent of the Holders of at least a majority of all Notes), shall be required. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article Nine.

(b)            The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (i) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (ii) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 9.08(b) shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

Article Ten
Guarantee

Section 10.01      Note Guarantees.

(a)            The Guarantors, either by execution of this Indenture or a Supplemental Indenture, fully and, subject to the limitations on the effectiveness and enforceability set forth in this Indenture or such Supplemental Indenture, as applicable, unconditionally guarantee, on a joint and several basis to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of all Note Obligations. The Guarantors further agree that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors shall remain bound under this Article Ten notwithstanding any extension or renewal of any Note Obligation. All payments under each Note Guarantee will be made in U.S. dollars. Notwithstanding the foregoing, the guarantees of the Note Obligations of certain of the Guarantors shall be limited to the maximum guarantee amount set forth on Schedule I.

(b)            The Guarantors hereby agree that their obligations hereunder shall be as if they were each principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided that notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under a Note Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Guarantor or its assets), protest or notice with respect to any Note or the Indebtedness evidenced thereby and all demands whatsoever, and each covenant that their Note Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.04. If at any time any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(c)            The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02      Subrogation.

(a)            Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Note Guarantee.

(b)            The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Note Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.02.

Section 10.03      Release of Note Guarantees. The Note Guarantee of a Guarantor shall automatically be released:

(a)            in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09;

(b)            in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09 and the Guarantor ceases to be a Restricted Subsidiary as a result of such sale or other disposition; provided that any such release of a Guarantor shall only be permitted if, at the time of such release, such Guarantor does not own, or exclusively license, any Collateral;

(c)            if the Issuer designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(d)            upon the full and final payment of the Notes and performance of all Obligations (in each case, other than contingent or unliquidated obligations or liabilities) of the Issuer and the Guarantors under this Indenture, the Notes and the Note Guarantees;

(e)            upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes, the Note Guarantees and this Indenture as provided under Article Eight; and

(f)            as described under Article Nine;

provided that, in each case, such Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

The Trustee shall take all necessary actions at the request of the Issuer to effectuate any release of a Note Guarantee in accordance with these provisions.

Each of the releases set forth above shall be effected by the Trustee without the consent of the Holders and will not require any other action or consent on the part of the Trustee.

Section 10.04      Limitation and Effectiveness of Note Guarantees. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor does not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.

Section 10.05      Notation Not Required. Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.

Section 10.06      Successors and Assigns. This Article Ten shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Security Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee or the Security Agent, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

Section 10.07      No Waiver. Neither a failure nor a delay on the part of the Trustee, the Security Agent or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Security Agent and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

Section 10.08      Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

Article Eleven
Security

Section 11.01      Security; Security Documents.

(a)            The due and punctual payment of the principal of, interest and premium (including the Redemption Premium), if any, on and Additional Amounts, if any, on the Notes and the Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and Note Guarantees and performance of all other obligations under this Indenture, shall be secured as provided in the Security Documents. The Trustee, the Security Agent, the Issuer and the Guarantors hereby agree that, subject to Permitted Collateral Liens, the Security Agent is hereby appointed as trustee and shall hold the Collateral in trust for the benefit of itself, the Trustee and all of the Holders pursuant to the terms of the Security Documents, and shall act as mortgagee or security holder under all mortgages or standard securities, beneficiary under all deeds of trust and as secured party under the applicable security agreements. The Security Agent hereby accepts its appointment as trustee of the Collateral with effect from the date of this Agreement and declares that it holds the Collateral in trust for the benefit of itself, the Trustee and all the other Holders in accordance with this Agreement and the other provisions of the Security Documents.

(b)            Each Holder of the Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Security Agent to perform its respective obligations and exercise its rights thereunder in accordance therewith.

(c)            The Trustee, the Security Agent and each Holder, by accepting the Notes and the Note Guarantees, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders under the Security Documents, and that the Lien of this Indenture and the Security Documents in respect of the Security Agent and the Holders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

(d)            Notwithstanding (i) anything to the contrary contained in this Indenture, the Security Documents, the Notes, the Note Guarantees or any other instrument governing, evidencing or relating to any Indebtedness, (ii) the time, order or method of attachment of any Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under any law of any relevant jurisdiction governing relative priorities of secured creditors:

(i)             the Liens will rank equally and ratably with all valid, enforceable and perfected Liens, whenever granted upon any present or future Collateral, but only to the extent such Liens are permitted under this Indenture to exist and to rank equally and ratably with the Notes and the Note Guarantees; and

(ii)            all proceeds of the Collateral applied under the Security Documents shall be allocated and distributed as set forth in the Security Documents.

(e)            Subject to Section 11.01(g) and notwithstanding anything to the contrary in the Agreed Security Principles, the Security Agent’s Liens on the Collateral are required to be perfected within the following time frames (unless a later date is otherwise agreed by the Security Agent acting upon the written direction of the Trustee (in turn acting on the written direction of Holders of at least a majority in aggregate principal amount of the Notes then outstanding)):

(i)             in the case of the Collateral described in clauses (a) and (b) of the definition of “Collateral,” the applicable Secured Guarantors must (A) make (x) all necessary UCC filings against such assets on the Issue Date, (y) PPSA filings in the applicable Canadian provinces with respect to Secured Guarantors that own Pledged IP in Canada on the first Business Day after the Issue Date and (z) other filings as may be necessary in other jurisdictions with respect of the Pledged IP if required pursuant to the Agreed Security Principles and (B) within one hundred and twenty (120) days of the Issue Date, establish and deliver to the Security Agent, and thereafter continue to maintain Control Agreements with respect to each Collection Account;

(ii)            in the case of the Collateral described in clause (a) of the definition of “Collateral” assigned or pledged by Krystalsea Limited, it is not necessary under the laws of the British Virgin Islands that any of the relevant security interests be registered or recorded in any public office or elsewhere in the British Virgin Islands in order to ensure the validity or enforceability thereof; however, (x) in order to protect their priority as a matter of the laws of the British Virgin Islands, Krystalsea Limited or the Security Agent must, promptly, and in any event within seven Business Days after execution of the relevant Security Documents, register the relevant security interests with the BVI Registrar of Corporate Affairs pursuant to section 163 of the BVI Act and further (y) Krystalsea Limited must, as required by the BVI Act, create and maintain a BVI Register of Charges for Krystalsea Limited in accordance with section 162 of the BVI Act (to the extent this has not already been done) by promptly entering particulars of the relevant security interests as required by the BVI Act in the BVI Register of Charges (and shall in any event take such actions within 14 days of the date of the relevant Security Documents) and (z) promptly after entry of such particulars has been made, provide the Security Agent with a certified true copy of the updated BVI Register of Charges within three days of such entry;

(iii)          in the case of the Krystalsea Pledged Equity, it is not necessary under the laws of the British Virgin Islands that the Krystalsea Pledged Equity be registered or recorded in any public office or elsewhere in the British Virgin Islands in order to ensure the validity or enforceability of the Pledged Equity; however, pursuant to the BVI Equitable Mortgage, not later than 10 Business Days after the Issue Date, Krystalsea Limited shall ensure that, and Belize Investments Limited shall procure that, a notation of the relevant security interests be entered on the register of members of Krystalsea Limited and that a copy of such annotated register of members be filed and registered with the BVI Registrar pursuant to section 43A of the BVI Act;

(iv)           in the case of the Great Stirrup Pledged Equity, Great Stirrup Cay Limited shall (x) use commercially reasonable efforts to, as soon as reasonably practicable following the Issue Date, obtain approval of the Exchange Control Department of the Central Bank of The Bahamas with respect to the Great Stirrup Pledged Equity (the “Great Stirrup Cay Pledged Equity Central Bank Approval”), with respect to Great Stirrup Cay Limited, (y) use commercially reasonable efforts to, as soon as reasonably practicable and in any event within 30 days after receipt of the Great Stirrup Cay Pledged Equity Central Bank Approval with respect to Great Stirrup Cay Limited and the Security Agent Pledged Equity Central Bank Approval (as defined below) with respect to the Security Agent, cause the share pledge in respect of the Great Stirrup Pledged Equity (the “Great Stirrup Share Pledge”) to be duly executed, notarized and apostilled, and as soon as reasonably practicable thereafter, cause the Great Stirrup Share Pledge to be submitted to the Department of Inland Revenue for full payment of applicable value added tax thereon (payable by the Issuer or Great Stirrup Cay Limited, as applicable, to the Department of Inland Revenue) (it being understood that if the Great Stirrup Share Pledge is submitted together with the Great Stirrup Mortgage and the full amount of value added tax is paid on the Great Stirrup Mortgage then no additional value added tax would be payable on the Great Stirrup Share Pledge in accordance with the Value Added Tax (Amendment) Act, 2022) and (z) promptly thereafter, deliver the original Great Stirrup Share Pledge to Bahamian counsel of the Security Agent to record the same at the Registry of Records; provided, however, that notwithstanding anything herein to the contrary, the steps required by this clause (z) shall be completed no later than 90 days after receipt by the Security Agent of the requisite Central Bank Approval with respect to the Security Agent (“Security Agent Pledged Equity Central Bank Approval”) and in any event no later than 120 days after the Issue Date; and provided, further, for clarification purposes, that it shall be an Event of Default if the steps required by this clause (z) are not completed in the timeframe set forth in the immediately preceding proviso except to the extent such failure is the result of the Security Agent failing to receive Security Agent Pledged Equity Central Bank Approval with respect to itself. No steps are required under the laws of Bermuda to perfect the security interest in the Great Stirrup Pledged Equity; however, in order to secure its ranking in point of priority, as soon as reasonably practicable after the delivery set forth in clause (z) above, the Great Stirrup Share Pledge will be registered with the Registrar of Companies in Bermuda pursuant to section 55 of the Companies Act 1981 of Bermuda. In addition, (x) as soon as reasonably practicable, Great Stirrup Cay Limited will ensure that a notation of the Great Stirrup Pledged Equity be entered on the register of members of Great Stirrup Cay Limited and (y) as soon as reasonably practicable and in any event within 30 Business Days after the receipt of the Great Stirrup Cay Pledged Equity Central Bank Approval, Great Stirrup Cay Limited will ensure that a register of mortgages and charges for Great Stirrup Cay Limited be maintained, kept current (to the extent this has not already been done) and a copy thereof be filed in Great Stirrup Cay Limited’s file with the Registrar of Companies in The Bahamas; and

(v)            in the case of the Pledged IP, (x) not later than the Issue Date with respect to recordings with the United States Patent and Trademark Office or the United States Copyright Office of registered intellectual property, as applicable, and (y) not later than one Business Day after the Issue Date with respect to recordings with the Canadian Intellectual Property Office.

(f)            Subject to Section 11.01(g), the applicable Guarantor shall:

(i)             in the case of certain real estate situated on Great Stirrup Cay in the Commonwealth of The Bahamas (the “Great Stirrup Cay Island”), (w) use commercially reasonable efforts to, as soon as reasonably practicable after the Issue Date, obtain the requisite approval of the Central Bank of The Bahamas (the “Great Stirrup Cay Mortgage Central Bank Approval”) with respect to the mortgage on Great Stirrup Cay Limited, (x) use commercially reasonable efforts to, as soon as practicable after receipt of the Great Stirrup Cay Mortgage Central Bank Approval with respect to Great Stirrup Cay Limited and the Security Agent Governmental Mortgage Approvals, with respect to the Security Agent, cause the Deed of Mortgage with respect to Great Stirrup Cay Island (the “Great Stirrup Mortgage”) by Great Stirrup Cay Limited in favor of the Security Agent, to be duly executed, notarized and apostilled and within 10 Business Days thereafter cause the original Great Stirrup Mortgage to be submitted to the Department of Inland Revenue together with the Great Stirrup Share Pledge for payment of value added tax (if any) (it being understood that if the Great Stirrup Mortgage is executed and delivered simultaneously with the Great Stirrup Share Pledge and presented to the Department of Inland Revenue at the same time, no additional value added tax would be payable on the Great Stirrup Mortgage) provided that the full amount of value added tax was paid on the Great Stirrup Share Pledge in accordance with the Value Added Tax (Amendment) Act, 2022), (y) use commercially reasonable efforts to, within 10 Business Days thereafter deliver to counsel of the Holders the duly executed, notarized and apostilled original Deed of Mortgage together with applicable value added tax paid thereon to record the same in the Registry of Records within 5 Business Days thereafter; provided, however, that notwithstanding anything herein to the contrary, the steps required by this clause (y) shall be completed no later than 90 days after receipt of by the Security Agent of the requisite International Persons Landholding Permit pursuant to the International Persons Landholding Act, 1993, as amended (the “Investments Board Permit”), and Security Agent Central Bank Approval (collectively, the “Security Agent Governmental Mortgage Approvals”) with respect to the Security Agent, and in any event a valid mortgage with respect to Great Stirrup Cay Island shall be in place no later than 120 days after the Issue Date; provided, further, for clarification purposes, that it shall be an Event of Default if a valid mortgage with respect to Great Stirrup Cay Island is not in place in the timeframe set forth in the immediately preceding proviso except to the extent such failure is the result of the Security Agent failing to receive Security Agent Governmental Mortgage Approvals with respect to itself; and (z) use commercially reasonable efforts to deliver such surveys, title policies, opinions of counsel, abstracts, appraisals and other documents as the Security Agent (at the direction of Holders of at least a majority in aggregate principal amount of the Notes then outstanding) may reasonably request; and

(ii)            in the case of certain real estate of Krystalsea Limited situated on Harvest Caye in Belize (the “Harvest Caye Island”) (v) use commercially reasonable efforts to, as soon as reasonably practicable after the Issue Date, obtain and deliver to the Security Agent (1) all necessary and advisable documentation required for the creation and registration of the Harvest Caye Mortgage, as determined reasonably and in good faith by Belizean counsel of the Holders in consultation with Belizean counsel of the Issuer, with respect to Krystalsea Limited and Harvest Caye Island and (2) the requisite approvals of the Central Bank of Belize (“Belize Central Bank Approval”), (w)  upon receipt of the Belize Central Bank Approval, use commercially reasonable efforts to deliver to the Belizean counsel of the Holders (A) in triplicate, the duly executed and notarized original Mortgage Debenture by Krystalsea Limited in favor of the Security Agent (the “Harvest Caye Mortgage”) for filing, together with applicable stamp duties and filing fees (payable by the Issuer or by Krystalsea Limited, as applicable) and (B) the original title deed for Harvest Caye Island, (x) within 30 days thereafter, cause the Harvest Caye Mortgage to be lodged for record in the Land Titles Unit of Belize; (y) use commercially reasonable efforts to cause Particulars of Mortgage or Charge in relation to the Harvest Caye Mortgage to be registered at the Belize Companies and Corporate Affairs Registry within 21 days of the date of the Harvest Caye Mortgage; provided, however, that notwithstanding anything herein to the contrary, a valid and enforceable Harvest Caye Mortgage shall be in place no later than 180 days after the Issue Date; provided, further, for clarification purposes, that it shall be an Event of Default if the Harvest Caye Mortgage, has not been lodged for record in the Land Titles Unit in Belize on or prior to 180 days after the Issue Date and (z) use commercially reasonable efforts to deliver such surveys, title policies, opinions of counsel, abstracts, appraisals and other documents as Belizean counsel to the Holders may reasonably request.

(g)            With respect to all time periods set forth in Section 11.01(e) or (f), the Issuer shall promptly notify the Trustee, the Security Agent and the Holders in writing if such time periods are exceeded. In addition, with respect to all time periods set forth in Section 11.01(e) or (f), (x) to the extent any date for a required action falls on a day that is not a business or working day in the relevant jurisdiction, the required date shall instead be the next business or working day in such jurisdiction and (y) if any government office required for an action is closed (or closed on a practical basis due to then prevailing circumstances, including the unavailability of public transportation) on one or more days on which it would normally be open, the applicable time periods set forth in Section 11.01(e) or (f) shall not commence until the business or working day following the latest date such government office was closed on a day on which it would normally be open.

Section 11.02      Authorization of Actions to Be Taken by the Security Agent Under the Security Documents. The Security Agent shall be the representative on behalf of the Holders and shall act upon the written direction of the Trustee (in turn, acting on written direction of the Holders) with regard to all voting, consent and other rights granted to the Trustee and the Holders under the Security Documents. Subject to the provisions of the Security Documents, the Security Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Security Documents and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder.

Subject to the provisions of the Security Documents, the Security Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts of impairment that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Security Agent (after consultation with the Trustee, where appropriate) may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Security Agent). The Security Agent is hereby irrevocably authorized by each Holder of the Notes to effect any release of Liens or Collateral authorized by Section 11.04 hereof or by the terms of the Security Documents.

Each Holder, by accepting a Note, shall be deemed (i) to have irrevocably appointed U.S. Bank Trust Company, National Association as Security Agent, (ii) to have irrevocably authorized the Security Agent and the Trustee to (a) perform the duties and exercise the rights, powers and discretions that are specifically given to each of them under the Security Documents or other documents to which the Security Agent and/or the Trustee is a party, together with any other incidental rights, power and discretions and (b) execute each document expressed to be executed by the Security Agent and/or the Trustee on its behalf.

Section 11.03      Authorization of Receipt of Funds by the Security Agent Under the Security Documents. The Security Agent is authorized to receive and distribute any funds for the benefit of the Holders under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

Section 11.04      Release of the Collateral.

(a)            To the extent a release is permitted by a Security Document, the Security Agent shall automatically release, and the Trustee, if so required by the requisite Holders under this Indenture (if applicable) or pursuant to a court order (if applicable), shall be deemed to direct the Security Agent to automatically release, without the need for consent of the Holders of the Notes or any further action, Liens on the Collateral securing the Notes:

(i)             as to all of the Collateral, upon payment in full of principal of, interest, premium (including the Redemption Premium), if any, and all other Additional Amounts (in each case, other than contingent or unliquidated obligations or liabilities) on the Notes issued under this Indenture and all other Obligations hereunder;

(ii)            as to any Collateral, upon any sale or other transfer by any Guarantor of any Collateral that is permitted under the Indenture to any person that is not a Guarantor (but excluding any transaction subject to Article Five);

(iii)          as may be permitted by Section 9.01 or Section 9.02;

(iv)          upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes, the Note Guarantees and this Indenture as provided under Article Eight; and

(v)            in order to effectuate a merger, consolidation, amalgamation, conveyance, transfer or other business combination conducted in compliance with Section 5.01.

Each of the foregoing releases shall be automatic without any further action by the Security Agent and without the consent of the Holders of the Notes or any action on the part of the Trustee.

(b)            Any release of Collateral made in compliance with this Section 11.04 shall not be deemed to impair the Lien under the Security Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Security Documents (including Section 4.22 hereof).

(c)            Upon the Issuer’s or any Guarantor’s request, the Security Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture; provided that the Issuer or such Guarantor shall have delivered an Officer’s Certificate (which the Trustee and Security Agent may rely upon in connection with such release) to the Trustee and the Security Agent setting forth that the specified release complies with the terms of this Indenture.

Article Twelve
Miscellaneous

Section 12.01      Notices.

(a)            Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:

if to the Issuer or the Guarantors:

NCL Corporation Ltd.
7665 Corporate Center Drive
Miami, FL 33126-1201
Telephone: (305) 436-4000
Facsimile: (305) 436-4117
Attn: General Counsel

if to the Trustee, Principal Paying Agent, Security Agent or Transfer Agent:

U.S. Bank Trust Company, National Association
Global Corporate Trust
West Side Flats
60 Livingston Avenue
St. Paul, MN 55107-1419
Telephone: (651) 466-6309
Facsimile: (651) 466-7430
Attn: Norwegian Cruise Lines (“NCL”) Corporate Trust Administrator

The Issuer, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)            Notices regarding the Notes shall be:

(i)            delivered to Holders electronically or mailed by first-class mail, postage paid; and

(ii)           in the case of Definitive Registered Notes, delivered to each Holder by first-class mail at such Holder’s respective address as it appears on the registration books of the Registrar.

Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)            If and so long as the Notes are represented by Global Notes, notice to Holders, in lieu of being given in accordance with Section 12.01(b) above, may be given by delivery of the relevant notice to DTC for communication.

(d)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)            All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English). The Issuer and Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.02      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee or the Security Agent to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Original Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee or the Security Agent:

(a)            an Officer’s Certificate in form reasonably satisfactory to the Trustee or the Security Agent stating that, in the opinion of the Officer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Security Agent stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.

Section 12.03      Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 12.04      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.05      No Personal Liability of Directors, Officers, Employees and Shareholders. No director, officer, employee, incorporator, shareholder or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture and the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

Section 12.06      Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

Section 12.07      Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08      Jurisdiction. The Issuer and each Guarantor agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee or the Security Agent arising out of or based upon this Indenture, the Notes or the Note Guarantees may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes or the Note Guarantees, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or any Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or any Guarantor, as the case may be, are subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or any Guarantor, as the case may be, in the manner provided by this Indenture. Each of the Issuer and the Guarantors not resident in the United States has appointed Corporate Creations International, Inc., located at 801 US Highway 1, North Palm Beach, Florida 33408, or any successor so long as such successor is resident in the United States and can act for this purpose, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Note Guarantees or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non- exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. National Registered Agents, Inc. has hereby accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action involving the Issuer arising out of or based upon this Indenture, the Notes or the Note Guarantees may be instituted by any Holder or the Trustee or the Security Agent in any other court of competent jurisdiction. The Issuer expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.09     No Recourse Against Others. A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under this Indenture, the Notes or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.

Section 12.10      Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11      Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. For the avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 12.12      Table of Contents and Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.13      Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14      Currency Indemnity. Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or any Guarantor, shall constitute a discharge of the Issuer’s or the Guarantors’ obligation under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of the Required Currency with such holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder or the Trustee, as the case may be, the Issuer and the Guarantors shall indemnify and hold harmless the holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

NCL CORPORATION LTD.
as Issuer

By:
Name:
Title:

KRYSTALSEA LIMITED
as Guarantor

By:
Name:
Title:

GREAT STIRRUP CAY LIMITED
as Guarantor

By:
Name:
Title:

NCL US IP CO 1, LLC
as Guarantor

By:
Name:
Title:

NCL UK IP CO LTD
as Guarantor

By:
Name:
Title:

[Signature Page to Indenture]

NCL US IP CO 2, LLC
as Guarantor

By:
Name:
Title:

SEVEN SEAS CRUISES S. DE R. L.
as Guarantor

By:
Name:
Title:

OCEANIA CRUISES S. DE. R. L. as Guarantor

By:
Name:
Title:

PRESTIGE CRUISE HOLDINGS S. DE. R. L. as Guarantor

By:
Name:
Title:

PRESTIGE CRUISES INTERNATIONAL S. DE. R. L. as Guarantor
By:
Name:
Title:

[Signature Page to Indenture]

ARRASAS LIMITED as Guarantor

By:
Name:
Title:

NCL (BAHAMAS) LTD. as Guarantor

By:
Name:
Title:

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee, Principal Paying Agent, Transfer
Agent, Registrar and Security Agent

By:
Name:
Title:

[Signature Page to Indenture]

Schedule I

GUARANTORS

Entity	Jurisdiction	Guarantee Limit
KRYSTALSEA LIMITED	British Virgin Islands	$143 million
Great Stirrup Cay Limited	Bahamas	$143 million
NCL US IP Co 1, LLC	Delaware	No limit
NCL US IP Co 2, LLC	Delaware	No limit
NCL UK IP Co Ltd	England and Wales	No limit
Seven Seas Cruises S. de R.L.	Panama	No limit
Oceania Cruises S. de R.L.	Panama	No limit
Prestige Cruise Holdings S. de R.L.	Panama	No limit
Prestige Cruises International S. de R.L.	Panama	No limit
Arrasas Limited	Isle of Man	No limit
NCL (Bahamas) Ltd.	Bermuda	$143 million

I-1

Schedule II

SECURITY DOCUMENTS

1.	Collateral Agreement, to be dated as of the Issue Date, by and among the Guarantors party thereto and the Security Agent

2.	Intellectual Property Security Agreement, to be dated as of the Issue Date, by and among NCL US IP Co 2, LLC and the Security Agent

3.	Intellectual Property Security Agreement, to be dated as of the Issue Date, by and among NCL UK IP Co Ltd and the Security Agent

4.	Intellectual Property Security Agreement, to be dated as of the Issue Date, by and among Seven Seas Cruises S. de R.L., Prestige Cruise Holdings S. de R.L., Oceania Cruises S. de R.L. and the Security Agent

5.	Share charge over the shares in NCL UK IP Co Ltd, to be dated as of the Issue Date, by and among NCL US IP Co 1, LLC and the Collateral Agent

6.	Equitable Share Mortgage in Respect of Shares of Krystalsea Limited, to be dated as of the Issue Date, by and among Belize Investments Limited, Krystalsea Limited and the Security Agent

7.	Share Pledge in Respect of Shares of Great Stirrup Cay Limited, to be executed on the Issue Date and dated as of the Issue Date or as soon as reasonably practicable thereafter, between NCL (Bahamas) Ltd. and the Security Agent

8.	Mortgage in respect of the island owned by Great Stirrup Cay Limited, to be executed after the Issue Date by Great Stirrup Cay Limited and the Security Agent

9.	Mortgage in respect of the island owned by Krystalsea Limited, to be executed after the Issue Date by Krystalsea Limited and the Security Agent

II-1

Schedule III

AGREED SECURITY PRINCIPLES

1.	Agreed security principles

The security to be provided under and in connection with this Indenture will be given in accordance with the security principles set out in this Schedule (the Agreed Security Principles).

2.	General principles

2.1.	The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective security from the Issuer and its Subsidiaries (collectively, the NCL Group) in certain jurisdictions. In particular:

(a)	general statutory limitations, capital maintenance, financial assistance, corporate benefit, fraudulent preference, “thin capitalisation” rules, retention of title claims, regulatory restrictions and similar principles may limit the ability of a member of the NCL Group to provide security or may require that the security be limited by an amount or otherwise; provided that the NCL Group will use commercially reasonable efforts to overcome any such obstacle and assist in demonstrating that adequate corporate benefit accrues to the NCL Group and each relevant Secured Guarantor. If any such limit applies, the security provided will be limited to the maximum amount which the relevant member of the NCL Group may provide having regard to applicable law and determined in consultation with Holders of a majority in aggregate principal amount of the then outstanding Notes;

(b)	a factor in determining whether or not security shall be taken is the applicable cost which shall not be disproportionate to the benefit to the Holders of the Notes (or any other beneficiary of the security) of obtaining such security, which determination shall be made in consultation with Holders of a majority in aggregate principal amount of the then outstanding Notes. For these purposes, “cost” includes, but is not limited to, income or corporate tax cost, registration taxes payable on the creation or enforcement or for the continuance of any security, notary costs, stamp duties, out-of-pocket expenses and other fees and expenses directly incurred by the relevant grantor of security or any of its direct or indirect owners, subsidiaries or Affiliates;

(c)	except in the case of the Secured Guarantors, unless each consent required by law, statute, the terms of any applicable contract, instrument or constitutional document or otherwise from the minority shareholders in, or any relevant corporate body of, any member of the NCL Group which is not wholly owned (directly or indirectly) by another member of the NCL Group is obtained, such member shall not be required to grant security; provided that the relevant company and the Issuer have used commercially reasonable efforts to obtain such consent, it being acknowledged that commercially reasonable efforts shall not require the payment by the Issuer or the relevant company of any monetary consent or waiver excluding any reasonable legal fees that may be payable;

(d)	security shall not be created or perfected to the extent that it would result in the directors or officers of the relevant grantor being in contravention of any statutory duty in such capacity or their fiduciary duties and/or which could reasonably be expected to result in personal, civil or criminal liability on the part of any such director or officer; provided that the relevant member of the NCL Group shall use commercially reasonable efforts to overcome any such obstacle, it being acknowledged that commercially reasonable efforts shall not require the payment by the Issuer or the relevant company of any monetary consent or waiver;

III-1

(e)	any assets subject to third party arrangements (including shareholder agreements or joint venture agreements) which are permitted by the terms of the Indenture and which would prevent or prohibit those assets from being subject to legal, valid, binding and enforceable security will be excluded from the security created by any relevant security document; provided that the relevant member of the NCL Group has used commercially reasonable efforts to obtain any necessary consent or waiver if the asset is material, it being acknowledged that commercially reasonable efforts shall not require the payment by the Issuer or the relevant company of any monetary consent or waiver excluding any reasonable legal fees that may be payable;

(f)	where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only;

(g)	the granting of security or the perfection of the security granted will not be required if:

(i)	it has or is reasonably likely to have a material adverse effect on the ability of the relevant member of the NCL Group to conduct its operations and business in the ordinary course as otherwise permitted by the Indenture; or

(ii)	it has or is reasonably likely to have a material adverse effect on the tax arrangements of the NCL Group or any member of the NCL Group, provided that, in each case, the relevant member of the NCL Group shall use commercially reasonable efforts to overcome such obstacle. The secured obligations will be limited where necessary to prevent any material additional tax liability of any member of the NCL Group;

(h)	in the case of any security granted by any member of the NCL Group, no fixed security will be given over hedging or intellectual property registered and applied for outside of the United States and Canada, which instead in each case shall be subject to floating security to the extent applicable under the laws of the jurisdiction governing the relevant security agreement. Nothing in this paragraph will restrict any provision permitting the crystallisation of any floating charge in certain circumstances as set out in the security documents; and

(i)	other than in respect of: (i) UCC financing statements and intellectual property security agreements to be filed in the applicable jurisdictions (to the extent described herein) and (ii) any other notifications expressly contemplated in these Agreed Security Principles, no perfection action will be required in jurisdictions in which Secured Guarantors are not located.

3.	Security

Security will be for all liabilities of the relevant members of the NCL Group (including the Secured Guarantors) under the Notes and the Indenture, in accordance with, and subject to, the requirements of the Agreed Security Principles in each relevant jurisdiction.

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4.	Terms of security documents

4.1.	Security will be first ranking, to the extent legally possible (and subject to certain liens mandatorily preferred by applicable laws).

4.2.	Security shall (to the extent legally possible, subject to the general principles above) be created in favour of the Security Agent, the Trustee and the holders of the Notes or the Security Agent on behalf of or as trustee for the Trustee and the holders of the Notes (it being anticipated that the latter option shall be appropriate in most cases), to secure all of the obligations of the party giving the relevant security as well as all liabilities under the Indenture and the Notes (to the extent permitted by local law) and provided that “parallel debt” provisions may be used where necessary.

4.3.	The security documents should only operate to create security rather than to impose new commercial obligations other than to the extent required by local law in order to create, enforce or perfect the security interest expressed to be created thereby, or to deal with requirements directly related thereto. Accordingly, subject to customary representations and undertakings as to Customer Data or intellectual property, representations and undertakings (such as in respect of insurance, maintenance of assets, information or the payment of costs) shall be limited to those necessary for the creation, registration and/or perfection of the security and maintenance of the Collateral, will not unreasonably interfere with the normal running of the business and shall not operate so as to prevent transactions which are otherwise permitted under this Indenture or to require additional consents or authorizations or to impose commercial obligations, in each case other than to the extent required to maintain the Collateral or by local law in order to create, enforce or perfect the security interest expressed to be created thereby, or to deal with requirements directly related thereto.

4.4.	Unless otherwise required under applicable law, if a member of the NCL Group grants security over any asset it shall, subject to the terms of the Indenture and the Notes, be free to deal with that asset in the ordinary course of its business and as permitted by this Indenture until an Event of Default has occurred.

4.5.	The following principles will be reflected in the terms of any security taken as part of this transaction:

(a)	security will not be enforceable in respect of the Notes until an Event of Default has occurred and is continuing;

(b)	information, such as lists of assets, will be provided if, in the opinion of counsel to the Security Agent or the Trustee, these are required by local law to be provided to perfect or register the security or to ensure the security can be enforced and, unless in the opinion of counsel to the Security Agent or the Trustee required to be provided by local law more frequently, be provided annually or, following an Event of Default which is continuing, on the Security Agent’s or the Trustee’s reasonable request; and

(c)	each of the Trustee, the Security Agent and the holders of the Notes should only be able to exercise any power of attorney granted to it under the security documents following an Event of Default.

5.	Bank accounts

Security will be given over each Collection Account. A Control Agreement shall be required with respect to each Collection Account, to the extent applicable in the relevant jurisdiction.

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6.	Real estate

Subject to Section 11.01(f) of this Indenture, the Issuer will cause (1) a mortgage to be registered in respect of Harvest Caye and (2) a mortgage to be registered in respect of Great Stirrup Cay Island executed and delivered by Krystalsea Limited and Great Stirrup Cay Limited, respectively, as soon as reasonably practicable after the Issue Date.

No security will be given over land, building and improvements or other real estate other than Harvest Caye Island and Great Stirrup Cay Island.

7.	Security in respect of Vessels

No security will be given over any Vessels.

8.	[Reserved.]

9.	Intellectual property

9.1.	Security will only be granted over intellectual property to the extent expressly required under the Indenture and subject to these Agreed Security Principles. No security shall be granted over any licensed intellectual property which cannot be secured under the terms of the relevant licensing agreement. Notwithstanding the foregoing, all intellectual property covered by any IP License shall be pledged. No notice shall be prepared or given to any third party from whom intellectual property is licensed until an Event of Default has occurred.

9.2.	The security documents for the Pledged IP will not be required to be registered outside of the United States and Canada. No perfection step, further assurance step, filing, recordation, registration or other formalities will be required in relation to the creation, perfection or priority of any security over intellectual property and in relation to any relevant security document, other than the security documents that are required to be recorded with:

(a)	the United States Patent and Trademark Office, the United States Copyright Office or applicable jurisdictions by way of UCC financing statements, as applicable; and

(b)	the Canadian Intellectual Property Office.

9.3.	Any intellectual property required to be secured in accordance with the Indenture will only be required to be secured under a security document governed by the laws of the United States (or any state or district thereof) irrespective of the jurisdiction of incorporation of the relevant member of the NCL Group which holds the interest in the intellectual property, the location of the intellectual property or otherwise.

10.	Shares and partnership interests

10.1.	The following share pledges will be given over all shares and partnership interests in the Secured Guarantors listed below on the Issue Date (or, in the case of the pledge shares in Great Stirrup Cay Limited, as soon as reasonably practicable thereafter):

Restricted Subsidiary	Name of shareholder/partners	Governing law
Krystalsea Limited	Belize Investments Limited	British Virgin Islands
Great Stirrup Cay Limited	NCL (Bahamas) Ltd.	Bahamas
NCL UK IP Co Ltd	NCL US IP Co 1, LLC	England and Wales
NCL US IP Co 2, LLC	NCL US IP Co 1, LLC	New York

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10.2.	Until an Event of Default has occurred, the securing person will be permitted to retain dividends and other payments to which they may be entitled as shareholders or partners and to exercise voting rights to any shares or partnership interests pledged by it in a manner which does not adversely affect the validity or enforceability of the security or cause an Event of Default to occur and the company whose shares or partnership interests have been pledged will, subject to the terms of the Indenture, be permitted to pay dividends.

10.3.	Unless the restriction is required or advisable by law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on enforcement of the security granted over them and/or pre-emption rights to the extent these would materially and adversely affect the security interests created under the security documents.

10.4.	Where customary and applicable as a matter of law, at the time of execution of the applicable security document, a copy of the share certificate (or other documents evidencing title to the relevant shares) and a signed but undated copy of the stock/share transfer form will be provided to the Security Agent and where required by law the shareholders’ register will be written up to annotate the existence of the pledge, it being agreed that original share certificate, original undated stock/share transfer form and registered agent certified true copy of the annotated shareholders’ register shall be supplied to the Security Agent as soon as practicable following execution of the applicable security document (having regard to the current logistical difficulties caused by the impact of COVID-19).

11.	English Law Overriding Principle

Notwithstanding anything to the contrary in the Indenture or these Agreed Security Principles, the parties agree, and the overriding intention is, that no security will be required to be granted by any member of the NCL Group under a security document governed by English law except (i) pursuant to the share charge over the shares in NCL UK IP Co Ltd, by and among NCL US IP Co 1, LLC and the Collateral Agent, (ii) pursuant to a Control Agreement relating to any Collection Account and (iii) pursuant to a customary debenture granted by NCL UK IP Co Ltd in favor of the Security Agent.

12.	Business Day Overriding Principle

With respect to all time periods set forth herein, (x) to the extent any date for a required action falls on a day that is not a business or working day in the relevant jurisdiction, the required date shall instead be the next business or working day in such jurisdiction and (y) if any government office required for any action is closed on one or more days on which it would normally be open, the applicable time periods set forth herein shall not commence until the business or working day following the latest date such government office was closed on a day on which it would normally be open.

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Schedule IV

COLLECTION ACCOUNTS

[TO BE UPDATED]

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EXHIBIT A

[FORM OF FACE OF NOTE]

NCL CORPORATION LTD.

[If Regulation S Global Note – CUSIP Number [●]1 / ISIN [●]2]

[If Restricted Global Note – CUSIP Number [●]3 / ISIN [●]4]

No. [●]

[Include if Global Note — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

1 Issue Date Regulation S CUSIP: [●]

2 Issue Date Regulation S ISIN: [●]

3 Issue Date Rule 144A CUSIP: [●]

4 Issue Date Rule 144A ISIN: [●]

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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE WHEN THE NOTES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION] RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) IN THE UNITED STATES TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO A TRANSFER PURSUANT TO CLAUSE (D) OR (E), THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (D) OR (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT SHALL NOT TRANSFER THE SECURITIES IN AN AMOUNT LESS THAN $2,000.

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8.00% SENIOR SECURED NOTES DUE 2025

NCL Corporation Ltd., a Bermuda exempted company, for value received, promises to pay to [●] or registered assigns the principal sum of $[●] (as such amount may be increased or decreased as indicated in Schedule A (Schedule of Principal Amount in the Global Note) of this Note) on April 2, 2025.

From [●], 202[2][3] or from the most recent Interest Payment Date to which interest has been paid or provided for, cash interest on this Note will accrue at 8.00%, payable quarterly on [●], [●], [●] and [●] of each year, beginning on [●], 202[2][3], to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding [●], [●], [●] or [●], as the case may be. Interest on overdue principal and interest, including premium (including the Redemption Premium) and Additional Amounts, if any, will accrue at a rate that is 2.00% higher than the interest rate on the Notes.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, NCL Corporation Ltd. has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated: [●], 20[●]

NCL CORPORATION LTD.

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

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[FORM OF REVERSE SIDE OF NOTE]
8.00% Senior Secured Notes due 2025

1.            Interest

NCL Corporation Ltd., a Bermuda exempted company (together with its successors and assigns under the Indenture, the “Issuer”), for value received, promises to pay interest on the principal amount of this Note from [●], 202[2][3] or from the most recent Interest Payment Date to which interest has been paid or provided for at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the interest rate borne by the Notes compounded quarterly, and it shall pay interest on other overdue amounts at the same rate to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

2.            Additional Amounts

(a)         All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, Redemption Price, purchase price, interest, duration fees or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder after such withholding or deduction will equal the respective amounts that would have been received by each Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(1)            any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, the Indenture or a Note Guarantee, or the receipt of payments in respect of such Note or a Note Guarantee;

(2)            any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

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(3)            any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(4)            any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;

(5)            any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the Holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the Holder at least 30 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

(6)            any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;

(7)            any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the Holder of the Notes if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such Holder been the sole beneficial owner of such Note;

(8)            any Taxes imposed by the United States, any state thereof or the District of Columbia, or any subdivision thereof or territory thereof, including any U.S. federal withholding taxes and any Taxes that are imposed pursuant to current Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(9)            any combination of clauses (1) through (8) above.

In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments or that are imposed on or result from a sale or other transfer or disposition of a Note by a Holder or a beneficial owner, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (9) above or any combination thereof), save in each case for any such taxes, charges or levies which arise or are increased as a result of any document effecting the registration, issue or delivery of any of the notes either being signed or executed in the United Kingdom or being brought into the United Kingdom.

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(b)          If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(c)          The Issuer or the relevant Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will furnish to the Trustee (or to a Holder of this Note upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

(d)          Whenever in the Indenture or this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)          The preceding obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

3.            Method of Payment

The Issuer shall pay interest on this Note (except Defaulted Interest) to the Holder at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal, premium (including the Redemption Premium), if any, and interest (including Defaulted Interest, if any) in U.S. dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by this Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of this Note to the Paying Agent.

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4.            Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association or one of its Affiliates will act as Principal Paying Agent and Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

5.            Indenture

The Issuer issued this Note under an indenture dated as of [●], 202[2][3] (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as Security Agent. The terms of this Note include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

6.            Redemption

(a)          Prior to March 3, 2025 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a Redemption Price (expressed as a percentage of the principal amount to be redeemed and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (including any duration fees as provided below) discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. For all purposes under this Section 6, including the calculation of the Redemption Price, any duration fee payable on any Note shall be deemed to constitute interest thereon.

(b)           On or after the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)           Upon the Issuer or any of its Restricted Subsidiaries (i) receiving Net Proceeds from the issuance or incurrence of any Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 4.06) or (ii) receiving Net Proceeds equal to or greater than $10.0 million from the sale, lease, conveyance or other disposition by the Issuer or any of its Restricted Subsidiaries of, or Event of Loss relating to, any assets comprising part of the Collateral (each of the events set forth in the foregoing clauses (i) and (ii), a “Mandatory Redemption Event”), the Issuer will cause the amount of such Net Proceeds (the “Redemption Amount”) to be applied to redeem all or any portion of the Notes no later than 30 days after the applicable Mandatory Redemption Event. The principal amount of Notes to be redeemed shall equal the maximum principal amount of Notes that can be redeemed with the Redemption Amount at the price set forth in clause (a) of this paragraph 6.

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Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at the Redemption Price plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the date of such redemption.

7.            Redemption for Changes in Taxes

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 3.04 of the Indenture), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or Note Guarantee, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of a Change in Tax Law.

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer delivers a notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this paragraph 7 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).

A-10

8.            Repurchase at the Option of Holders

(a)          Upon a Change of Control Triggering Event, the Holders shall have the right to require the Issuer to offer to repurchase the Notes pursuant to Section 4.11 of the Indenture.

(b)          The Notes may also be subject to Asset Sale Offers pursuant to Section 4.09 of the Indenture.

9.            Denominations

The Notes (including this Note) are in denominations of $2,000 and integral multiples of $1,000 in excess thereof of principal amount at maturity. The transfer of Notes (including this Note) may be registered, and Notes (including this Note) may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.          Unclaimed Money

All moneys paid by the Issuer or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, this Note or any other Note that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.

11.          Discharge and Defeasance

The Notes shall be subject to defeasance, satisfaction and discharge as provided in Article Eight of the Indenture.

12.          Amendment, Supplement and Waiver

The Notes, the Note Guarantees, the Indenture and the Security Documents may be amended or modified as provided in Article Nine of the Indenture.

13.          Defaults and Remedies

This Note and the other Notes have the Events of Default as set forth in Section 6.01 of the Indenture.

14.          Security.

This Note and the other Notes will be secured by the Liens on the Collateral, subject to Permitted Collateral Liens, as set forth in Article Eleven of the Indenture.

15.          Trustee and Security Agent Dealings with the Issuer

The Trustee and the Security Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee or Security Agent. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

A-11

16.          No Recourse Against Others

A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or the Guarantors shall not have any liability for any obligations of the Issuer or the Guarantors under this Note, the other Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

17.          Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.          ISIN and/or CUSIP Numbers

The Issuer may cause ISIN and/or CUSIP numbers to be printed on the Notes, and if so the Trustee shall use ISIN and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed on the Notes.

20.          Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

A-12

ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Issuer) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint ____________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

Date:

Certifying Signature

In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Issuer or any of its Affiliates, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1)     ☐     to the Issuer or any Subsidiary; or

(2)     ☐     pursuant to an effective registration statement under the U.S. Securities Act of 1933; or

(3)     ☐     pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or

(4)     ☐     pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or

(5)     ☐     pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933.

A-13

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (4) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; and if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

Certifying Signature:	Date:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

A-14

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.09 or 4.11 of the Indenture, check the box: ☐

If the purchase is in part, indicate the portion (in denominations of $2,000 or any integral multiple of $1,000 in excess thereof) to be purchased:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:

A-15

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Decrease/Increase	Amount of Decrease in Principal Amount	Amount of Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Signature of Authorized Officer of Registrar

A-16

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
GLOBAL NOTE TO REGULATION S GLOBAL NOTE5

(Transfers pursuant to § 2.06(b)(ii) of the Indenture)

U.S. Bank Trust Company, National Association

U.S. Bank Global Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55017

EP-MN-WS3C

Attention: Transfer Agent

Re: 8.00% Senior Secured Notes due 2025 (the “Notes”)

Reference is hereby made to the Indenture dated as of [●], 202[2][3] (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among NCL Corporation Ltd., a Bermuda exempted company, as Issuer, the guarantors party thereto, as Guarantors, and U.S. Bank Trust Company, National Association, as Trustee and as Security Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $____________ aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No.: [●]6; ISIN No: [●] 7) with DTC in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (CUSIP No.: [●]8; ISIN No: [●]9).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

(a)          with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:

(i)           the offer of the Notes was not made to a person in the United States;

(ii)          either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States; or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

5 If the Note is a Definitive Registered Note, appropriate changes need to be made to the form of this transfer certificate.

6 Issue Date Rule 144A CUSIP: [●]

7 Issue Date Rule 144A ISIN: [●]

8 Issue Date Regulation S CUSIP: [●]

9 Issue Date Regulation S ISIN: [●]

B-1

(iii)         no directed selling efforts have been made in the United States by the Transferor, an Affiliate thereof or any person on its behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(iv)         the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(v)          the Transferor is not the Issuer, a distributor of the Notes, an Affiliate of the Issuer or any such distributor (except any officer or director who is an Affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

(b)          with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

You, the Issuer, the Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:

Attention:

B-2

EXHIBIT C

[FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
GLOBAL NOTE TO RESTRICTED GLOBAL NOTE]

(Transfers pursuant to § 2.06(b)(iii) of the Indenture)

U.S. Bank Trust Company, National Association

U.S. Bank Global Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55017

EP-MN-WS3C

Attention: Transfer Agent

Re: 8.00% Senior Secured Notes due 2025 (the “Notes”)

Reference is hereby made to the Indenture dated as of [●], 202[2][3] (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among NCL Corporation Ltd., a Bermuda exempted company, as Issuer, the guarantors party thereto, as Guarantors, and U.S. Bank Trust Company, National Association, as Trustee and as Security Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $_____________ aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with DTC (CUSIP No.: [●]10 ISIN No.: [●]11) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No.: [●]12; ISIN No.: [●]13).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW:

☐	the Transferor is relying on Rule 144A under the U.S. Securities Act for exemption from the registration requirements thereunder; it is transferring such Notes to a person it reasonably believes is a QIB as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

10 Issue Date Regulation S CUSIP: [●]

11 Issue Date Regulation S ISIN: [●]

12 Issue Date Rule 144A CUSIP: [●]

13 Issue Date Rule 144A ISIN: [●]

C-1

☐	the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the U.S. Securities Act, subject to the Issuer’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

You, the Issuer, the Guarantors, and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:

Attention:

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of [●], 20[●] (this “Supplemental Indenture”) by and among NCL Corporation Ltd. (the “Issuer”), the other parties listed as New Guarantors on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of [●], 202[2][3] (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 8.00% Senior Secured Notes due 2025 of the Issuer (the “Notes”), initially in the aggregate principal amount of $[●];

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all necessary acts have been done to make this Supplemental Indenture a legal, valid and binding agreement of each New Guarantor in accordance with the terms of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Article I
Definitions

Section 1.01     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Article II
AGREEMENT TO BE BOUND

Section 2.01     Agreement to Guarantee. The New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (i) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The New Guarantor hereby agrees to provide a Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Ten thereof.

Section 2.02     Execution and Delivery. The New Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

Section 2.03     [Section 2.03.     Guarantee Limitations. Schedule IV of the Indenture is hereby amended by adding the following:

D-1

[New Guarantee Limitation Language].]

Article III
Miscellaneous

Section 3.01     Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.02     Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.03     Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.04     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 3.05     Effect of Headings. The headings herein are convenience of reference only and shall not affect the construction hereof.

Section 3.06     The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

Section 3.07     Benefits Acknowledged. The New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.08     Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Remainder of Page Intentionally Left Blank]

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

NCL CORPORATION LTD.

By:
Name:
Title:

NEW GUARANTORS:

[NEW GUARANTORS]

By:
Name:
Title:

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

D-3

EXHIBIT C

Form of Unsecured Indenture

[Attached.]

[Amended and Restated Commitment Letter]

Exhibit C

NCL CORPORATION LTD.,
as Issuer,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Principal Paying Agent, Transfer Agent and
Registrar,

INDENTURE

Dated as of [●], 202[2][3]

8.00% SENIOR NOTES DUE 202[5][6]

TABLE OF CONTENTS
________________________

Page

Article One

Definitions and Incorporation by Reference

Section 1.01	Definitions	1
Section 1.02	Other Definitions	32
Section 1.03	Rules of Construction	32

Article Two

The Notes

Article Three

Redemption; Offers to Purchase

Section 3.01	Right of Redemption	42
Section 3.02	Notices to Trustee	42
Section 3.03	Selection of Notes to Be Redeemed	42
Section 3.04	Notice of Redemption	42
Section 3.05	Deposit of Redemption Price	44
Section 3.06	[Reserved]	44
Section 3.07	Payment of Notes Called for Redemption	44
Section 3.08	Notes Redeemed in Part	44
Section 3.09	Redemption for Changes in Taxes	44

i

Article Four

Covenants

Article Five

Merger, Amalgamation, Consolidation or Sale of Assets

Section 5.01	Merger, Amalgamation, Consolidation or Sale of Assets	72
Section 5.02	Successor Substituted	74

Article Six

Defaults and Remedies

Article Seven

Trustee

Article Eight

Defeasance; Satisfaction and Discharge

Article Nine

Amendments and Waivers

Article Eleven

[Reserved]

Article Twelve

Miscellaneous

Schedules

Schedule I	–	Guarantors

Exhibits

Exhibit A	–	Form of Note
Exhibit B	–	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note
Exhibit C	–	Form of Transfer Certificate for Transfer from Regulation S Global Note to Restricted Global Note
Exhibit D	–	Form of Supplemental Indenture

INDENTURE, dated as of [●], 202[2][3], among NCL Corporation Ltd., an exempted company incorporated under the laws of Bermuda and tax resident in the United Kingdom (the “Issuer”), the Guarantors party hereto and U.S. Bank Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (in such capacity, the “Trustee”), as Principal Paying Agent, as Transfer Agent and as Registrar.

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 8.00% Senior Notes due 202[5][6] issued on the date hereof (the “Notes”). The Issuer has received good and valuable consideration for the execution and delivery of this Indenture. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer and (ii) this Indenture a legal, valid and binding agreement of the Issuer in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

Article One
Definitions and Incorporation by Reference

Section 1.01      Definitions.

“Access Agreement” means each of the following agreements entered into as of the Issue Date, pursuant to which Great Stirrup Cay Limited and Krystalsea Limited, as applicable, shall earn fees in exchange for providing the Issuer and its Restricted Subsidiaries access to Great Stirrup Cay Island and Harvest Caye Island, as applicable: (i) the Access Agreement among Great Stirrup Cay Limited, NCL (Bahamas) Ltd., Oceania Cruises and Seven Seas; and (ii) the Access Agreement among Krystalsea Limited, NCL (Bahamas) Ltd., Oceania Cruises and Seven Seas, in each case, in substantially the forms attached to the Note Purchase Agreement.

“Acquired Debt” means, with respect to any specified Person:

(a)            Indebtedness of any other Person existing at the time such other Person is amalgamated or merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Restricted Subsidiary; and

(b)            Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Appraised Value” of any Vessel at any time means the value of such Vessel as set forth on an independent appraisal (conducted no more than 12 months prior to any determination of the Appraised Value) and relied upon by the Issuer in good faith.

“ARCA” means the Fifth Amended and Restated Credit Agreement, dated as of May 8, 2020, among NCL Corporation Ltd., as borrower, Voyager Vessel Company, LLC, as co-borrower, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and a syndicate of other banks party thereto as joint bookrunners, arrangers, co-documentation agents and lenders, as amended by that certain Amendment No. 1, dated as of January 29, 2021, by that certain Amendment No. 2, dated as of March 25, 2021, and by that certain Amendment No. 3, dated as of November 12, 2021, and as may further be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned thereunder (in each case subject to compliance with Section 4.06) or altering the maturity thereof.

“Asset Sale” means:

(a)            the sale, lease, conveyance or other disposition of any assets by the Issuer or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.11 and/or Article Five and not by Section 4.09; and

(b)            the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares and shares to be held by third parties to meet the applicable legal requirements).

Notwithstanding the preceding provisions, none of the following items will be deemed to be an Asset Sale:

(a)            any single transaction or series of related transactions that involves assets or Equity Interests other than Specified Assets having a Fair Market Value of less than $125.0 million;

(b)            (x) a sale, lease, conveyance or other disposition of assets or Equity Interests other than Specified Assets between or among the Issuer and any Restricted Subsidiary and (y) a sale, lease, conveyance or other disposition of assets or Equity Interests constituting Specified Assets between or among Specified Guarantors;

(c)            an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary other than an issuance of Equity Interests by any Restricted Specified Guarantor to a Restricted Subsidiary that is not a Restricted Specified Guarantor;

(d)            the sale, lease, conveyance or other disposition of inventory, insurance proceeds or other assets other than Specified Assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets other than Specified Assets that are no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries; provided that Great Stirrup Cay Limited and Krystalsea Limited may dispose of assets (other than real property held by them) no longer useful in the conduct of their respective businesses as reasonably determined by them in good faith;

2

(e)            licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business (provided that with respect to any Specified Assets, such licenses and sublicenses shall be non-exclusive);

(f)            any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims of any kind (except for any surrender or waiver of any right under any Access Agreement or IP License);

(g)            any transfer, assignment or other disposition of any asset or property other than Specified Assets deemed to occur in connection with the creation or granting of Liens not prohibited under Section 4.07;

(h)            the sale or other disposition of cash or Cash Equivalents;

(i)             a Restricted Payment that does not violate Section 4.08 or a Permitted Investment;

(j)             the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(k)            the foreclosure, condemnation or any similar action with respect to any property or other assets other than Specified Assets;

(l)             the sale of any property that is not Specified Assets in a sale and leaseback transaction that is entered into within six months of the acquisition of such property or completion of the construction of the applicable Vessel;

(m)           time charters and other similar arrangements with respect to any Vessel in the ordinary course of business; and

(n)            the abandonment or lapse of any immaterial Intellectual Property rights registered with a government agency or third party registrar in the reasonable business judgment of the Issuer or any of its Restricted Subsidiaries.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of the Issuer to be the interest rate implicit in the lease determined in accordance with GAAP, or, if not known, at the Issuer’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

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“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar U.S. federal or state law or the laws of any other jurisdiction (or any political subdivision thereof) relating to bankruptcy, insolvency, winding up, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar or equivalent laws affecting the rights of creditors generally. For the avoidance of doubt, the provisions of the UK Companies Act 2006 governing a solvent reorganisation or a voluntary liquidation thereunder shall not be deemed to be Bankruptcy Laws.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means:

(a)            with respect to a corporation, a Bermuda exempted company, a BVI business company, a Bahamas international business company, an Isle of Man company and a Panama company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board;

(b)            with respect to a partnership, the board of directors of the general partner of the partnership;

(c)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Book-Entry Interest” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by DTC and its nominees and successors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law, regulation or executive order to close.

“Capital Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under GAAP, and, for purposes of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means:

(a)            in the case of a corporation, corporate stock;

(b)            in the case of a Bermuda exempted company and a Bahamas international business company, shares (of any class) in its capital;

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(c)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(d)            in the case of a BVI business company, shares (of any class) of the company;

(e)            in the case of a company incorporated in the Isle of Man, shares (of any class) of the company or in its capital;

(f)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(g)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(a)            direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the European Union, the government of a member state of the European Union, the United States of America, the United Kingdom, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the European Union, the relevant member state of the European Union or the United States of America, the United Kingdom, Switzerland or Canada, as the case may be, and which are not callable or redeemable at the Issuer’s option;

(b)            overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union or of the United States of America or any state thereof, Switzerland, the United Kingdom, Australia or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency; provided, further, that any cash held pursuant to clause (f) below not covered by the foregoing may be held through overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company organized and operating in the applicable jurisdiction;

(c)            repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)           commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(e)            money market funds or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition; and

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(f)            cash in any currency in which the Issuer and its Subsidiaries now or in the future operate, in such amounts as the Issuer determines to be necessary in the ordinary course of their business.

“Change of Control” means the occurrence of either of the following:

(a)            the sale, lease or transfer (other than by way of merger, amalgamation or consolidation, including any merger, amalgamation or consolidation solely for the purpose of reorganizing the Issuer in another jurisdiction to realize tax or other benefits), in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than NCL Holdings, the Issuer or any Subsidiary; or

(b)            the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of ultimate beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means any deposit or securities account into which (i) payments to the Restricted Specified Guarantors under any IP License or Access Agreement or (ii) Net Proceeds from an Event of Loss relating to the Specified Assets, to the extent pending reinvestment in accordance with this Indenture, are paid, deposited or maintained.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income, without duplication:

(1)            provision for Taxes (including without duplication, Tax distributions) based on income, profits or capital of a Person and its Subsidiaries for such period, including, without limitation, state, franchise and similar taxes;

(2)            interest expense (and to the extent not included in interest expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of a Person and its Subsidiaries for such period (net of interest income of a Person and its Subsidiaries for such period);

(3)            depreciation and amortization expenses of a Person and its Subsidiaries for such period;

(4)            business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include, without limitation, the effect of optimization programs, facility closures, retention, severance, systems establishment costs and excess pension charges);

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(5)            any other non-cash charges; provided that, for purposes of this subclause (5) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made; and

(6)            the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to any Affiliate (or any accruals related to such fees and related expenses) during such period not in contravention of the provisions described under Section 4.10, minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Issuer and the Subsidiaries for such period (but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) attributable to such Person and its Subsidiaries which are Restricted Subsidiaries for such period, determined on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(a)            any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, and fees, expenses or charges related to any offering of Equity Interests, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), shall be excluded;

(b)            any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

(c)            any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

(d)            any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(e)            (i) the net income for such period of any person that is not a subsidiary of such Person, or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (ii) the net income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any Person in excess of the amounts included in clause (i);

(f)            Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(g)            any increase in amortization or depreciation or any non-cash charges or increases or reductions in net income resulting from purchase accounting in connection with any acquisition that is consummated on or after the Issue Date shall be excluded;

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(h)           any non-cash impairment charges resulting from the application of ASC 350 and ASC 360, and the amortization of intangibles and other fair value adjustments arising pursuant to ASC 805, shall be excluded;

(i)            any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded;

(j)            accruals and reserves that are established within twelve months after the Issue Date and that are so required to be established in accordance with GAAP shall be excluded; provided that to the extent (i) any such accrual or reserve is later reduced or eliminated or (ii) any cash expenditure is later incurred with respect to such accrual or reserve, then in each case a corresponding amount shall be included in Consolidated Net Income in the same period;

(k)           non-cash gains, losses, income and expenses resulting from fair value accounting required by ASC 815 shall be excluded;

(l)            any gain, loss, income, expense or charge resulting from the application of last in first out accounting shall be excluded;

(m)          currency translation gains and losses related to currency re-measurements of Indebtedness, and any net loss or gain resulting from interest rate swap agreements for currency exchange risk, shall be excluded;

(n)           to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of Consolidated Net Income to the extent the expense reimbursed was previously excluded pursuant to this clause (n); and

(o)           non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Total Indebtedness” means, at any date, the sum of (without duplication) all Indebtedness (other than letters of credit, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money and Disqualified Stock of the Issuer and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Total Leverage Ratio” means as of any date of determination, the ratio of Consolidated Total Indebtedness on such day less the unrestricted cash and Permitted Investments to Consolidated EBITDA of the Issuer and its Restricted Subsidiaries as of and for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of calculation; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

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“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto, and all renewals in respect of any of the foregoing.

“Credit Facilities” means one or more debt facilities, instruments or arrangements incurred by the Issuer or any Restricted Subsidiary (including but not limited to the ARCA) with banks, other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, notes or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or trustees or other banks or institutions and whether provided under the ARCA or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facilities” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Issuer as additional borrowers, issuers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Customary Intercreditor Agreement” means an intercreditor agreement providing for payment subordination or lien priority, payment blockage and enforcement limitation terms with respect which are customary in the good faith judgment of the Issuer as evidenced in an Officer’s Certificate.

“Customer Data” means all of the rights in customer data created or updated during or after 2008 through [●], 202[5][6] (or such earlier date on which the Notes shall be satisfied and discharged) held by (a) US IPCo with respect to U.S. residents, (b) the U.S. Branch of UK IPCo with respect to U.K. residents, and (c) Seven Seas, Oceania Cruises and Prestige Holdings with respect to residents in any jurisdiction, in each case of (a) through (c), including all intellectual property rights in or with respect to the foregoing.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Registered Note” means, with respect to the Notes, a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the legends applicable to Global Notes and shall not have the “Schedule of Principal Amount in the Global Note” attached thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the six-month anniversary of the date that the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a “change of control” or an “asset sale” will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.08. For purposes hereof, the amount of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined as set forth herein.

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“DTC” means The Depository Trust Company, a New York corporation, its nominees and successors.

“ECA Entities” means any entity that directly owns an ECA Vessel and any Vessel with an Appraised Value in excess of $100.0 million that is purchased with the proceeds of any sale of any ECA Vessel or ECA Entity.

“ECA Facilities” means the agreements governing Existing Indebtedness, other than the ARCA, the Existing Notes and the New Secured Notes, under which the obligations are secured by Liens on one or more ECA Vessels (each, an “ECA Facility”).

“ECA Vessels” means Norwegian Breakaway, Norwegian Getaway, Norwegian Escape, Norwegian Joy, Norwegian Bliss, Norwegian Encore, Marina, Riviera, Seven Seas Explorer, Seven Seas Splendor and any Vessel with an Appraised Value in excess of $100.0 million that is purchased with the proceeds of any sale of any ECA Vessel or ECA Entity.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear SA/NV.

“Event of Loss” means the actual or constructive total loss, arranged or compromised total loss, casualty, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title or use of, any Vessel or any property or asset constituting Specified Assets, as applicable.

“Existing Exchangeable Notes” means the 6.00% exchangeable senior notes due 2024 issued by the Issuer, the 5.375% exchangeable senior notes due 2025 issued by the Issuer, the 1.125% exchangeable senior notes due 2027 issued by the Issuer and the 2.50% exchangeable senior notes due 2027 issued by the Issuer, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount of notes issued thereunder (in each case subject to compliance with Section 4.06) or altering the maturity thereof.

“Existing Indebtedness” means all Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (but not including any New Secured Notes).

“Existing Notes” means the Existing Secured Notes, the Existing Exchangeable Notes and the Existing Unsecured Notes, collectively.

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“Existing Secured Notes” means the 5.875% senior secured notes due 2027 issued by the Issuer, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount of notes issued thereunder (in each case subject to compliance with Section 4.06) or altering the maturity thereof.

“Existing Unsecured Notes” means the 3.625% senior notes due 2024 issued by the Issuer, the 5.875% senior notes due 2026 issued by the Issuer, the 6.125% senior notes due 2028 issued by NCL Finance, Ltd. and the 7.750% senior notes due 2029 issued by the Issuer, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount of notes issued thereunder (in each case subject to compliance with Section 4.06) or altering the maturity thereof.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by the Issuer’s Chief Executive Officer or responsible accounting or financial officer of the Issuer.

“FATCA” means current Sections 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above).

“FATCA Withholding” means any withholding or deduction required under FATCA.

“Fitch” means Fitch Ratings Inc.

“Fixed Charge Calculation Date” has the meaning assigned to such term in the definition of “Fixed Charge Coverage Ratio.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period except that any Indebtedness incurred in connection with the financing of a new Vessel shall be deemed to have not been incurred until the relevant delivery date for such Vessel, after which delivery date such Indebtedness shall be deemed to have been incurred on the first day of such four-quarter reference period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (i) any Permitted Debt incurred on the Fixed Charge Calculation Date or (ii) the discharge on the Fixed Charge Calculation Date of any Indebtedness to the extent that such discharge results from the proceeds of Permitted Debt.

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In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost saving (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. On or following the delivery date of any new Vessel and for so long as such four-quarter reference period includes such delivery date, in the event that the Issuer or any Subsidiary took delivery of any new Vessel during such four-quarter reference period, Consolidated EBITDA shall include the projected Consolidated EBITDA (based on reasonable assumptions) for such Vessel as if such Vessel had been in operation on the first day of such four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event. Any calculation of the Fixed Charge Coverage Ratio may be made, at the option of the Issuer, either (i) at the time the Board of Directors of the Issuer approves the action necessitating the calculation of the Fixed Charge Coverage Ratio or (ii) at the completion of such action necessitating the calculation of the Fixed Charge Coverage Ratio.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

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For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a)            the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period related to Indebtedness, whether paid or accrued, including, without limitation, amortization of debt discount (but not debt issuance costs), non-cash interest payments, the interest component of deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(b)            the consolidated interest expense of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period; plus

(c)            any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or is secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries; plus

(d)            the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Issuer or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of the Issuer.

Notwithstanding any of the foregoing, Fixed Charges shall not include (i) any payments on any operating leases, (ii) any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt with Conversion Options— Recognition” or (iii) the interest component of all payments associated with Capital Lease Obligations.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

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“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any Indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets, sureties or otherwise).

“Guarantors” means any Restricted Subsidiary that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)            interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)            other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c)            other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the nominee of DTC, Euroclear or Clearstream.

“H.15” has the meaning assigned to such term in the definition of “Treasury Rate.”

“Indebtedness” means, with respect to any specified Person (excluding accrued expenses and trade payables), without duplication:

(a)            the principal amount of indebtedness of such Person in respect of borrowed money;

(b)            the principal amount of obligations of such Person evidenced by bonds, notes, debentures or similar instruments for which such Person is responsible or liable;

(c)             reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or similar instruments (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence), in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;

(d)            Capital Lease Obligations of such Person;

(e)            the principal component of all obligations of such Person to pay the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed;

(f)             net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(g)            Attributable Debt of such Person;

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if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The term “Indebtedness” shall not include:

(a)            anything accounted for as an operating lease in accordance with GAAP as at the Issue Date;

(b)            contingent obligations in the ordinary course of business;

(c)            in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(d)            deferred or prepaid revenues;

(e)            purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the applicable seller;

(f)            any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(g)            [reserved]; or

(h)            any Capital Stock.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Intellectual Property” means:

(a) with respect to each Restricted Specified Guarantor, collectively, all Copyrights, all Patents and all Trademarks, in each case, whether now owned or hereafter acquired by such Restricted Specified Guarantor, together with (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted to such Restricted Specified Guarantor with respect to any of the foregoing, in each case, whether now or hereafter owned or used; (iii) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by such Restricted Specified Guarantor; and (vii) all causes of action, claims and warranties now or hereafter owned or acquired by such Restricted Specified Guarantor in respect of any of the items listed above; and

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(b) with respect to each of Oceania Cruises, Seven Seas and Prestige Holdings, collectively, all Copyrights, all Patents and all Trademarks in any jurisdiction throughout the world, in each case, to the extent registered or subject to application for registration that is pending, whether now owned or hereafter acquired by such Specified Guarantor, together with (i) lists of existing or prospective customers and all data or information relating thereto; (ii) all licenses or user or other agreements granted to such Specified Guarantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; and (iii) all causes of action, claims and warranties now or hereafter owned or acquired by such Specified Guarantor in respect of any of the items listed above.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade” means (1) with respect to S&P or Fitch, a rating equal to or higher than BBB- (or the equivalent), (2) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent) and (3) with respect to any additional Rating Agency or Rating Agencies selected by the Issuer, the equivalent investment grade credit rating.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, but excluding advances or extensions of credit to customers or suppliers made in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as Investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.08. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“IP License” means each of the following agreements entered into as of the Issue Date, pursuant to which the Issuer received a license to certain of the Specified IP from US IPCo or the U.S. Branch of UK IPCo, as applicable: (i) the Amended and Restated Trade and Asset Transfer Agreement between the Issuer and US IPCo; (ii) the Amended and Restated Trade and Asset Transfer Agreement between the Issuer and the U.S. Branch of UK IPCo; (iii) the Amended and Restated Marketing Services and Trademark License Agreement between the Issuer and US IPCo; and (iv) the Amended and Restated Marketing Services and Trademark License Agreement between the Issuer and the U.S. Branch of UK IPCo.

“Issue Date” means [●], 202[2][3].

“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the Board of Directors of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

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“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers or employees of the Issuer or any Restricted Subsidiary:

(a)            in respect of travel, entertainment or moving (including tax equalization) related expenses incurred in the ordinary course of business;

(b)            in respect of moving (including tax equalization) related expenses incurred in connection with any closing or consolidation of any office; or

(c)            in the ordinary course of business and (in the case of this clause (c)) not exceeding $5.0 million in the aggregate outstanding at any time.

“Moody’s” means Moody’s Investors Service, Inc.

“NCL Holdings” means Norwegian Cruise Line Holdings Ltd., the direct parent company of the Issuer.

“Net Book Value” means, with respect to any asset or property at any time, the net book value of such asset or property as reflected on the most recent balance sheet of the Issuer at such time, determined on a consolidated basis in accordance with GAAP.

“Net Proceeds” means, with respect to any Asset Sale or Event of Loss, including any sale, lease, conveyance or other disposition by the Issuer or any of its Restricted Subsidiaries of, or any Event of Loss relating to, any assets comprising part of the Specified Assets, the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of such Asset Sale or Event of Loss (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale); provided that such amount shall be net of the direct costs relating to such Asset Sale or Event of Loss, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Event of Loss, taxes paid or payable as a result of the Asset Sale or Event of Loss, any charges, payments or expenses incurred in connection with an Asset Sale or Event of Loss (including, without limitation, (i) any exit or disposal costs, (ii) any repair, restoration or environmental remediation costs, charges or payments, (iii) any penalties or fines resulting from such Event of Loss, (iv) any severance costs resulting from such Event of Loss, (v) any costs related to salvage, scrapping or related activities and (vi) any fees, settlement payments or other charges related to any litigation or administrative proceeding resulting from such Event of Loss) and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; provided, further, that if no Event of Default exists, the Issuer may, promptly following receipt of any cash proceeds or Cash Equivalents in respect of any Event of Loss relating to any real property or related assets comprising part of the Specified Assets, deliver an Officer’s Certificate to the Trustee setting forth the Issuer’s intention to use any portion of such proceeds to repair or rebuild such assets of the applicable Specified Guarantor within 450 days after the receipt thereof, in which case such proceeds shall not constitute Net Proceeds subject to Section 4.09(d) (provided that any portion of such proceeds not actually used for such repair or rebuild shall constitute Net Proceeds subject to Section 4.09(d)); provided, further, still that any such Net Proceeds shall be maintained in a Collection Account pending reinvestment in accordance with the preceding proviso. To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Issuer with respect to any Asset Sale or Event of Loss not relating to the Specified Assets, such cash proceeds and Cash Equivalents shall not be deemed received until such amounts to be netted are known by the Issuer.

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“New Secured Notes” means the 8.00% senior secured notes due 2025 issued by the Issuer, as amended, restated, supplemented or otherwise modified from time to time, but for the avoidance of doubt, not including any refinancing thereof so long as the Notes hereunder are outstanding.

“New Vessel Aggregate Secured Debt Cap” means the sum of each of the New Vessel Secured Debt Caps (with such New Vessel Aggregate Secured Debt Cap to be expressed as the sum of the euro and U.S. dollar denominations of the New Vessel Secured Debt Caps reflected in the New Vessel Aggregate Secured Debt Cap).

“New Vessel Financing” means any financing arrangement (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder), entered into by the Issuer or a Restricted Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Capital Stock of entities owning or to own Vessels, provided that any Vessel contracted for construction, under construction or completed on the Issue Date is not a Vessel to which this definition applies.

“New Vessel Secured Debt Cap” means, in respect of a New Vessel Financing, no more than 90% of the contract price (including any amendment to the contract price) for the acquisition and any other Ready for Sea Cost of the related Vessel (and 100% of any related export credit insurance premium), expressed in euros or U.S. dollars, as the case may be, being financed by such New Vessel Financing.

“Note Documents” means the Notes, the Note Guarantees, this Indenture, each IP License, each Access Agreement and any other agreements, documents or instruments related to any of the foregoing, as they may be amended, restated, modified, renewed, supplemented, refunded, replaced or refinanced, from time to time.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Note Obligations” means the Obligations of the Issuer and the Guarantors under the Note Documents.

“Note Purchase Agreement” means the Note Purchase Agreement entered into prior to the Issue Date for the purchase and sale of the Notes.

“Obligations” means any principal, interest, penalties, fees, premiums (including Redemption Premiums), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman or Vice-Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, an Executive Vice President, a Senior Vice President or Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, an Assistant Secretary, or any individual designated by the Board of Directors, of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer.

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“Opinion of Counsel” means a written opinion from legal counsel, subject to customary exceptions and qualifications. The counsel may be an employee of or counsel to the Issuer.

“Par Call Date” means [●], 202[5][6].1

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein, and all improvements thereto, together with the parents, reissues, divisionals, provisionals, continuations, re-examinations, renewals, extensions and continuations in part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Permitted Business” means (a) in respect of the Issuer and its Restricted Subsidiaries, any businesses, services or activities engaged in by the Issuer or any of the Restricted Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Issuer or any of its Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Permitted Intercompany Debt” means any Indebtedness incurred by a Restricted Specified Guarantor from the Issuer or one of its Restricted Subsidiaries to finance the operations of such Restricted Specified Guarantor provided that such Indebtedness (i) is unsecured, (ii) is expressly subordinated to the prior payment in full in cash of all Note Obligations and (iii) may not be repaid in cash except to the extent no Event of Default has occurred and is continuing, by such Restricted Specified Guarantor with cash in its Collection Account in accordance with Section 4.08 or Section 4.09, as applicable.

“Permitted Investments” means:

(a)            (i) any Investment by the Issuer or any Restricted Subsidiary that is not a Restricted Specified Guarantor in the Issuer or any of its Restricted Subsidiaries and (ii) any Investment by any Restricted Specified Guarantor in any other Restricted Specified Guarantor or, if no Event of Default exists, in the Issuer or any of its Restricted Subsidiaries; provided that any Investment by any Restricted Specified Guarantor in the Issuer or any of its Restricted Subsidiaries shall be limited to such Restricted Specified Guarantor’s cash in its Collection Accounts (other than Net Proceeds required to be held therein pursuant to this Indenture) and shall be used for working capital purposes of the Issuer or any of its Restricted Subsidiaries, including debt service and shipbuilding payments;

(b)            any Investment in cash in U.S. dollars, euros, Swiss francs, U.K. pounds sterling or Australian dollars, and Cash Equivalents;

(c)            any Investment by the Issuer or any Restricted Subsidiary in a Person that is not a Restricted Subsidiary, if as a result of such Investment:

(i)            such Person becomes a Restricted Subsidiary; or

(ii)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

1 To be 30 days prior to the maturity date.

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(d)            any Investment made as a result of the receipt of non-cash consideration from an Asset Sale with respect to assets or property other than Specified Assets that was made pursuant to and in compliance with Section 4.09 or any other disposition of assets other than Specified Assets not constituting an Asset Sale;

(e)            any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(f)            any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(g)            Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business;

(h)            Investments represented by Hedging Obligations, which obligations are permitted to be incurred under Section 4.06(b)(ix);

(i)            repurchases of Indebtedness not constituting a Restricted Payment (other than any Permitted Investment permitted pursuant to this clause (i));

(j)             any Guarantee of Indebtedness permitted to be incurred under Section 4.06 other than a Guarantee of Indebtedness of an Affiliate of the Issuer that is not a Restricted Subsidiary;

(k)             any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(l)            Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article Five after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(m)           Management Advances;

(n)            Investments consisting of the non-exclusive licensing of intellectual property rights pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(o)            Investments consisting of, or to finance the acquisition, purchase, charter or leasing or the construction, installation or the making of any improvement with respect to any asset (including Vessels) or purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights, licenses or leases of intellectual property rights (including prepaid expenses and advances to suppliers), in each case, in the ordinary course of business (including, for the avoidance of doubt any deposits made to secure the acquisition, purchase or construction of, or any options to acquire, any vessel);

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(p)            other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) made on or after the first anniversary of the Issue Date, when taken together with all other Investments made pursuant to this clause (p) that are at the time outstanding not to exceed the greater of $300.0 million and 2.00% of Total Tangible Assets of the Issuer; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.08, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (a) or (c) of the definition of “Permitted Investments” and not this clause;

(q)            other Investments in joint ventures having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (q) that are at the time outstanding, not to exceed the greater of $150.0 million and 1.00% of Total Tangible Assets of the Issuer; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.08, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (a) or (c) of the definition of “Permitted Investments” and not this clause;

(r)            additional Investments in joint ventures in which the Issuer or any of its Restricted Subsidiaries holds an Investment existing on the Issue Date, provided such Investments are made in the ordinary course of business; and

(s)            additional Investments in additional joint ventures held by the Issuer or any Restricted Subsidiary engaged in a Permitted Business; provided that the Equity Interests held by the Issuer or such Restricted Subsidiary in such Investments or joint ventures are pledged to secure the applicable series of Existing Secured Notes or New Secured Notes, to the extent such pledge is required by such relevant instrument.

Notwithstanding anything to the contrary set forth herein, no Investment shall constitute a Permitted Investment if the effect of such Investment is to cause (i) the sale, lease, transfer or other disposition, directly or indirectly, of assets or property constituting Specified Assets by a Specified Guarantor to any Subsidiary of the Issuer other than a Specified Guarantor or (ii) any Specified Assets of any Restricted Specified Guarantor to be held by any Subsidiary of the Issuer other than a Restricted Specified Guarantor. Notwithstanding the preceding sentence, if no Event of Default exists, a Restricted Specified Guarantor shall be permitted to make any Investment in the Issuer or any of its Restricted Subsidiaries provided such Investment is limited to such Restricted Specified Guarantor’s cash in its Collection Accounts (other than Net Proceeds required to be held therein pursuant to this Indenture) and is used for working capital purposes of the Issuer or any of its Restricted Subsidiaries, including debt service and shipbuilding payments.

“Permitted Jurisdictions” means (i) any state of the United States of America, the District of Columbia or any subdivision thereof or territory of the United States of America, (ii) Panama, (iii) Bermuda, (iv) the Commonwealth of The Bahamas, (v) the Isle of Man, (vi) the Marshall Islands, (vii) Liberia, (viii) Barbados and (ix) the Cayman Islands.

“Permitted Liens” means:

(a)            Liens in favor of the Issuer or any of the Guarantors;

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(b)           Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into, amalgamated with or consolidated with the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger, amalgamation or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person (or the Capital Stock of such Person) that becomes a Restricted Subsidiary or is merged with or into, amalgamated with or consolidated with the Issuer or any Restricted Subsidiary;

(c)            Liens to secure the performance of statutory obligations, insurance, surety, bid, performance, travel or appeal bonds, credit card processing arrangements, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit or similar instruments issued to assure payment of such obligations or for the protection of customer deposits or credit card payments);

(d)            Liens on any property or assets of the Issuer or any Restricted Subsidiary for the purpose of securing Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness, in each case, incurred pursuant to Section 4.06(b)(iv) in connection with the financing of all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation, repair, replacement or improvement of property, plant or equipment or other assets (including Capital Stock) used in the business of the Issuer or any of its Restricted Subsidiaries; provided that any such Lien may not extend to any assets or property owned by the Issuer or any of its Restricted Subsidiaries at the time the Lien is incurred other than (i) the assets (including Vessels) and property acquired, improved, constructed, leased or financed and improvements, accessions, proceeds, products, dividends and distributions in respect thereof (provided that to the extent any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness relate to multiple assets or properties, then all such assets and properties may secure any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness) and (ii) to the extent such Lien secures financing in connection with the purchase of a Vessel, Related Vessel Property; provided further that any such assets or property subject to such Lien do not constitute Specified Assets;

(e)            Liens existing on the Issue Date;

(f)            Liens for taxes, assessments or governmental charges or claims that (x) are not yet overdue by more than 30 days or (y) if overdue by more than 30 days are being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property subject to any such Lien and for which adequate reserves are being maintained to the extent required by GAAP;

(g)            Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; and with respect to Vessels: (i) Liens fully covered (in excess of customary deductibles) by valid policies of insurance and (ii) Liens for general average and salvage, including contract salvage; or Liens arising solely by virtue of any statutory or common law provisions relating to attorneys’ liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(h)           survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

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(i)            Liens created for the benefit of (and to secure) the Notes (or the Note Guarantees) and all other Obligations;

(j)            Liens securing Indebtedness under Hedging Obligations, which obligations are permitted to be incurred under Section 4.06(b)(ix);

(k)            Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(l)            Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(m)          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(n)            Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(o)            leases, licenses, subleases and sublicenses of assets in the ordinary course of business and Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of assets entered into in the ordinary course of business;

(p)            [reserved];

(q)            (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary has easement rights or on any real property leased by the Issuer or any Restricted Subsidiary and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(r)            Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(s)            Liens on Unearned Customer Deposits (i) in favor of payment processors pursuant to agreements therewith consistent with industry practice or (ii) in favor of customers;

(t)            pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of the Issuer’s or any Restricted Subsidiary’s business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(u)            Liens over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any permitted disposal by the Issuer or a Restricted Subsidiary on condition that the cash paid into such escrow account in relation to a disposal does not represent more than 15.0% of the net proceeds of such disposal;

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(v)            Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary arising from Vessel chartering, dry-docking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to Vessels or masters’, officers’ or crews’ wages and maritime Liens, in the case of each of the foregoing, which were not incurred or created to secure the payment of Indebtedness;

(w)           Liens securing an aggregate principal amount of Indebtedness not to exceed the aggregate amount of Indebtedness permitted to be incurred pursuant to Section 4.06(b)(v); provided that such Lien extends only to (i) the assets (including Vessels), purchase price or cost of design, construction, installation or improvement of which is financed or refinanced thereby and any improvements, accessions, proceeds, products, dividends and distributions in respect thereof, (ii) any Related Vessel Property or (iii) the Capital Stock of a Vessel Holding Issuer;

(x)            Liens created on any asset of the Issuer or a Restricted Subsidiary established to hold assets of any stock option plan or any other management or employee benefit or incentive plan or unit trust of the Issuer or a Restricted Subsidiary securing any loan to finance the acquisition of such assets;

(y)            Liens incurred by the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed the greater of $200.0 million and 1.25% of Total Tangible Assets at any one time outstanding;

(z)            Liens arising from financing statement filings (or similar filings in any applicable jurisdiction) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(aa)         any interest or title of a lessor under any Capital Lease Obligation or an operating lease;

(bb)        Liens on the Equity Interests of Unrestricted Subsidiaries;

(cc)         Liens on Vessels under construction securing Indebtedness of shipyard owners and operators;

(dd)        Liens that secure the New Secured Notes; and

(ee)       any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (dd); provided that (x) any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds, products or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being extended, renewed, refinanced or replaced and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of the outstanding principal amount or, if greater, committed amount of such Indebtedness at the time the original Lien became a Permitted Lien under this Indenture and an amount necessary to pay any fees and expenses, including premiums, related to such extension, renewal, refinancing or replacement.

“Permitted Refinancing Indebtedness” means any Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries, any Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and any preferred stock issued by any Restricted Subsidiary, in each case, in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, exchange, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Permitted Refinancing Indebtedness; provided that:

(a)            the aggregate principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price, or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of such new Indebtedness, the liquidation preference of such new Disqualified Stock or the amount of such new preferred stock does not exceed the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of the Indebtedness, the liquidation preference of the Disqualified Stock or the amount of the preferred stock (plus in each case the amount of accrued and unpaid interest or dividends on and the amount of all fees and expenses, including premiums, incurred in connection with the incurrence or issuance of, such Indebtedness, Disqualified Stock or preferred stock) renewed, refunded, refinanced, replaced, exchanged, defeased or discharged;

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(b)            such Permitted Refinancing Indebtedness has (a) a final maturity date that is either (i) no earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged or (ii) after the final maturity date of the Notes and (b) has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(c)            if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, on terms at least as favorable to the holders of Notes or the Note Guarantees, as the case may be, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and

(d)            if such Indebtedness is incurred either by the Issuer (if the Issuer was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged) or by the Restricted Subsidiary that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, such Indebtedness is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Specified Asset Liens” means:

(a)            Liens on the Specified Assets described in one or more of clauses (f), (g), (h), (i), (l), (n), (o) and (dd) (but to the extent related to the foregoing clauses) of the definition of “Permitted Liens” (it being understood that clause (o) shall be limited solely to such licenses and sublicenses described in clause (o) that are non-exclusive);

(b)            Liens on the Specified Assets, other than Liens to secure Indebtedness for borrowed money, in an aggregate amount of up to $25.0 million;

(c)            certain perpetual licenses granted under each IP License;

(d)            the existing mortgage dated February 17, 1986 on Great Stirrup Cay Island, provided that such mortgage secures no outstanding obligations; and

(e)            Liens on the Specified Assets that secure the New Secured Notes.

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“Permitted Tax Distributions” means (i) dividends or other distributions to pay any U.S. federal, state, local or non-U.S. income taxes actually payable by the direct or indirect holders of the Issuer’s Capital Stock (or, in the case of any such holder that owns any assets other than the Issuer’s Capital Stock at any applicable time, the U.S. federal, state, local or non-U.S. income taxes that would have been actually payable had such holder owned no other assets) by virtue of the fact that the Issuer is a pass-through entity for U.S. federal, state, local or non-U.S. income tax purposes (as applicable), for any such taxable year (or portion thereof) ending after December 31, 2011 and, to the extent resulting from audit adjustments after the Issue Date, for any such taxable year (or portion thereof) ending prior to December 31, 2011 and (ii) for any taxable year (or portion thereof) for which the Issuer is a member of a group filing a consolidated, group, affiliated, combined or unitary tax return (including any such group or similar group under U.S. federal, state, local or non-U.S. law) with any parent entity, any dividends or other distributions to fund any U.S. federal, state, local or non-U.S. income taxes that are attributable to the income, revenue, receipts or capital of the Issuer and its Subsidiaries for which such parent entity is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Issuer and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis calculated as if the Issuer and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group (or similar group) consisting only of the Issuer and its Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity, whether or not having separate legal personality.

“Productive Asset Lease” means any lease or charter of one or more Vessels (other than leases or charters required to be classified and accounted for as capital leases under GAAP).

“QIB” means a “Qualified Institutional Buyer” as defined in Rule 144A.

“Rating Agencies” means any of Moody’s, S&P or Fitch, or any of their respective successors or, if any of the foregoing shall cease to provide a corporate or issuer credit rating (or the equivalent) of the Issuer or a rating of the Notes, as applicable, for reasons outside the control of the Issuer, a nationally recognized statistical rating agency selected by the Issuer to substitute for such Rating Agency.

“Rating Event” means:

(a)            if the Notes are not rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by at least two of such Rating Agencies on any date during the Trigger Period; or

(b)            if the Notes are rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded to below Investment Grade (i.e., below BBB- or Baa3) by at least two of such Rating Agencies on any date during the Trigger Period; provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Ready for Sea Cost” means with respect to a Vessel to be acquired, constructed or leased (pursuant to a Capital Lease Obligation) by the Issuer or any Restricted Subsidiary, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified as “property, plant and equipment” in accordance with GAAP and any assets relating to such Vessel.

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“Record Date,” for the interest payable on any Interest Payment Date, means the [●] and [●] (in each case, whether or not a Business Day) preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture, or the date of any redemption as a result of an acceleration or otherwise.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and such Note (which price shall include, with respect to any redemption of any Notes prior to the Par Call Date, whether by optional redemption or upon an acceleration of the Notes on or after an Event of Default, the Redemption Premium).

“Redemption Premium” means, with respect to any redemption of any Notes prior to the Par Call Date, whether by optional redemption or upon an acceleration of the Notes on or after an Event of Default, the premium on such Notes equal to the excess of the Redemption Price applicable to such Notes on such Redemption Date calculated in a manner consistent with the calculation set forth in Section 6 of the Notes, over the Redemption Price of such Notes on such Redemption Date if such redemption were at par.

“Regulation S” means Regulation S under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Related Vessel Property” means, with respect to any Vessel (i) any insurance policies on such Vessel, (ii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iii) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, and (iv) any charters, operating leases, licenses and related agreements entered into in respect of the Vessel and any security or guarantee in respect of the relevant charterer’s or lessee’s obligations under any relevant charter, operating lease, license or related agreement, (v) any cash collateral account established with respect to such Vessel pursuant to the financing arrangements with respect thereto, (vi) any inter-company loan or facility agreements relating to the financing of the acquisition of, and/or the leasing arrangements (pursuant to Capital Lease Obligations) with respect to, such Vessel, (vii) any building or conversion contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contracts, (viii) any interest rate swap, foreign currency hedge, exchange or similar agreement incurred in connection with the financing of such Vessel and required to be assigned by the lender and (ix) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

“Remaining Life” has the meaning assigned to such term in the definition of “Treasury Rate.”

“Replacement Assets” means (1) assets not classified as current assets under GAAP that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Responsible Officer” means any officer within the agency and corporate trust group, division or section of the Trustee (however named, or any successor group of the Trustee) and also means, with respect to any particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, who, in each case, shall have direct responsibility for the administration of this Indenture.

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“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Specified Guarantor” means each of (i) Krystalsea Limited, (ii) Great Stirrup Cay Limited, (iii) IPCo Parent, (iv) US IPCo and (v) UK IPCo, and “Restricted Specified Guarantors” means the collective reference to all of them.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary that together with its Subsidiaries which are Restricted Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of the consolidated revenues of the Issuer or (ii) as of the end of the most recent fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer; provided that notwithstanding the foregoing, each Specified Guarantor shall be deemed a Significant Subsidiary hereunder.

“Specified Assets” means the following:

(a)            all assets (other than certain assets excluded from the “Collateral” under and as defined in the indenture and related note documents for the New Secured Notes as of their original issue date), including, without limitation. all real property, of Great Stirrup Cay Limited, a company organized under the laws of the Bahamas (“Great Stirrup Cay Limited”), KRYSTALSEA LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1056308 and with its registered office address at Tortola Pier Park, Building 1, Second Floor, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Krystalsea Limited”), NCL US IP Co 1, LLC, a Delaware limited liability company (“IPCo Parent”), NCL US IP Co 2, LLC, a Delaware limited liability company (“US IPCo”), and the U.S. Branch of NCL UK IP Co Ltd, a private limited company organized under the laws of England and Wales (“UK IPCo”);

(b)            all Customer Data and other Intellectual Property owned and controlled by Seven Seas Cruises S. de R.L., a company organized under the laws of Panama (“Seven Seas”), Oceania Cruises S. de R.L., a company organized under the laws of Panama (“Oceania Cruises”), and Prestige Cruise Holdings S. de R.L., a company organized under the laws of Panama (“Prestige Holdings”);

(c)            all of the issued shares of Krystalsea Limited; and

(d)            the entire issued shares of Great Stirrup Cay Limited.

“Specified Guarantor” means collectively (i) Krystalsea Limited, (ii) Great Stirrup Cay Limited, (iii) IPCo Parent, (iv) US IPCo, (v) UK IPCo, (vi) Oceania Cruises, (vii) Seven Seas and (viii) Prestige Holdings.

“Specified IP” means all Intellectual Property of the Specified Guarantors to the extent included under clauses (a) or (b) in the definition of “Specified Assets.”

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“Specified Real Property” means each of (i) Great Stirrup Cay Island and (ii) Harvest Caye Island.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a)            any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement, shareholders’ agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)            any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Supplemental Indenture” means a supplemental indenture to this Indenture in form and substance reasonably satisfactory to the Trustee.

“Tax” or “Taxes” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and additions to tax related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax).

“Total Assets” means the total assets of the Issuer and its Subsidiaries that are Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, determined on a consolidated basis in accordance with GAAP, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Total Tangible Assets” means the Total Assets excluding consolidated intangible assets, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Trademark” means all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, and designs, and any and all registrations and applications for registration filed in connection therewith, and all renewals thereof, and all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world, all domain names, whether or not trademarks or service marks, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs, and registrations thereof, and all goodwill associated or symbolized by the foregoing.

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“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trigger Period” means the period commencing on the first public announcement by the Issuer of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, that if the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies, such 60-day period shall be extended until the first to occur of (x) the date that such Rating Agency announces the results of its review and (y) the date that is 180 days after consummation of the Change of Control.

“Unearned Customer Deposits” means amounts paid to the Issuer or any of its Subsidiaries representing customer deposits for unsailed bookings (whether paid directly by the customer or by a credit card company).

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“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Issuer but only to the extent that such Subsidiary:

(a)            except as permitted by Section 4.10, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(b)            is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c)            does not own or exclusively license any Specified Assets or Intellectual Property or real property that would constitute Specified Assets if owned by the Specified Guarantors.

“U.S. dollar” or “$” means the lawful currency of the United States of America.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Vessel” means a passenger cruise vessel which is owned by and registered (or to be owned by and registered) in the name of the Issuer or any of its Restricted Subsidiaries or operated or to be operated by the Issuer or any of its Restricted Subsidiaries, in each case together with all related spares, equipment and any additions or improvements.

“Vessel Holding Issuer” means a Subsidiary of the Issuer, the assets of which consist solely of one or more Vessels and the corresponding Related Vessel Property and whose activities are limited to the ownership of such Vessels and Related Vessel Property and any other asset reasonably related to or resulting from the acquisition, purchase, charter, leasing, rental, construction, ownership, operation, improvement, expansion and maintenance of such Vessel, the leasing of such Vessels and any activities reasonably incidental to the foregoing.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)            the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)            the then outstanding principal amounts of such Indebtedness.

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Section 1.02      Other Definitions.

Term	Section
“Additional Amounts”	4.12(a)
“Affiliate Transaction”	4.10(a)
“Agents”	2.03
“Applicable Procedures”	2.06(b)(ii)
“Asset Sale Offer”	4.09(c)
“Authorized Agent”	12.08
“Change in Tax Law”	3.09(b)
“Change of Control Offer”	4.11(a)
“Change of Control Purchase Date”	4.11(a)
“Change of Control Purchase Price”	4.11(a)
“Covenant Defeasance”	8.03
“Deemed Date”	4.06(e)
“Defaulted Interest”	2.12
“Event of Default”	6.01(a)
“Excess Proceeds”	4.09(c)
“Global Notes”	2.01(c)
“Increased Amount”	4.07(b)
“incur”	4.06(a)
“Issuer”	Preamble
“Judgment Currency”	12.14
“Legal Defeasance”	8.02
“Notes”	Recitals
“Notes Offer”	4.09(b)(i)
“Original Notes”	Recitals
“Participants”	2.01(c)
“Paying Agent”	2.03
“Permitted Debt”	4.06(b)
“Permitted Payments”	4.08(b)
“Principal Paying Agent”	2.03
“Registrar”	2.03
“Regulation S Global Note”	2.01(b)
“Reporting Entity”	4.19(a)
“Required Currency”	12.14
“Restricted Global Note”	2.01(b)
“Restricted Payments”	4.08(a)(iv)
“Security Register”	2.03
“Specified Asset Sale Offer”	4.09(d)
“Tax Jurisdiction”	4.12(a)
“Tax Redemption Date”	3.09
“TIA”	1.03(i)
“Transfer Agent”	2.03
“Triggering Lien”	4.07(a)(ii)
“Trustee”	Preamble

Section 1.03      Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

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(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            “including” or “include” means including or include without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)            unsecured or unguaranteed Indebtedness shall not be deemed to be subordinate or junior to secured or guaranteed Indebtedness merely by virtue of its nature as unsecured or unguaranteed Indebtedness;

(g)            any Indebtedness secured by a Lien ranking junior to any of the Liens securing other Indebtedness shall not be deemed to be subordinate or junior to such other Indebtedness by virtue of the ranking of such Liens;

(h)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision; and

(i)             the Trust Indenture Act of 1939, as amended (the “TIA”), shall not apply to this Indenture, the Notes, the Note Guarantees or any documents or instruments related thereto, and no terms used in any of the foregoing shall have meanings given to them by the TIA.

Article Two
The Notes

Section 2.01      The Notes.

(a)            Form and Dating. The Notes and the Trustee’s (or the authenticating agent’s) certificate of authentication shall be substantially in the form of Exhibit A attached hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Issuer is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Issuer. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

(b)            Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (the “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Restricted Global Note and recorded in the Security Register, as hereinafter provided.

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Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (the “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

(c)            Book-Entry Provisions. This Section 2.01(c) shall apply to the Regulation S Global Notes and the Restricted Global Notes (together, the “Global Notes”) deposited with or on behalf of DTC.

Members of, or participants and account holders in, DTC (including Euroclear and Clearstream) (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee or any custodian of DTC or under such Global Note, and DTC or its nominees may be treated by the Issuer, a Guarantor, the Trustee and any agent of the Issuer, a Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Guarantor, the Trustee or any agent of the Issuer, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC, on the one hand, and the Participants, on the other, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of Definitive Registered Notes.

Section 2.02      Execution and Authentication. An authorized member of the Issuer’s Board of Directors or an executive officer of the Issuer shall sign the Notes on behalf of the Issuer by manual, electronic or facsimile signature.

If an authorized member of the Issuer’s Board of Directors or an executive officer whose signature is on a Note no longer holds that office at the time the Trustee (or its authenticating agent) authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or its authenticating agent) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Issuer shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate (whether itself or via the authenticating agent) Notes, on the date hereof, for original issue an aggregate principal amount of $[●]. The Issuer will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer.

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The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.03      Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent” and references to the Paying Agent shall include the Principal Paying Agent) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served.

The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

The Issuer or any of its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided that neither the Issuer nor any of its Affiliates shall act as Paying Agent for the purposes of Articles Three and Eight and Sections 4.09 and 4.11.

The Issuer hereby appoints (i) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107 (the “Principal Paying Agent”) and (ii) U.S. Bank Trust Company, National Association, located at 60 Livingston Avenue, St. Paul, MN 55107, as Registrar. Each hereby accepts such appointments. The Transfer Agent, Principal Paying Agent and Registrar and any authenticating agent are collectively referred to in this Indenture as the “Agents”. The roles, duties and functions of the Agents are of a mechanical nature and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall be implied or read into this Indenture against any of the Agents. For the avoidance of doubt, a Paying Agent’s obligation to disburse any funds shall be subject to prior receipt by it of those funds to be disbursed.

Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee may appoint a suitably qualified and reputable party to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.05.

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Section 2.04      Paying Agent to Hold Money. Not later than 12:00 p.m. (New York, New York time) on each due date of the principal, premium (including the Redemption Premium), if any, and interest on any Notes, the Issuer shall deposit with the Principal Paying Agent money in immediately available funds in U.S. dollars, sufficient to pay such principal, premium (including the Redemption Premium), if any, and interest so becoming due on the due date for payment under the Notes. The Issuer shall procure payment confirmation on or prior to the third Business Day preceding payment. The Principal Paying Agent (and, if applicable, each other Paying Agent) shall remit such payment in a timely manner to the Holders on the relevant due date for payment, it being acknowledged by each Holder that if the Issuer deposits such money with the Principal Paying Agent after the time specified in the immediately preceding sentence, the Principal Paying Agent shall remit such money to the Holders on the relevant due date for payment, unless such remittance is impracticable having regard to applicable banking procedures and timing constraints, in which case the Principal Paying Agent shall remit such money to the Holders on the next Business Day, but without liability for any interest resulting from such late payment. For the avoidance of doubt, the Principal Paying Agent shall only be obliged to remit money to Holders if it has actually received such money from the Issuer in clear funds. The Principal Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium (including the Redemption Premium), if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium (including the Redemption Premium), if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

The Trustee may, if the Issuer has notified it in writing that the Issuer intends to effect a defeasance or to satisfy and discharge this Indenture in accordance with the provisions of Article Eight, notify the Paying Agent in writing of this fact and require the Paying Agent (until notified by the Trustee to the contrary) to act thereafter as Paying Agent of the Trustee and not the Issuer in relation to any amounts deposited with it in accordance with the provisions of Article Eight.

Section 2.05      Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list, in such form and as of such Record Date as the Trustee may reasonably require, of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

Section 2.06      Transfer and Exchange.

(a)            Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee (or the authenticating agent) shall, upon receipt of an Issuer Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request; provided that no Note of less than $2,000 may be transferred or exchanged. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable in connection with any redemption of the Notes or upon exchanges pursuant to Sections 3.07, 3.08 or 9.04) or in accordance with an Asset Sale Offer or Specified Asset Sale Offer pursuant to Section 4.09 or Change of Control Offer pursuant to Section 4.11, not involving a transfer.

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Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register.

Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Neither the Issuer nor the Trustee, Registrar or any Paying Agent shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 days before the day of the delivery of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such delivery, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)            Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of DTC, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.

(i)            Except for transfers or exchanges made in accordance with either of clauses (ii) or (iii) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii)           Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the rules and procedures of DTC, in each case to the extent applicable (the “Applicable Procedures”). Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the interest in the Restricted Global Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall reduce or cause to be reduced the principal amount of the Restricted Global Note and shall cause DTC to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged or transferred.

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(iii)            Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the Applicable Procedures. Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the U.S. Securities Act and, in such circumstances, such Opinion of Counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, then the Registrar shall reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be exchanged or transferred.

(c)            If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A attached hereto, the Notes so issued shall bear the restricted Notes legends, and a request to remove such restricted Notes legends from Notes shall not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the U.S. Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall (or shall direct the authenticating agent to) authenticate and deliver Notes that do not bear the legend.

(d)            The Trustee and the Agents shall have no responsibility for any actions taken or not taken by DTC, Euroclear or Clearstream, as the case may be.

(e)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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(f)            In connection with any proposed exchange of a Global Note for a Definitive Registered Note, the Issuer or DTC or its Participants shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(g)            Notwithstanding anything to the contrary in this Section 2.06, the Issuer is not required to register the transfer of any Definitive Registered Notes:

(i)            for a period of 15 days prior to any date fixed for the redemption of the Notes;

(ii)           for a period of 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part;

(iii)          for a period of 15 days prior to the Record Date with respect to any Interest Payment Date;

(iv)          which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or a Specified Asset Sale Offer.

Section 2.07      Replacement Notes. If a mutilated Definitive Registered Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall (or shall direct the authenticating agent to), upon receipt of an Issuer Order, authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Issuer and any requirement of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note shall be an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.08      Outstanding Notes. Notes outstanding at any time are all Notes authenticated by or on behalf of the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note that has been replaced is held by a bona fide purchaser.

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If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09      Notes Held by Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by any of its Affiliates shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer or any of its Affiliates.

Section 2.10      Definitive Registered Notes.

(a)            A Global Note deposited with a custodian for DTC pursuant to Section 2.01 shall be transferred in whole to the beneficial owners thereof in the form of Definitive Registered Notes only if such transfer complies with Section 2.06 and (i) DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary for such Global Note or DTC ceases to be registered as a clearing agency under the Exchange Act, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option, executes and delivers to the Trustee an Officer’s Certificate stating that such Global Note shall be so exchangeable or (iii) the owner of a Book-Entry Interest requests such an exchange in writing delivered through DTC following an Event of Default under this Indenture. Notice of any such transfer shall be given by the Issuer in accordance with the provisions of Section 12.01(b).

(b)            Any Global Note that is transferable to the beneficial owners thereof in the form of Definitive Registered Notes pursuant to this Section 2.10 shall be surrendered by the custodian for DTC, to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall itself or via the authenticating agent authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of Definitive Registered Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as DTC may direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of DTC or its nominee. In the event that a Global Note becomes exchangeable for Definitive Registered Notes, payment of principal, premium, if any, and interest on the Definitive Registered Notes will be payable, and the transfer of the Definitive Registered Notes will be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Such Definitive Registered Notes shall bear the applicable legends set forth in Exhibit A attached hereto.

(c)            In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer shall promptly make available to the Trustee and the authenticating agent a reasonable supply of Definitive Registered Notes in definitive, fully registered form without interest coupons.

Section 2.11      Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture, the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

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Section 2.12      Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and in Section 4.01 of this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)            The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be delivered first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

(b)            The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13      Computation of Interest. Interest on and any duration fees with respect to the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.14      ISIN and CUSIP Numbers. The Issuer in issuing the Notes may use ISIN and CUSIP numbers (if then generally in use), and, if so, the Trustee shall use ISIN and CUSIP numbers, as appropriate, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the ISIN or CUSIP numbers.

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Article Three
Redemption; Offers to Purchase

Section 3.01      Right of Redemption. The Issuer may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

Section 3.02      Notices to Trustee. If the Issuer redeems Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the record date, the principal amount of Notes to be redeemed, the Redemption Price and the paragraph of the Notes pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Section 3.02 in writing at least 10 days before the date notice is delivered to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

Section 3.03      Selection of Notes to Be Redeemed. If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements, as certified to it by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time, and in compliance with the requirements of the relevant clearing system or, if the Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and the Notes are not held through clearing system or the clearing system prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $1,000 in principal amount and any integral multiple thereof; provided that no Notes of $2,000 in principal amount or less may be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly in writing of the Notes or portions of Notes to be called for redemption.

The Trustee shall not be liable for selections made in accordance with the provisions of this Section 3.03 or for selections made by DTC.

Any redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04      Notice of Redemption.

(a)            At least 10 days but not more than 60 days before a date for redemption of the Notes, the Issuer shall deliver a notice of redemption by first-class mail to each Holder to be redeemed at its address contained in the Security Register, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, and shall comply with the provisions of Section 12.01(b).

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(b)            The notice shall identify the Notes to be redeemed (including ISIN and CUSIP numbers) and shall state:

(i)            the Redemption Date and the record date;

(ii)           the appropriate calculation of the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii)          the name and address of the Paying Agent;

(iv)          that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and Additional Amounts, if any;

(v)           that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

(vi)          that, if any Note contains an ISIN or CUSIP number, no representation is being made as to the correctness of such ISIN or CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii)         that, unless the Issuer and the Guarantors default in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(viii)        the paragraph of the Notes or section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

At the Issuer’s written request, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.

For Notes which are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution for the aforesaid delivery.

(c)            In connection with any redemption of Notes described in this Section 3.04, any such redemption and/or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of any related refinancing or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed. For the avoidance of doubt, the calculation of any Redemption Price shall not be an obligation or duty of the Trustee, the Registrar or any Paying Agent.

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Section 3.05      Deposit of Redemption Price. By no later than 12:00 p.m. (New York, New York time) on any Redemption Date, the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if the Issuer or any of its Affiliates is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer following a written request by the Issuer any money so deposited that is not required for that purpose.

Section 3.06      [Reserved].

Section 3.07      Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided below, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes) such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Notice of redemption shall be deemed to be given when delivered, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

Section 3.08      Notes Redeemed in Part.

(a)            Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Registrar who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

(b)            Upon surrender and cancellation of a Definitive Registered Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such Definitive Registered Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.09      Redemption for Changes in Taxes. The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 3.04), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or Note Guarantee, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of:

(a)            any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the Issue Date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date); or

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(b)            any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice or revenue guidance), which change or amendment is announced and becomes effective after the Issue Date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer delivers a notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this Section 3.09 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).

Article Four
Covenants

Section 4.01      Payment of Notes. The Issuer and the Guarantors, jointly and severally, covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium (including the Redemption Premium), if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Subject to Section 2.04, principal, premium (including the Redemption Premium), if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, as of 10:00 a.m. (New York, New York time) on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium (including the Redemption Premium), if any, interest and Additional Amounts, if any, then due. If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium (including the Redemption Premium), if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

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The Issuer or the Guarantors shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 2.00% higher than the then applicable interest rate on the Notes and shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, premium (including the Redemption Premium), if any, and Additional Amounts, if any, at the same stepped-up rate to the extent lawful.

Section 4.02      Corporate Existence. Subject to Article Five, the Issuer and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of the Issuer and each Guarantor; provided that the Issuer shall not be required to preserve any such right, license or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Guarantors as a whole.

Section 4.03      Maintenance of Properties. The Issuer shall cause all properties owned by it or any Guarantor, including each Specified Real Property, or used or held for use in the conduct of its business or the business of any Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.03 shall prevent the Issuer from discontinuing the maintenance of any such properties, other than any Specified Real Property, if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of the business of the Issuer and the Guarantors as a whole. Each of Krystalsea and Great Stirrup Cay Limited shall, and the Issuer shall cause each such Specified Guarantor to, (i) maintain in full force and effect each Access Agreement to which it is a party and (ii) exercise all rights available to it under such Access Agreement in a commercially reasonable manner and not in any manner which would impair the benefit to the Holders from the Note Guarantees of the Specified Guarantors, including demanding the punctual payment of all amounts due thereunder.

Section 4.04      Insurance. The Issuer shall maintain, and shall cause the Guarantors to maintain, insurance with carriers believed by the Issuer to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Issuer believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss insurance (but on the basis that the Issuer and the Guarantors self-insure Vessels for certain war risks); provided that in no event shall the Issuer and the Guarantors be required to obtain any business interruption, loss of hire or delay in delivery insurance.

Section 4.05      Statement as to Compliance.

(a)            The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year or within 14 days of written request by the Trustee, an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an Officer of the Issuer he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and, if any, specifying such Default, its status and what action the Issuer is taking or proposed to take with respect thereto. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)            If the Issuer shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall promptly, and in any event within 30 days, deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Issuer is taking or propose to take in respect thereof).

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Section 4.06      Incurrence of Indebtedness and Issuance of Preferred Stock or Preference Shares.

(a)            The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not and will not permit any Restricted Subsidiary to issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock or preference shares; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, preferred stock or preference shares, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is or preference shares are issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock or preference shares had been issued, as the case may be, at the beginning of such four-quarter period.

(b)            Section 4.06(a) shall not, however, prohibit the incurrence of any of the following items of Indebtedness, without duplication (collectively, “Permitted Debt”):

(i)            Indebtedness under Credit Facilities and ECA Facilities in an aggregate principal amount at any time outstanding not to exceed $16,340.8 million;

(ii)           the incurrence by the Issuer and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness under the ARCA) and any New Secured Notes;

(iii)          the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date and the related Note Guarantees;

(iv)          the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Attributable Debt, Capital Lease Obligations, mortgage financings or purchase money obligations, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock or preference shares, in each case, incurred or issued for the purpose of financing all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation, repair, replacement or improvement of property (including Vessels), plant or equipment or other assets (including Capital Stock) used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount or liquidation preference, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock or preference shares issued pursuant to this clause (iv), not to exceed the greater of $250.0 million and 1.75% of Total Tangible Assets at any time outstanding (it being understood that any such Indebtedness may be incurred and such Disqualified Stock and preferred stock or preference shares may be issued after the acquisition, purchase, charter, leasing or rental or the design, construction, installation, repair, replacement or the making of any improvement with respect to any asset (including Vessels)); provided that any such property (including Vessels), plant or equipment or other assets do not constitute Specified Assets; provided, further, that the principal amount of any Indebtedness, Disqualified Stock or preferred stock or preference shares permitted under this clause (iv) did not in each case at the time of incurrence exceed, together with amounts previously incurred and outstanding under this clause (iv) with respect to any such applicable Vessel, (A) in the case of a completed Vessel, the greater of the Net Book Value and the Appraised Value and (B) in the case of an uncompleted Vessel, 90% of the contract price for the acquisition or construction of such Vessel, in the case of this clause (B), as determined on the date on which the agreement for acquisition or construction of such Vessel was entered into by the Issuer or its Restricted Subsidiary, plus any other Ready for Sea Cost of such Vessel plus 100% of any related export credit insurance premium;

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(v)           the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock or preference shares in connection with any New Vessel Financing in an aggregate principal amount at any one time outstanding (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock or preference shares issued under this clause (v)) not exceeding the New Vessel Aggregate Secured Debt Cap as calculated on the date of the relevant incurrence under this clause (v);

(vi)          Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness, Disqualified Stock or preferred stock or preference shares) that was permitted to be incurred under Section 4.06(a) or clause (i), (ii), (iii), (iv), (v), (vi), (xii) or (xviii) of this Section 4.06(b);

(vii)         the incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer or any Restricted Subsidiary; provided that:

(A)            if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and ((i) except in respect of the intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Restricted Subsidiaries and (ii) only to the extent legally permitted (the Issuer and its Restricted Subsidiaries having completed all procedures required in the reasonable judgment of directors or officers of the obligee or obligor to protect such Persons from any penalty or civil or criminal liability in connection with the subordination of such Indebtedness)) expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B)            (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

(viii)         the issuance by any Restricted Subsidiary to the Issuer or to any of its Restricted Subsidiaries of Disqualified Stock, preferred stock or preference shares; provided that (A) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock, preferred stock or preference shares being held by a Person other than the Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such Disqualified Stock, preferred stock or preference shares to a Person that is not either the Issuer or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such Disqualified Stock, preferred stock or preference shares by such Restricted Subsidiary that was not permitted by this clause (viii);

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(ix)           the incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations that are not for speculative purposes;

(x)            the Guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.06; provided that, in each case, if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or a Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(xi)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness (A) in respect of workers’ compensation claims, self-insurance obligations, captive insurance companies and bankers’ acceptances in the ordinary course of business; (B) in respect of letters of credit, surety, bid, performance, travel or appeal bonds, completion guarantees, judgment, advance payment, customs, VAT or other tax guarantees or similar instruments issued in the ordinary course of business of such Person or consistent with past practice or industry practice (including as required by any governmental authority) and not in connection with the borrowing of money, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, or for the protection of customer deposits or credit card payments; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; (C) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 30 days; and (D) consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(xii)          Indebtedness, Disqualified Stock, preferred stock or preference shares (A) of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Issuer or any Restricted Subsidiary or (B) incurred or issued to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary; provided, however, with respect to this clause (xii), that at the time of the acquisition or other transaction pursuant to which such Indebtedness, Disqualified Stock, preferred stock or preference shares were deemed to be incurred or issued, (x) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a) after giving pro forma effect to the relevant acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock, preferred stock or preference shares pursuant to this clause (xii) or (y) the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock or preferred stock is, or preference shares are, issued pursuant to this clause (xii), taken as one period, would not be less than it was immediately prior to giving pro forma effect to such acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock, preferred stock or preference shares;

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(xiii)            Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for customary indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Equity Interests of a Subsidiary; provided that (in the case of a disposition) the maximum liability of the Issuer and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(xiv)            the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in the form of Unearned Customer Deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(xv)             Indebtedness of the Issuer or any Restricted Subsidiary incurred in connection with credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business;

(xvi)            the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock or preference shares to finance the replacement (through construction or acquisition) of a Vessel upon an Event of Loss of such Vessel in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Issuer or any of its Restricted Subsidiaries from any Person in connection with such Event of Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to such Event of Loss and any costs and expenses incurred by the Issuer or any of its Restricted Subsidiaries in connection with such Event of Loss;

(xvii)           the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in relation to (A) regular maintenance required on any of the Vessels owned or chartered by the Issuer or any of its Restricted Subsidiaries, and (B) any expenditures that are, or are reasonably expected to be, recoverable from insurance on such Vessels;

(xviii)          the incurrence of Indebtedness by the Issuer or any Restricted Subsidiary of Indebtedness, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock or preference shares in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock, preferred stock or preference shares issued pursuant to this clause (xviii), not to exceed the greater of $750.0 million and 4.50% of Total Tangible Assets; and

(xix)            Indebtedness existing solely by reason of Permitted Liens described in clause (cc) of the definition thereof.

(c)            Neither the Issuer nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured.

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(d)            For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xix) of Section 4.06(b), or is entitled to be incurred pursuant to Section 4.06(a), the Issuer, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.06(a) and 4.06(b) and from time to time to reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.06.

(e)            In connection with the incurrence or issuance, as applicable, of (x) revolving loan Indebtedness or (y) any commitment relating to the incurrence or issuance of Indebtedness, Disqualified Stock, preferred stock or preference shares, in each case, in compliance with this Section 4.06, and the granting of any Lien to secure such Indebtedness, the Issuer or applicable Restricted Subsidiary may, at its option, designate such incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets described herein (if applicable), the Consolidated Total Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

(f)            The accrual of interest or preferred stock or preference share dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock or preference shares as Indebtedness due to a change in accounting principles, the payment of dividends on preferred stock, preference shares or Disqualified Stock in the form of additional shares of the same class of preferred stock, preference shares or Disqualified Stock, the accretion of liquidation preference and the increase in the amount of Indebtedness outstanding solely as a result of fluctuations in exchange rates or currency values will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock, preference shares or Disqualified Stock for purposes of this Section 4.06; provided, in each such case, that the amount of any such accrual, accretion, amortization, payment, reclassification or increase is included in the Fixed Charges of the Issuer as accrued.

(g)            For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a different currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or, in the case of Indebtedness incurred under a revolving credit facility and at the option of the Issuer, first committed; provided that (a) if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than U.S. dollars, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing indebtedness does not exceed the aggregate principal amount of such Indebtedness being refinanced; and (b) if and for so long as any Indebtedness is subject to a Hedging Obligation with respect to the currency in which such Indebtedness is denominated covering principal amounts payable on such Indebtedness, the amount of such Indebtedness, if denominated in U.S. dollars, will be the amount of the principal payment required to be made under such Hedging Obligation and, otherwise, the U.S. dollar-equivalent of such amount plus the U.S. dollar-equivalent of any premium which is at such time due and payable but is not covered by such Hedging Obligation.

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(h)            Notwithstanding any other provision of this Section 4.06, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.06 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(i)            The amount of any Indebtedness outstanding as of any date will be:

(i)            in the case of any Indebtedness issued with original issue discount, the amount of the liability in respect thereof determined in accordance with GAAP;

(ii)           the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii)         in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)            the Fair Market Value of such assets at the date of determination; and

(B)            the amount of the Indebtedness of the other Person.

Notwithstanding anything herein to the contrary, no Restricted Specified Guarantor shall, and the Issuer shall not permit any Restricted Specified Guarantor to, incur or assume any Indebtedness, or Guarantees of Indebtedness, other than (i) the Note Obligations, (ii) the New Secured Notes, (iii) Permitted Intercompany Debt and (iv) Indebtedness, other than Indebtedness for borrowed money, not exceeding in the aggregate $10.0 million at any time outstanding.

Section 4.07           Liens.

(a)            The Issuer shall not and shall not cause or permit any Guarantor to, directly or indirectly, create, incur, assume or otherwise cause to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, except:

(i)            in the case of any property or assets that constitute Specified Assets, Permitted Specified Asset Liens; and

(ii)           in the case of any property or assets that do not constitute Specified Assets, (A) Permitted Liens and (B) a Lien on such property or assets that is not a Permitted Lien (each Lien under clause (B), a “Triggering Lien”) if, contemporaneously with (or prior to) the incurrence of such Triggering Lien, all Note Obligations are secured on an equal and ratable basis with or on a senior basis to the obligations so secured until such time as such obligations are no longer secured by such Triggering Lien; provided that, if the Indebtedness secured by such Triggering Lien is subordinate or junior in right of payment to the Notes or a Note Guarantee, as the case may be, then such Triggering Lien securing such Indebtedness shall be subordinate or junior in priority to the Lien securing the Note Obligations.

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(b)            With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common shares of the Issuer or any direct or indirect parent entity of the Issuer, the payment of dividends on preferred stock or preference shares in the form of additional shares of preferred stock or preference shares of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. For the avoidance of doubt, any Lien that is permitted under this Indenture to secure Indebtedness shall also be permitted to secure any obligations related to such Indebtedness.

(c)            Any Lien created in favor of this Indenture and the Notes or a Note Guarantee pursuant to Section 4.07(a)(ii)(B) will be automatically and unconditionally released and discharged upon the release and discharge of the Triggering Lien to which it relates.

(d)            For purposes of determining compliance with this Section 4.07, (A) Liens securing Indebtedness and obligations need not be incurred solely by reference to one category of Permitted Liens (or subparts thereof) but are permitted to be incurred in part under any combination thereof, and (B) in the event that a Lien meets the criteria of one or more of the categories of Permitted Liens (or subparts thereof), the Issuer may, in its sole discretion, classify, divide or later reclassify or redivide (as if incurred at such later time) such Liens (or any portions thereof) in any manner that complies with the definition of Permitted Liens, and such Liens (or portions thereof, as applicable) will be treated as having been incurred pursuant to such clause, clauses or subparts of the definition of Permitted Liens (and in the case of a subsequent division, classification or reclassification, such Liens shall cease to be divided or classified as it was prior to such subsequent division, classification or reclassification).

(e)            To the extent that any Liens are imposed pursuant to Section 4.07(a)(ii)(B) above on any assets or property to secure the Note Obligations, (i) Permitted Liens may be of any priority (including senior in priority) relative to any Liens imposed under Section 4.07(a)(ii)(B), and (ii) additional Liens may be granted on any such asset or property, which additional Liens may be pari passu or junior in priority to the Liens on such asset or property securing the Note Obligations, in each case subject to any limitations or requirements set forth in Section 4.07(a)(ii)(B). The Trustee (or any applicable security agent following the imposition of such Liens under Section 4.07(a)(ii)(B)) shall enter (at the sole expense and cost of the Issuer, including legal fees and expenses of the Trustee or any applicable security agent) into a Customary Intercreditor Agreement with respect to such Permitted Liens and Liens imposed pursuant to Section 4.07(a)(ii)(B), if any, in each case, upon being provided with an Officer’s Certificate and an Opinion of Counsel stating that such Customary Intercreditor Agreement is permitted under the Indenture, each in form and substance reasonably satisfactory to the Trustee (or the applicable security agent) and upon which the Trustee (or the applicable security agent) may conclusively rely.

Section 4.08           Restricted Payments.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders (in each case, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary );

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(ii)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer;

(iii)        make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is expressly contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (A) a payment of principal at the Stated Maturity thereof or (B) the purchase, repurchase, redemption, defeasance or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or scheduled maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition; or

(iv)           make any Restricted Investment;

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)            no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)            the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a);

(C)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (i) (without duplication of amounts paid pursuant to any other clause of Section 4.08(b)), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of Section 4.08(b)), is less than the sum, without duplication, of:

(1)            50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first day of the fiscal quarter commencing immediately following the fiscal quarter in which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)            100% of the aggregate net cash proceeds and the Fair Market Value of other assets received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or any Restricted Subsidiary or convertible or exchangeable debt securities of the Issuer or any Restricted Subsidiary, in each case that have been converted into or exchanged for Equity Interests of the Issuer (other than (x) net cash proceeds and marketable securities received from an issuance or sale of Equity Interests, Disqualified Stock or convertible or exchangeable debt securities sold to a Subsidiary of the Issuer, (y) net cash proceeds and marketable securities received from an issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into, exchanged or redeemed for Disqualified Stock and (z) net cash proceeds and marketable securities to the extent any Restricted Payment has been made from such proceeds pursuant to Section 4.08(b)(iv)); plus

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(3)            to the extent that any Restricted Investment that was made after the Issue Date is (i) sold, disposed of or otherwise cancelled, liquidated or repaid, 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities received; or (ii) made in an entity that subsequently becomes a Restricted Subsidiary, 100% of the Fair Market Value of such Restricted Investment as of the date such entity becomes a Restricted Subsidiary; plus

(4)            to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary, or is merged, amalgamated or consolidated into the Issuer or a Restricted Subsidiary, or all of the assets of such Unrestricted Subsidiary are transferred to the Issuer or a Restricted Subsidiary, in each case, after the Issue Date, the Fair Market Value of the Issuer’s Restricted Investment in such Subsidiary as of the date of such redesignation, merger, amalgamation, consolidation or transfer of assets to the extent such Investments reduced the Restricted Payments capacity under this clause (4) and were not previously repaid or otherwise reduced; provided, however, that no amount will be included in Consolidated Net Income of the Issuer for purposes of the preceding clause (1) to the extent that it is included under this clause (4); plus

(5)            100% of any dividends or distributions received by the Issuer or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period (excluding, for the avoidance of doubt, repayments of, or interest payments in respect of, any Permitted Investment pursuant to clause (p) of the definition thereof); and

(D)            at least one year shall have elapsed since the Issue Date, and (x) in the case of a Restricted Payment made on or after the first anniversary of the Issue Date and before the second anniversary of the Issue Date, the Consolidated Total Leverage Ratio of the Issuer and its Restricted Subsidiaries would not have been greater than 6.0:1.0 on a pro forma basis and (y) in the case of a Restricted Payment made on or after the second anniversary of the Issue Date, the Consolidated Total Leverage Ratio of the Issuer and its Restricted Subsidiaries would not have been greater than 5.0:1.0 on a pro forma basis; provided that neither clause (x) nor clause (y) shall apply to the making of any Restricted Payment that is a Restricted Investment.

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(b)            The preceding provisions will not prohibit the following (“Permitted Payments”):

(i)             the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;

(ii)            the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.08(a)(iv)(C)(2);

(iii)         the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(iv)          so long as no Default or Event of Default has occurred and is continuing, the purchase, repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Issuer, any direct or indirect parent of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such purchased, repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in the aggregate in any twelve-month period with unused amounts being carried over to any subsequent twelve-month period subject to a maximum aggregate amount of $20.0 million being available in any twelve-month period; and provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, in each case, received by the Issuer during such twelve-month period, in each case to members of management, directors or consultants of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiaries to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.08(a)(iv)(C)(3) or clause (ii) of this Section 4.08(b);

(v)            the repurchase of Equity Interests deemed to occur upon the exercise of stock or share options to the extent such Equity Interests represent a portion of the exercise price of those stock or share options;

(vi)          so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any preferred stock or preference shares of any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 4.06;

(vii)         payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

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(viii)         the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests (other than the Issuer or any Restricted Subsidiary) on no more than a pro rata basis;

(ix)            the making of (i) cash payments made by the Issuer or any of its Restricted Subsidiaries in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a convertible notes offering and (ii) any payments by the Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related capped call, hedge, warrant or other similar transactions;

(x)             any Permitted Tax Distributions;

(xi)            any dividends or other distributions or payments (directly or indirectly) to any direct or indirect parent of the Issuer in the ordinary course of business in respect of franchise or similar Taxes and other fees and expenses in connection with the maintenance of its existence and its direct or indirect ownership of the Issuer;

(xii)          other Restricted Payments in an aggregate amount not to exceed $250.0 million since the Issue Date so long as, immediately after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing; and

(xiii)         other Restricted Payments made on or after the first anniversary of the Issue Date, in an aggregate amount not to exceed $200.0 million since the Issue Date, provided that (x) in the case of a Restricted Payment made pursuant to this clause (xiii) on or after the first anniversary of the Issue Date and before the second anniversary of the Issue Date, the Consolidated Total Leverage Ratio of the Issuer and its Restricted Subsidiaries would not have been greater than 6.0:1.0 on a pro forma basis and (y) in the case of a Restricted Payment made pursuant to this clause (xiii) on or after the second anniversary of the Issue Date, the Consolidated Total Leverage Ratio of the Issuer and its Restricted Subsidiaries would not have been greater than 5.0:1.0 on a pro forma basis.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this covenant, (1) in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of one or more categories (or subparts thereof) of Permitted Payments or Permitted Investments, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify or re-classify such payment (or portion thereof) based on circumstances existing on the date of such reclassification in any manner that complies with this covenant, and such payment (or portion thereof) will be treated as having been made pursuant to the first paragraph of this covenant or such clause or clauses (or subparts thereof) in the definition of Permitted Payments or Permitted Investments and (2) the amount of any return of or on capital from any Investment shall be netted against the amount of such Investment for purposes of determining compliance with this covenant.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any Restricted Payment if the effect of such Restricted Payment is to cause (i) the sale, lease, transfer or other conveyance, directly or indirectly, of any assets or property constituting Specified Assets by a Specified Guarantor to any Person other than a Specified Guarantor or (ii) any Specified Assets of any Restricted Specified Guarantor to be held by any Subsidiary of the Issuer other than a Restricted Specified Guarantor. Notwithstanding the preceding sentence, if no Event of Default exists, a Restricted Specified Guarantor shall be permitted to make any Restricted Payment to the Issuer or any of its Restricted Subsidiaries provided such Restricted Payment is limited to, and paid from, such Restricted Specified Guarantor’s cash in its Collection Accounts (other than Net Proceeds required to be held therein pursuant to this Indenture) and such Restricted Payment (i) is distributed to the Issuer or any of its Restricted Subsidiaries and applied by them for working capital purposes of the Issuer or any of its Restricted Subsidiaries, including debt service and shipbuilding payments, or (ii) is applied by such Restricted Specified Guarantor to repay Permitted Intercompany Debt.

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Section 4.09            Asset Sales.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)            the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)           (x) in the case of any Asset Sale of assets or property constituting Specified Assets, (1) such Asset Sale is with an unaffiliated third party and (2) 100% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (y) in the case of any other Asset Sale, at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof (which determination may be made by the Issuer, at its option, either (1) at the time such Asset Sale is approved by the Issuer’s Board of Directors or (2) at the time the Asset Sale is completed). For purposes of this clause (ii)(y), each of the following will be deemed to be cash:

(A)            any liabilities, as recorded on the balance sheet of the Issuer or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the Note Guarantees), that are assumed by the transferee of any such assets and as a result of which the Issuer and its Restricted Subsidiaries are no longer obligated with respect to such liabilities or are indemnified against further liabilities or that are otherwise retired or repaid;

(B)            any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(C)            any Capital Stock or assets of the kind referred to in Section 4.09(b)(ii) or (iv);

(D)            Indebtedness (other than Indebtedness that is by its terms subordinated to the Notes or the Note Guarantees) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that each Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Sale;

(E)            consideration consisting of Indebtedness of the Issuer or any Guarantor received from Persons who are not the Issuer or any Restricted Subsidiary; and

(F)            consideration other than cash, Cash Equivalents or Replacement Assets received by the Issuer or any Restricted Subsidiary in Asset Sales with a Fair Market Value not exceeding $125.0 million in the aggregate outstanding at any one time.

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(b)            Within 450 days after the receipt of any Net Proceeds from an Asset Sale or any Event of Loss, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds (other than Net Proceeds that must be applied as set forth in Section 4.09(d)):

(i)             to repurchase the Notes pursuant to an offer to all Holders at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the date of purchase (a “Notes Offer”);

(ii)            to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided that after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary;

(iii)          to make a capital expenditure;

(iv)          to acquire other assets (other than Capital Stock) not classified as current assets under GAAP that are used or useful in a Permitted Business;

(v)            to repurchase, prepay, redeem or repay Indebtedness (A) of the Issuer or a Restricted Subsidiary which is not a Guarantor (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), (B) of the Issuer or any Guarantor that is secured by a Lien on the assets that were the subject of such Asset Sale or Event of Loss or (C) of the Issuer or a Guarantor that is pari passu in right of payment with the Notes or any Note Guarantee; provided that, in the case of this clause (C), the Issuer (or the applicable Restricted Subsidiary) may repurchase, prepay, redeem or repay such pari passu Indebtedness only if the Issuer (or the applicable Restricted Subsidiary) makes an offer to all Holders to purchase their Notes in accordance with the provisions set forth below for an Asset Sale Offer for an aggregate principal amount of Notes at least equal to the proportion that (x) the total aggregate principal amount of Notes outstanding bears to (y) the sum of the total aggregate principal amount of Notes outstanding plus the total aggregate principal amount outstanding of such pari passu Indebtedness;

(vi)           to enter into a binding commitment to apply the Net Proceeds pursuant to clause (ii), (iii) or (iv) of this Section 4.09(b); provided that such binding commitment (or any subsequent commitments replacing the initial commitment that may be cancelled or terminated) shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 450 day period; or

(vii)          any combination of the foregoing.

Pending the final application of any Net Proceeds subject to Section 4.09(b)(y), the Issuer (or the applicable Restricted Subsidiary) may temporarily reduce borrowings under any revolving credit facility, or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

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(c)            Any Net Proceeds from Asset Sales or an Event of Loss (other than Net Proceeds that must be applied as set forth in Section 4.09(d)) that are not applied or invested as provided in Section 4.09(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes as described in Section 4.09(b)(i) or (v) above shall be deemed to have been applied or invested whether or not such Notes Offer is accepted) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million (or at an earlier time, at the option of the Issuer), within ten Business Days thereof, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders and may make an offer to all holders of other Indebtedness that is pari passu in right of payment with the Notes or any Note Guarantees with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets or events of loss to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or a Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into (or to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, or if the aggregate amount of Notes tendered pursuant to a Notes Offer exceeds the amount of the Net Proceeds so applied, the Trustee will select the Notes and such other pari passu Indebtedness, if applicable, to be purchased on a pro rata basis (or in the manner provided in Section 3.03), based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)            Any Net Proceeds equal to or greater than $10.0 million from the sale, lease, conveyance or other disposition by the Issuer or any of its Restricted Subsidiaries of, or Event of Loss relating to, any assets comprising part of the Specified Assets shall be applied by the Issuer (i) to the extent any New Secured Notes are outstanding, as required under the indenture for the New Secured Notes and (ii) to the extent the New Secured Notes have been redeemed or repaid in full, to make an offer (a “Specified Asset Sale Offer”) within ten Business Days of receipt of such Net Proceeds to all Holders to purchase, prepay or redeem the maximum principal amount of Notes (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of such Net Proceeds. The offer price for the Notes in any Specified Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Net Proceeds subject to this Section 4.09(d) remain after consummation of a Specified Asset Sale Offer, the Issuer or a Restricted Subsidiary may use those Net Proceeds for reinvestment in assets or property constituting Specified Assets or that are used or useful in the respective businesses of the Specified Guarantors; provided that any such Net Proceeds received or generated by a Specified Guarantor must be reinvested in assets or property constituting Specified Assets or that are used or useful in the respective businesses of the Specified Guarantors. If the aggregate principal amount of Notes tendered into (or to be prepaid or redeemed in connection with) such Specified Asset Sale Offer exceeds the amount of applicable Net Proceeds, or if the aggregate amount of Notes tendered pursuant to a Notes Offer exceeds the amount of the Net Proceeds so applied, the Trustee will select the Notes to be purchased on a pro rata basis (or in the manner provided in Section 3.03), based on the amounts tendered or required to be prepaid or redeemed.

The Issuer will comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other securities laws and regulations (and rules of any exchange on which the Notes are then listed) to the extent those laws, regulations or rules are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer, a Specified Asset Sale Offer or a Notes Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the Asset Sale or Notes Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under the Asset Sale or Notes Offer provisions of this Indenture by virtue of such compliance.

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Notwithstanding anything to the contrary set forth herein, the Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, (i) sell, lease, transfer or otherwise dispose, directly or indirectly, of any assets or property constituting Specified Assets to the Issuer or any Subsidiary of the Issuer other than a Specified Guarantor or (ii) permit any Specified Assets of any Restricted Specified Guarantor to be held by any Subsidiary of the Issuer other than a Restricted Specified Guarantor. Notwithstanding the preceding sentence, if no Event of Default exists, a Restricted Specified Guarantor shall be permitted to dispose of such Restricted Specified Guarantor’s cash in its Collection Accounts (other than Net Proceeds required to be held therein pursuant to this Indenture) to the Issuer or any of its Restricted Subsidiaries provided such cash (i) is disposed of to the Issuer or any of its Restricted Subsidiaries and applied by them for working capital purposes of the Issuer or any of its Restricted Subsidiaries, including debt service and shipbuilding payments, or (ii) is applied by such Restricted Specified Guarantor to repay Permitted Intercompany Debt.

Section 4.10           Transactions with Affiliates.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving (x) the Specified Assets or (y) aggregate payments or consideration in excess of $50.0 million, unless:

(i)            the Affiliate Transaction is on terms that are, taken as a whole, no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person who is not such an Affiliate; and

(ii)           the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $125.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer (or in the event there is only one disinterested director, by such disinterested director, or, in the event there are no disinterested directors, by unanimous approval of the members of the Board of Directors of the Issuer).

(b)            Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.10(a):

(i)            any employment agreement, collective bargaining agreement, consulting agreement or employee benefit arrangements with any employee, consultant, officer or director of the Issuer or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;

(ii)           (x) with respect to transactions not involving the Specified Assets, transactions between or among the Issuer and/or its Restricted Subsidiaries and (y) with respect to transactions involving the Specified Assets, (A) transactions between or among the Issuer and/or its Restricted Subsidiaries that are not Specified Guarantors, (B) transactions between or among Specified Guarantors and (C) transactions between or among the Issuer and/or its Restricted Subsidiaries that are not Specified Guarantors, on the one hand, and Specified Guarantors, on the other hand, to the extent otherwise expressly permitted by the terms of this Indenture;

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(iii)          except with respect to transactions involving the Specified Assets, transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(iv)          payment of reasonable and customary fees, salaries, bonuses, compensation, other employee benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of Officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

(v)             any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(vi)           Restricted Payments that do not violate Section 4.08;

(vii)          transactions pursuant to or contemplated by any agreement in effect on the Issue Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(viii)         Permitted Investments (other than Permitted Investments described in clauses (c), (d), (e), (o), (p), (q) and (r) of the definition thereof);

(ix)            Management Advances;

(x)            transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or the Restricted Subsidiaries in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

(xi)           the granting and performance of any registration rights for the Issuer’s Capital Stock;

(xii)          any contribution to the capital of the Issuer;

(xiii)         pledges of Equity Interests of Unrestricted Subsidiaries;

(xiv)         transactions with respect to which the Issuer has obtained an opinion of an accounting, appraisal or investment banking firm of international standing, or other recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of related transactions is (A) fair from a financial point of view taking into account all relevant circumstances or (B) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person who is not an Affiliate;

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(xv)          transactions under any Access Agreement or IP License; and

(xvi)         transactions not involving the Specified Assets undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) between the Issuer and any other Person or a Restricted Subsidiary and any other Person with which the Issuer or any of its Restricted Subsidiaries files a combined, consolidated, unitary or similar group tax return or which the Issuer or any of its Restricted Subsidiaries is part of a group for tax purposes that are effected for the purpose of improving the combined, consolidated, unitary or similar group tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any provision of this Indenture.

Section 4.11            Purchase of Notes upon a Change of Control.

(a)            If a Change of Control Triggering Event occurs at any time, then the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase such Holder’s Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders on the relevant Record Dates to receive interest due on the relevant Interest Payment Date).

(b)            Within 30 days following any Change of Control Triggering Event, the Issuer shall deliver a notice to each Holder of the Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures set forth in Section 3.04, which notice shall state:

(i)              that a Change of Control Triggering Event has occurred, and the date it occurred, and that a Change of Control Offer is being made;

(ii)            the circumstances and relevant facts regarding such Change of Control (including, but not limited to, applicable information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control);

(iii)           the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 10 days nor later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice;

(iv)            that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;

(v)            that any Note (or part thereof) not tendered shall continue to accrue interest; and

(vi)           any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c)            On the Change of Control Purchase Date, the Issuer shall, to the extent lawful:

(i)             accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

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(ii)            deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d)           The Paying Agent shall promptly deliver to each Holder which has properly tendered and so accepted the Change of Control Offer for such Notes, and the Trustee (or an authenticating agent appointed by the Issuer) shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Any Note so accepted for payment will cease to accrue interest on or after the Change of Control Purchase Date. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(e)           This Section 4.11 will be applicable whether or not any other provisions of this Indenture are applicable.

(f)            If the Change of Control Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(g)           The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given pursuant to the provisions of paragraph 6 of the Notes, unless and until there is a default in payment of the applicable Redemption Price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(h)           The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations (and rules of any exchange on which the Notes are then listed) to the extent those laws, regulations or rules are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the Change of Control provisions of this Indenture, the Issuer shall comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

Section 4.12      Additional Amounts.

(a)            All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, Redemption Price, purchase price, interest, duration fees or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder after such withholding or deduction will equal the respective amounts that would have been received by each Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

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(i)            any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, such Note Guarantee or this Indenture, or the receipt of payments in respect of such Note or Note Guarantee;

(ii)           any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(iii)          any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(iv)          any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;

(v)           any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the Holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the Holder at least 30 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

(vi)          any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;

(vii)         any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the Holder of the Notes if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such Holder been the sole beneficial owner of such Note;

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(viii)        any Taxes imposed by the United States, any state thereof or the District of Columbia, or any subdivision thereof or territory thereof, including any U.S. federal withholding taxes and any Taxes that are imposed pursuant to current Sections 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(ix)           any combination of clauses (i) through (viii) above.

In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments or that are imposed on or result from a sale or other transfer or disposition of a Note by a Holder or a beneficial owner, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (i) through (iii) or (v) through (ix) above or any combination thereof), save in each case for any such taxes, charges or levies which arise or are increased as a result of any document effecting the registration, issue or delivery of any of the notes either being signed or executed in the United Kingdom or being brought into the United Kingdom.

(b)            If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(c)            The Issuer or the relevant Guarantor, if it is the applicable withholding agent, shall make all withholdings and deductions (within the time period) required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor shall use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor shall furnish to the Trustee (or to a Holder of the Notes upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

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(d)            Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)            This Section 4.12 shall survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

Section 4.13           [Reserved].

Section 4.14           [Reserved].

Section 4.15            Additional Guarantees. The Issuer may, at its option, elect to cause any of its Restricted Subsidiaries that is not a Guarantor to Guarantee the payment of the Notes by executing and delivering a Supplemental Indenture providing for the Note Guarantee of the payment of the Notes by such Restricted Subsidiary which Note Guarantee may be senior to or pari passu in right of payment with such Restricted Subsidiary’s Guarantee of other permitted Indebtedness and with respect to any Guarantee of Indebtedness that is expressly contractually subordinated in right of payment to the Notes or to any Note Guarantee by such Restricted Subsidiary, any such Guarantee will be subordinated to such Restricted Subsidiary’s Note Guarantee at least to the same extent as such subordinated Indebtedness is subordinated to the Notes.

Section 4.16           Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)             pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(ii)            make loans or advances to the Issuer or any Restricted Subsidiary; or

(iii)          sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary;

provided that (x) the priority of any preferred stock or preference shares in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock or ordinary shares, (y) the subordination of (including the application of any standstill period to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness incurred by the Issuer or any Restricted Subsidiary and (z) the provisions contained in documentation governing or relating to Indebtedness requiring transactions between or among the Issuer and any Restricted Subsidiary or between or among any Restricted Subsidiaries to be on fair and reasonable terms or on an arm’s-length basis, in each case, shall not be deemed to constitute such an encumbrance or restriction.

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(b)            The provisions of Section 4.16(a) above shall not apply to encumbrances or restrictions existing under or by reason of:

(i)            agreements or instruments governing or relating to Existing Indebtedness or the New Secured Notes, any IP License or any Access Agreement and, in each case, any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially less favorable, taken as a whole, to the Holder with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Issue Date (as determined in good faith by the Issuer);

(ii)           the Note Documents;

(iii)          agreements or instruments governing other Indebtedness permitted to be incurred under Section 4.06 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the Issuer determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes;

(iv)         applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(v)           any agreement or instrument governing or relating to Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (other than any agreement or instrument entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(vi)          customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

(vii)        purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature set forth in Section 4.16(a)(iii) or any encumbrance or restriction pursuant to a joint venture agreement that imposes restrictions on the transfer of the assets of the joint venture;

(viii)       any agreement for the sale or other disposition of Capital Stock other than Specified Assets or all or substantially all of the property and assets of a Restricted Subsidiary other than Specified Assets that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(ix)          Permitted Refinancing Indebtedness; provided that either (i) the restrictions contained in the agreements or instruments governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements or instruments governing the Indebtedness being refinanced or (ii) the Issuer determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely effect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes;

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(x)            Liens permitted to be incurred under Section 4.07 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)           provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment or Permitted Investment) entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(xii)          restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(xiii)        any customary Productive Asset Leases for Vessels and other assets used in the ordinary course of business; provided that such encumbrance or restriction only extends to the Vessel or other asset financed in such Productive Asset Lease;

(xiv)         any encumbrance or restriction existing with respect to any Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary that is designated as a Restricted Subsidiary in accordance with the terms of this Indenture at the time of such designation and not incurred in contemplation of such designation, which encumbrances or restrictions are not applicable to any Person other than such Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary; provided that the encumbrances or restrictions are customary for the business of such Unrestricted Subsidiary and would not, at the time agreed to, be expected to affect the ability of the Issuer and the Guarantors to make payments under the Notes, the Note Guarantees and this Indenture, as the case may be;

(xv)         customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations permitted under this Indenture;

(xvi)        [reserved]; and

(xvii)        any encumbrance or restriction existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xvi), or in this clause (xvii); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented.

Section 4.17           Designation of Restricted and Unrestricted Subsidiaries.

(a)            The Board of Directors of the Issuer may designate any Restricted Subsidiary other than a Specified Guarantor to be an Unrestricted Subsidiary if that designation would not cause a Default.

(b)            If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.08 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Issuer. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary will only be permitted if the deemed Investment resulting from such designation would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

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(c)            The Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(d)            Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Issuer will be in default of such Section 4.06. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.06, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (ii) no Default or Event of Default would be in existence following such designation.

Section 4.18            [Reserved].

Section 4.19            Reports to Holders.

(a)            So long as any Notes are outstanding, notwithstanding that a Reporting Entity may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the Commission, the Reporting Entity will file with the Commission within the time periods specified in the Commission’s rules and regulations that are then applicable to the Reporting Entity (or if the Reporting Entity is not then subject to the reporting requirements of the Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations) (in either case, including any extension as would be permitted by Rule 12b-25 under the Exchange Act or any special order of the Commission):

(i)             all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the Commission, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Reporting Entity’s independent registered public accounting firm;

(ii)            all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the Commission, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and

(iii)           all current reports that would be required to be filed with the Commission on Form 8-K, or any successor or comparable form, if the Reporting Entity were required to file such reports,

in each case in a manner that complies in all material respects with the requirements specified in such form provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

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Notwithstanding the foregoing, (A) neither the Issuer nor another Reporting Entity will be required to furnish any information, certificates or reports that would otherwise be required by Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (B) such reports will not be required to contain financial information required by Rule 3-10 or Rule 3-16 of Regulation S-X, (C) such reports shall be subject to exceptions, exclusions and other differences consistent with the Issuer’s historical practice and shall not be required to present compensation or beneficial ownership information and (D) the Issuer’s determination that it is a “foreign private issuer” (as such term is defined in the Securities Act or the Exchange Act) shall be conclusive with respect to the determination of which Exchange Act form or forms of reports, information and documents are required to be provided pursuant to this covenant, until such time as the Issuer or the Commission determines that the Issuer does not qualify as a “foreign private issuer” (as so defined) for purposes of providing such reports, information and documents.

The financial statements, information and other documents required to be provided as described in this Section 4.19 may be those of (i) the Issuer or (ii) any direct or indirect parent of the Issuer (any such entity, a “Reporting Entity”), so long as in the case of (ii) such direct or indirect parent of the Issuer shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of the Issuer; provided that, if the financial information so furnished relates to such direct or indirect parent of the Issuer, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

(b)            The requirements set forth in Section 4.19(a) may be satisfied by delivering such information to the Trustee and posting copies of such information on a website or on IntraLinks or any comparable online data system or website.

(c)            Not later than ten Business Days after the furnishing of each such report discussed in Section 4.19(a)(i) or (ii), the Issuer will hold a conference call related to the report. Details regarding access to such conference call will be posted at least 24 hours prior to the commencement of such call on the website, IntraLinks or other online data system or website on which the report is posted.

(d)            The Issuer will make the information described in Section 4.19(a) available electronically to prospective investors upon request. For so long as any Notes remain outstanding during any period when it is not or the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

(e)            Notwithstanding the foregoing clauses (a) through (d) of this Section 4.19, the Issuer will be deemed to have delivered such reports and information referred to above to the holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if the Reporting Entity has filed such reports with the Commission via the EDGAR filing system (or any successor system) and such reports are publicly available.

(f)            Delivery of reports, information and documents to the Trustee is for informational purposes only, and its receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificates delivered pursuant to this Indenture). The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder.

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Section 4.20      Intellectual Property. Each Specified Guarantor shall use its commercially reasonable efforts to cause its licensees or its sublicensees to, with respect to any material Intellectual Property included in the Specified IP, (i) maintain such Intellectual Property in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain substantially the same or better quality of products and services as offered under such Intellectual Property as of the Issue Date, (iii) display such Intellectual Property with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Intellectual Property in violation of any third-party rights. In addition to the foregoing, each of US IPCo and UK IPCo shall (i) maintain in full force and effect each IP License to which it is a party and (ii) exercise all rights available to it under any IP License, including demanding the punctual payment of all amounts due thereunder. Each Specified Guarantor shall cause its licensees and sublicensees not to take or fail to take any action in connection with the requirements described in (i)-(iv) above in a manner that would materially breach the applicable license agreement with such licensee or sublicensee.

Article Five
Merger, Amalgamation, Consolidation or Sale of Assets

Section 5.01      Merger, Amalgamation, Consolidation or Sale of Assets.

(a)            The Issuer will not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Issuer is the surviving company or corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)            either: (A) the Issuer is the surviving company or corporation; or (B) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity incorporated, organized or existing under the laws of any Permitted Jurisdiction;

(ii)           the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes, by a Supplemental Indenture entered into with the Trustee, all obligations of the Issuer under the Notes and this Indenture;

(iii)          immediately after such transaction, no Default or Event of Default is continuing;

(iv)          the Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a); and

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(v)            the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, amalgamation, merger or transfer and, in the case in which a Supplemental Indenture is entered into, such Supplemental Indenture, comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Clause (iv) of this Section 5.01(a) shall not apply to any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets to or merger, amalgamation or consolidation of the Issuer with or into a Guarantor or to any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets to or merger, amalgamation or consolidation of the Issuer with or into an Affiliate solely for the purpose of reincorporating or continuing the Issuer in another jurisdiction for tax reasons.

(b)            A Guarantor will not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not such Guarantor is the surviving company or corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor and its Subsidiaries which are Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)            immediately after giving effect to that transaction, no Default or Event of Default is continuing;

(ii)           either:

(A)            the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation, amalgamation or merger assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a Supplemental Indenture; or

(B)            such sale, assignment, transfer, lease, conveyance or other disposition of assets does not violate the provisions of this Indenture (including Section 4.09) and any Net Proceeds therefrom are applied as required by this Indenture (including, in the case of the sale of Specified Assets, Section 4.09(d)); and

(iii)          the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, amalgamation, merger or transfer and, in the case in which a Supplemental Indenture is entered into, such Supplemental Indenture, comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c)            Notwithstanding the provisions of paragraph (b) above, (x) (a) any Restricted Subsidiary (other than a Specified Guarantor) may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to any Guarantor (provided that such Guarantor is the surviving entity), (b) any Specified Guarantor (other than a Restricted Specified Guarantor) may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of such Specified Guarantor to another Specified Guarantor and (c) any Restricted Specified Guarantor may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of such Restricted Specified Guarantor to another Restricted Specified Guarantor and (y) any Restricted Subsidiary (other than a Specified Guarantor) may consolidate, amalgamate or merge with or into an Affiliate incorporated or organized for the purpose of changing the legal domicile of such Restricted Subsidiary, reincorporating or continuing such Restricted Subsidiary in another jurisdiction or changing the legal form of such Restricted Subsidiary.

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Notwithstanding anything to the contrary set forth herein, the Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, consolidate, amalgamate or merge with or into another Person (whether or not such Guarantor is the surviving company or corporation) if the effect of such transaction is to cause (i) the sale, lease, transfer or other conveyance of any assets or property constituting Specified Assets to any Subsidiary of the Issuer other than a Specified Guarantor or (ii) any Specified Assets of any Restricted Specified Guarantor to be held by any Subsidiary of the Issuer other than a Restricted Specified Guarantor.

Section 5.02      Successor Substituted. Upon any consolidation, amalgamation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Issuer in accordance with Section 5.01 of this Indenture, any surviving entity formed by such consolidation or amalgamation or into which the Issuer is merged or to which such sale, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such surviving entity had been named as the Issuer herein; provided that the Issuer shall not be released from its obligation to pay the principal of, premium (including the Redemption Premium), if any, or interest and Additional Amounts, if any, on the Notes in the case of a lease of all or substantially all of its property and assets.

Article Six
Defaults and Remedies

Section 6.01      Events of Default.

(a)            Each of the following shall be an “Event of Default”:

(i)            default for 30 days in the payment when due of interest or Additional Amounts, if any, with respect to the Notes;

(ii)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium (including the Redemption Premium), if any, on, the Notes;

(iii)          failure by the Issuer or relevant Guarantor to comply with Sections 4.11 or 5.01;

(iv)          failure by the Issuer or relevant Guarantor for 60 days after written notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in this Indenture (other than a default in performance, or breach, or a covenant or agreement which is specifically dealt with in clause (i), (ii) or (iii) above);

(v)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

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(A)            is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default; or

(B)            results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness that is due and has not been paid, together with the principal amount of any other such Indebtedness that is due and has not been paid or the maturity of which has been so accelerated, equals or exceeds $125.0 million in aggregate;

(vi)            failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $125.0 million (exclusive of any amounts for which a solvent insurance company has acknowledged liability), which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal, waiver or otherwise, shall not have been in effect;

(vii)            [reserved];

(viii)           except as permitted by this Indenture (including with respect to any limitations), any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 30 days; or

(ix)            (A) a court having jurisdiction over the Issuer, a Guarantor or a Significant Subsidiary enters (x) a decree or order for relief in respect of the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary, or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, any such Guarantor or any such Subsidiary or group of Restricted Subsidiaries under any Bankruptcy Law, or appointing a Custodian of the Issuer, any such Guarantor or any such Subsidiary or group of Restricted Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a Custodian of the Issuer, any such Guarantor or any such Subsidiary or group of Restricted Subsidiaries or for all or substantially all the property and assets of the Issuer, any such Guarantor or any such Subsidiary or group of Restricted Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) admits in writing that it generally is not paying its debts as they become due or is found by a court of competent jurisdiction not to be so paying such debts.

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(b)            If a Default or an Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to each Holder notice of the Default or Event of Default within the earlier of 90 days after its occurrence or 30 days after it received actual knowledge thereof by registered or certified mail or facsimile transmission of an Officer’s Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer has actual knowledge of such Default or a Responsible Officer receives a notice of default at its corporate trust officer and such notice specifies the Default or Event of Default and the applicable section(s) of this Indenture subject to such Default or Event of Default. The Issuer shall also notify the Trustee within 30 days of the occurrence of any Default stating what action, if any, they are taking with respect to that Default.

(c)            If any report or conference call required by Section 4.19 is provided before the 90th day after the deadlines indicated for such report or conference call, the provision of such report or conference call shall cure a Default caused by the failure to provide such report or conference call prior to the deadlines indicated, so long as no Event of Default shall have occurred and be continuing as a result of such failure.

Section 6.02      Acceleration.

(a)            If an Event of Default (other than an Event of Default specified in Section 6.01(a)(ix)) occurs and is continuing, the Trustee may, or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may and the Trustee shall, if so directed by the Holders of at least 30% in aggregate principal amount of the then outstanding Notes, declare all the Notes to be due and payable immediately. In the event a declaration of acceleration of the Notes pursuant to Section 6.01(a)(v) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Event of Default or payment default triggering such Event of Default pursuant to Section 6.01(a)(v) shall be remedied or cured, or waived by the Holders of the relevant Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction.

(b)            In the case of an Event of Default arising under Section 6.01(a)(ix), with respect to the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

(c)            Upon the Notes becoming due and payable upon an Event of Default, whether automatically or by declaration, such Notes will immediately become due and payable and, if prior to the Par Call Date, shall be payable together with the Redemption Premium thereon. If the Notes are otherwise satisfied, released or discharged through foreclosure, whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means, and/or upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement or compromise of the Notes in any insolvency or liquidation proceeding on or before the Par Call Date, such Notes will immediately become due and payable together with the Redemption Premium thereon.

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(d)            Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including an Event of Default relating to certain events of bankruptcy, insolvency or reorganization (including the acceleration of claims by operation of law)), the Redemption Premium applicable with respect to an optional redemption of the Notes will also be due and payable as though the Notes were optionally redeemed and shall constitute part of the Obligations on the Notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any Redemption Premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Issuer and each Guarantor agree that it is reasonable under the circumstances currently existing. THE ISSUER AND EACH GUARANTOR EXPRESSLY WAIVE (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer and each Guarantor expressly agree (to the fullest extent it may lawfully do so) that:

(i)            the Redemption Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel;

(ii)           the Redemption Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made;

(iii)          there has been a course of conduct between Holders and the Issuer and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Premium; and

(iv)          the Issuer and each Guarantor shall be estopped hereafter from claiming differently than as agreed to in this Section 6.02(d). The Issuer and each Guarantor expressly acknowledge that the agreement to pay the Redemption Premium to Holders as herein described is a material inducement to Holders to purchase the Notes.

(e)            The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may, on behalf of the Holders of all outstanding Notes, rescind acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default:

(i)            in the payment of the principal of, premium (including the Redemption Premium), if any, any Additional Amounts or interest on any Note held by a non-consenting Holder (which may only be waived with the consent of each Holder of Notes affected); or

(ii)           for any Note held by a non-consenting Holder, in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

Upon any such rescission or waiver in accordance with this Indenture, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose under this Indenture except as otherwise set forth in such rescission or waiver, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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(f)            Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or in its exercise of any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of the Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Additional Amounts or premium, if any.

(g)            Subject to the provisions of Article Seven, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except (subject to the provisions of Article Nine) to enforce the right to receive payment of principal, premium, if any, or interest or Additional Amounts when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(i)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)           Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)          such Holders have offered, and if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

(iv)          the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)            Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(h)            Within 30 days of the occurrence of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.03      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of, or interest if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except a Default:

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(a)            in the payment of the principal of, premium, if any, Additional Amounts, if any, or interest on any Note; or

(b)            in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the holders of each Note affected by such modification or amendment.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05      Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided that:

(a)            the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines, without obligation, in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;

(b)            the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and

(c)            the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06      Limitation on Suits. A Holder may not institute any proceedings or pursue any remedy with respect to this Indenture or the Notes unless:

(a)            Such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)            the Holders of at least 30% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

(c)            such Holder or Holders offer the Trustee indemnity and/or security (including by way of pre-funding) reasonably satisfactory to the Trustee against any costs, liability or expense;

(d)            the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity and/or security (including by way of pre-funding); and

(e)            during such 30-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, Additional Amounts, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

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Section 6.07      Unconditional Right of Holders to Bring Suit for Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee. The Issuer covenants that if default is made in the payment of:

(a)            any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)            the principal of (or premium, if any, on) any Note at the Stated Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), Additional Amounts, if any and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.05 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

Section 6.09      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.05) and the Holders allowed in any judicial proceedings relative to any of the Issuer or Guarantors, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.05. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.05 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

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Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Application of Money Collected. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST: to the Trustee and any Agent for amounts due under Section 7.05;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and

THIRD: to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 30 days before such record date, the Issuer shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11      Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

Section 6.12      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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Section 6.15      Record Date. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

Section 6.16      Waiver of Stay or Extension Laws. Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article Seven
Trustee

Section 7.01      Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Subject to the provisions of Section 7.01(a), (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            [Reserved].

(d)            The Trustee shall not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05.

(e)            The Trustee and any Paying Agent shall not be liable for interest on any money received by it except as the Trustee and any Paying Agent may agree in writing with the Issuer or the Guarantors. Money held by the Trustee or the Principal Paying Agent need not be segregated from other funds except to the extent required by law and, for the avoidance of doubt, shall not be held in accordance with the UK client money rules.

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(f)            No provision of this Indenture shall require the Trustee, each Agent or the Principal Paying Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(g)            Any provisions hereof relating to the conduct or affecting the liability of or affording protection to the Trustee or each Agent, as the case may be, shall be subject to the provisions of this Section 7.01.

Section 7.02      Certain Rights of Trustee.

(a)            Subject to Section 7.01:

(i)            following the occurrence of a Default or an Event of Default, the Trustee is entitled to require all Agents to act under its direction;

(ii)           the Trustee may rely conclusively, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(iii)          before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion and such certificate or opinion will be equal to complete authorization;

(iv)          the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(v)           the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee an indemnity (including by way of pre-funding) satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(vi)          unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an officer of such Issuer;

(vii)         the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;

(viii)        whenever, in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

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(ix)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may (without a corresponding duty to do so) make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney;

(x)             the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(xi)            in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee may determine what action, if any, will be taken and shall incur no liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved;

(xii)           the permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;

(xiii)          delivery of reports, information and documents to the Trustee under Section 4.19 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any of its Restricted Subsidiary’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(xiv)           the rights, privileges, protections, immunities and benefits given to the Trustee in this Indenture, including, without limitation, its rights to be indemnified and compensated, are extended to, and will be enforceable by the Trustee in each of its capacities hereunder, the Registrar, the Agents, and each agent, custodian and other Person employed to act hereunder;

(xv)           the Trustee may consult with counsel or other professional advisors and the advice of such counsel or professional advisor or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(xvi)           the Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer and/or its Restricted Subsidiaries in Article Four hereof;

(xvii)          the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion, choose to do so;

(xviii)         in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, public health emergencies, nuclear or natural catastrophes, pandemics or acts of God; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

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(xix)            the Trustee shall not under any circumstance be liable for any indirect or consequential loss, special or punitive damages (including loss of business, goodwill or reputation, opportunity or profit of any kind) of the Issuer, any Guarantor or any Restricted Subsidiary even if advised of it in advance and even if foreseeable.

(b)            The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c)            [Reserved].

(d)            [Reserved].

(e)            [Reserved].

(f)            [Reserved].

(g)            The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture or the Notes.

(h)            The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(i)            No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(j)            The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York and may without liability (other than in respect of actions constituting willful misconduct or gross negligence) do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(k)            The Trustee may assume without inquiry in the absence of actual knowledge that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(l)            [Reserved].

(m)           In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee, acting on unauthorized instructions, and the risk or interception and misuse by third parties.

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Section 7.03      Individual Rights of Trustee . The Trustee, any Transfer Agent, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent, Registrar or such other agent. The Trustee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer or any of its Affiliates or Subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Issuer for services in connection with this Indenture and otherwise without having to account for the same to the Trustee or to the Holders from time to time.

Section 7.04      Disclaimer of Trustee. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement on the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication.

Section 7.05      Compensation and Indemnity. The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee (acting in any capacity hereunder) such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all properly incurred disbursements, advances or expenses incurred or made by it, including costs of collection, in addition to the compensation for their services. Such expenses shall include the properly incurred compensation, disbursements, charges, advances and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) and each of its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by either of them without willful misconduct or gross negligence on their part arising out of or in connection with the administration of this trust and the performance of their duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.05) and defending themselves against any claim, whether asserted by the Issuer, the Guarantors, any Holder or any other Person, or liability in connection with the execution and performance of any of their powers and duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any Guarantor of its obligations hereunder. The Issuer shall, at the sole discretion of the Trustee, defend the claim and the Trustee may cooperate and may participate at the Issuer’s expense in such defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the properly incurred fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

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To secure the Issuer’s payment obligations in this Section 7.05, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, Additional Amounts, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of all Notes under this Indenture.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(ix) with respect to the Issuer, the Guarantors, or any Restricted Subsidiary, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

The Issuer’s obligations under this Section 7.05 and any claim or Lien arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.

Section 7.06      Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.06.

The Trustee may resign at any time without giving any reason by so notifying the Issuer. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:

(a)            the Trustee fails to comply with Section 7.09;

(b)            the Trustee is adjudged bankrupt or insolvent;

(c)            a receiver or other public officer takes charge of the Trustee or its property; or

(d)            the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.06 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, as the case may be, and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall, at the expense of the Issuer, promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.05.

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If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 30% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer. Without prejudice to the right of the Issuer to appoint a successor Trustee in accordance with the provisions of this Indenture, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office.

If the Trustee fails to comply with Section 7.09, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.06, the Issuer’s and the Guarantors’ obligations under Section 7.05 shall continue for the benefit of the retiring Trustee.

Section 7.07      Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.08      [Reserved].

Section 7.09      Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of England and Wales or the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes. The Trustee shall have a combined capital and surplus of at least $50,000,000, as set forth in its most recent published annual report of condition.

Section 7.10      Appointment of Co-Trustee.

(a)            It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on Default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.10 are adopted to these ends.

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(b)            In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)            Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall to the extent permitted by the laws of the State of New York and the jurisdictions of organization of the Issuer, on request, be executed, acknowledged and delivered by the Issuer; provided that if an Event of Default shall have occurred and be continuing, if the Issuer do not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d)            Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii)           no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

(e)            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.

(f)            Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

Section 7.11      Resignation of Agents.

(a)            Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving to the Issuer and the Trustee and (except in the case of resignation of the Principal Paying Agent) the Principal Paying Agent 30 days’ written notice to that effect (waivable by the Issuer and the Trustee); provided that in the case of resignation of the Principal Paying Agent no such resignation shall take effect until a new Principal Paying Agent (approved in advance in writing by the Trustee) shall have been appointed by the Issuer to exercise the powers and undertake the duties hereby conferred and imposed upon the Principal Paying Agent. Following receipt of a notice of resignation from any Agent, the Issuer shall promptly give notice thereof to the Holders in accordance with Section 12.01. Such notice shall expire at least 30 days before or after any due date for payment in respect of the Notes.

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(b)            If any Agent gives notice of its resignation in accordance with this Section 7.11 and a replacement Agent is required and by the tenth day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement any reputable and experienced financial institution. Immediately following such appointment, the Issuer shall give notice of such appointment to the Trustee, the remaining Agents and the Holders whereupon the Issuer, the Trustee, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.

(c)            Upon its resignation becoming effective the Principal Paying Agent shall forthwith transfer all moneys held by it hereunder hereof to the successor Principal Paying Agent or, if none, the Trustee or to the Trustee’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuer of its remuneration for the services previously rendered hereunder and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

Section 7.12      Agents General Provisions.

(a)            Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b)            Agents of Trustee. The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Prior to receiving such written notification from the Trustee, the Agents shall be the agents of the Issuer and need have no concern for the interests of the Holders.

(c)            Funds held by Agents. The Agents will hold all funds subject to the terms of this Indenture.

(d)            Publication of Notices. Any obligation the Agents may have to publish a notice to Holders of Global Notes on behalf of the Issuer will be met upon delivery of the notice to DTC.

(e)            Instructions. In the event that instructions given to any Agent are not reasonably clear, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly, and in any event within one Business Day of receipt by such Agent of such instructions. If an Agent has sought clarification in accordance with this Section 7.12, then such Agent shall be entitled to take no action until such clarification is provided, and shall not incur any liability for not taking any action pending receipt of such clarification.

(f)            No Fiduciary Duty. No Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency or trust, for or with any person.

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(g)            Mutual Undertaking. Each party shall, within ten Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with applicable law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 7.12(g) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (A) applicable law or (B) duty of confidentiality. For purposes of this Section 7.12(g), “applicable law” shall be deemed to include (iii) any rule or practice of any regulatory or governmental authority by which any party is bound or with which it is accustomed to comply; (iv) any agreement between any Authorities; and (v) any agreement between any regulatory or governmental authority and any party that is customarily entered into by institutions of a similar nature.

(h)            Tax Withholding.

(i)            In order to enable the Issuer and the Agents to comply with any of their obligations with respect to this Indenture and the Notes under FATCA, each of the Issuer and each Agent shall provide each other such reasonable information that is within its possession and is reasonably requested by the other to assist the other in determining whether it has tax related obligations under FATCA.

(ii)           Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by an Authority, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld and provide the Issuer with the reason for such deduction or withholding, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by an Authority for the purposes of this Section 7.12(h)(ii).

Article Eight
Defeasance; Satisfaction and Discharge

Section 8.01      Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time prior to the Stated Maturity of the Notes, by a resolution of its Board of Directors, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02      Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all of its other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium (including the Redemption Premium), if any, on) and interest (including Additional Amounts) on such Notes when such payments are due, (b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith and (d) the provisions of this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes. If the Issuer exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

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Section 8.03      Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall be released from their obligations under any covenant contained in Sections 4.04 through 4.11, 4.15 through 4.17, 4.19, 4.20 and 5.01 with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04      Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest (including Additional Amounts and premium (including the Redemption Premium), if any) on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(b)            in the case of Legal Defeasance, the Issuer must deliver to the Trustee:

(i)            an opinion of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(ii)           an Opinion of Counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the holders of the Notes will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)            in the case of Covenant Defeasance, the Issuer must deliver to the Trustee:

(i)            an opinion of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

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(ii)           an Opinion of Counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(d)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(e)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

(f)            the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g)            the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium (including the Redemption Premium), if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer and the Guarantors shall remain liable for such payments.

Section 8.05      Satisfaction and Discharge of Indenture. This Indenture, and the rights of the Trustee and the Holders of the Notes hereunder, shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:

(a)            either:

(i)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment or interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

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(b)            the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(c)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be; and

(d)            the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (a), (b) and (c)).

Section 8.06      Survival of Certain Obligations. Notwithstanding Sections 8.01      and 8.03, any obligations of the Issuer and the Guarantors in Sections 2.02 through 2.14, 6.07, 7.05 and 7.06 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer or the Guarantors in Section 7.05 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

Section 8.07      Acknowledgment of Discharge by Trustee. Subject to Section 8.09, after the conditions of Section 8.02 or 8.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s and Guarantor’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

Section 8.08      Application of Trust Money. Subject to Section 8.09, the Trustee shall hold in trust cash in U.S. dollars or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited cash or Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 8.09      Repayment to Issuer. Subject to Sections 7.05, and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency or deliver to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or delivery) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.10      Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee and the Paying Agent against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such Government Securities.

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Section 8.11      Reinstatement. If the Trustee or Paying Agent is unable to apply cash in dollars or Government Securities in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or Government Securities in accordance with this Article Eight; provided that, if the Issuer has made any payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in dollars or Government Securities held by the Trustee or Paying Agent.

Article Nine
Amendments and Waivers

Section 9.01      Without Consent of Holders.

(a)            The Issuer, the Guarantors and the Trustee, as applicable, may modify, amend or supplement any IP License or Access Agreement without consent of any Holder to cure any ambiguity, omission, error, defect or inconsistency. The Issuer, the Guarantors and the Trustee, as applicable, may modify, amend or supplement the Note Documents (other than any IP License or Access Agreement) without consent of any Holder:

(i)            to cure any ambiguity, omission, error, defect or inconsistency;

(ii)           to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a consolidation, amalgamation or merger or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(iii)          to make any change that would provide any additional rights or benefits to the Holders of Notes;

(iv)          to provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with Section 4.06 and Section 4.15, to add security to or for the benefit of the Notes or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien or any amendment in respect thereof with respect to or securing the Notes when such release, termination, discharge or retaking or amendment is expressly provided for under and in accordance with this Indenture;

(v)           to mortgage, charge, pledge, hypothecate or grant a security interest in favor of or to the benefit of Holders of Note Obligations;

(vi)          [reserved];

(vii)         to allow any Guarantor to execute a Supplemental Indenture and a Note Guarantee with respect to the Notes;

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(viii)        to provide for uncertificated Notes in addition to or in place of Definitive Registered Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code); or

(ix)           to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.

(b)            In connection with any proposed amendment or supplement in respect of such matters, the Trustee will be entitled to receive, and rely conclusively on, an Opinion of Counsel and/or an Officer’s Certificate.

(c)            The Issuer shall provide Holders prompt written notice of any amendment, modification or supplement to any Note Document made in accordance with this Section 9.01. The failure to give such notice to Holders, or any defect therein, shall not impair or affect the validity of an amendment, modification or supplement under this Section 9.01.

For the avoidance of doubt (and without limiting the generality of any other statements in this Indenture), the provisions of the Trust Indenture Act of 1939, as amended, shall not apply to any amendments to or waivers or consents under this Indenture.

Section 9.02      With Consent of Holders.

(a)            Except as provided in Section 9.02(b) below and Section 6.04 and without prejudice to Section 9.01, the Note Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)            Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i)            reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(ii)           reduce the principal of or change the fixed maturity of any Note or reduce the premium payable upon the redemption of any such Note or change the time at which such Note may be redeemed;

(iii)          reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(iv)          impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Note Guarantee in respect thereof;

(v)           waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

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(vi)          make any Note payable in money other than that stated in the Notes;

(vii)         make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;

(viii)        waive a redemption payment with respect to any Note (other than a payment required by Section 4.09 or Section 4.11);

(ix)          make any change to or modify the ranking of the Notes as to contractual right of payment in a manner that would adversely affect the holders thereof;

(x)            release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(xi)          make any change in the preceding amendment and waiver provisions.

(c)            The consent of the Holders shall not be necessary under this Indenture to approve the particular form of any proposed amendment, modification, supplement, waiver or consent. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement, waiver or consent. A consent to any amendment or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03      Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.04      Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder.

Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 9.05      [Reserved].

Section 9.06      Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture or waiver pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 12.01(b), setting forth in general terms the substance of such Supplemental Indenture or waiver.

Section 9.07      Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant and adopted in accordance with this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall receive, if requested, an indemnity and/or security (including by way of pre-funding) satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment has been duly authorized, executed and delivered and is the legally valid and binding obligation of the Issuer enforceable against them in accordance with its terms (for the avoidance of doubt, such Opinion of Counsel is not required with respect to any Guarantor). Such Opinion of Counsel shall be an expense of the Issuer.

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Section 9.08      Additional Voting Terms; Calculation of Principal Amount.

(a)            All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate series on any matter; provided, however, that if any amendment, waiver or other modification will only affect one series of Notes, only the consent of the Holders of not less than a majority in principal amount of the affected series of Notes then outstanding (and not the consent of the Holders of at least a majority of all Notes), shall be required. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article Nine.

(b)            The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (i) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (ii) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 9.08(b) shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

Article Ten
Guarantee

Section 10.01      Note Guarantees.

(a)            The Guarantors, either by execution of this Indenture or a Supplemental Indenture, fully and, subject to the limitations on the effectiveness and enforceability set forth in this Indenture or such Supplemental Indenture, as applicable, unconditionally guarantee, on a joint and several basis to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of all Note Obligations. The Guarantors further agree that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors shall remain bound under this Article Ten notwithstanding any extension or renewal of any Note Obligation. All payments under each Note Guarantee will be made in U.S. dollars.

(b)            The Guarantors hereby agree that their obligations hereunder shall be as if they were each principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided that notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under a Note Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Guarantor or its assets), protest or notice with respect to any Note or the Indebtedness evidenced thereby and all demands whatsoever, and each covenant that their Note Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.04. If at any time any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

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(c)            The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02      Subrogation.

(a)            Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Note Guarantee.

(b)            The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Note Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.02.

Section 10.03      Release of Note Guarantees. The Note Guarantee of a Guarantor shall automatically be released:

(a)            in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09;

(b)            in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09 and the Guarantor ceases to be a Restricted Subsidiary as a result of such sale or other disposition; provided that any such release of a Guarantor shall only be permitted if, at the time of such release, such Guarantor does not own, or exclusively license, any Specified Assets;

(c)            if the Issuer designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(d)            upon the full and final payment of the Notes and performance of all Obligations (in each case, other than contingent or unliquidated obligations or liabilities) of the Issuer and the Guarantors under this Indenture, the Notes and the Note Guarantees;

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(e)           upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes, the Note Guarantees and this Indenture as provided under Article Eight; and

(f)            as described under Article Nine;

provided that, in each case, such Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

The Trustee shall take all necessary actions at the request of the Issuer to effectuate any release of a Note Guarantee in accordance with these provisions.

Each of the releases set forth above shall be effected by the Trustee without the consent of the Holders and will not require any other action or consent on the part of the Trustee.

Section 10.04      Limitation and Effectiveness of Note Guarantees. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor does not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.

Section 10.05      Notation Not Required. Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.

Section 10.06      Successors and Assigns. This Article Ten shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

Section 10.07      No Waiver. Neither a failure nor a delay on the part of the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

Section 10.08      Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

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Article Eleven
[Reserved]

Article Twelve
Miscellaneous

Section 12.01      Notices.

(a)            Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:

if to the Issuer or the Guarantors:

NCL Corporation Ltd.
7665 Corporate Center Drive
Miami, FL 33126-1201
Telephone: (305) 436-4000
Facsimile: (305) 436-4117
Attn: General Counsel

if to the Trustee, Principal Paying Agent or Transfer Agent:

U.S. Bank Trust Company, National Association
Global Corporate Trust
West Side Flats
60 Livingston Avenue
St. Paul, MN 55107-1419
Telephone: (651) 466-6309
Facsimile: (651) 466-7430
Attn: Norwegian Cruise Lines (“NCL”) Corporate Trust Administrator

The Issuer, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)            Notices regarding the Notes shall be:

(i)            delivered to Holders electronically or mailed by first-class mail, postage paid; and

(ii)           in the case of Definitive Registered Notes, delivered to each Holder by first-class mail at such Holder’s respective address as it appears on the registration books of the Registrar.

Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

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In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)            If and so long as the Notes are represented by Global Notes, notice to Holders, in lieu of being given in accordance with Section 12.01(b) above, may be given by delivery of the relevant notice to DTC for communication.

(d)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)            All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English). The Issuer and Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.02      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee:

(a)            an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the Officer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.

Section 12.03      Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

102

(c)            a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 12.04      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.05      No Personal Liability of Directors, Officers, Employees and Shareholders. No director, officer, employee, incorporator, shareholder or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture and the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

Section 12.06      Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

Section 12.07      Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08      Jurisdiction. The Issuer and each Guarantor agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Note Guarantees may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes or the Note Guarantees, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or any Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or any Guarantor, as the case may be, are subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or any Guarantor, as the case may be, in the manner provided by this Indenture. Each of the Issuer and the Guarantors not resident in the United States has appointed Corporate Creations International, Inc., located at 801 US Highway 1, North Palm Beach, Florida 33408, or any successor so long as such successor is resident in the United States and can act for this purpose, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Note Guarantees or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. National Registered Agents, Inc. has hereby accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action involving the Issuer arising out of or based upon this Indenture, the Notes or the Note Guarantees may be instituted by any Holder or the Trustee in any other court of competent jurisdiction. The Issuer expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto.

103

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.09      No Recourse Against Others. A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under this Indenture, the Notes or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.

Section 12.10      Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11      Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. For the avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 12.12      Table of Contents and Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.13      Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

104

Section 12.14      Currency Indemnity. Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or any Guarantor, shall constitute a discharge of the Issuer’s or the Guarantors’ obligation under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of the Required Currency with such holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder or the Trustee, as the case may be, the Issuer and the Guarantors shall indemnify and hold harmless the holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

NCL CORPORATION LTD.
as Issuer

By:
Name:
Title:

KRYSTALSEA LIMITED
as Guarantor

By:
Name:
Title:

GREAT STIRRUP CAY LIMITED
as Guarantor

By:
Name:
Title:

NCL US IP CO 1, LLC
as Guarantor

By:
Name:
Title:

NCL UK IP CO LTD
as Guarantor

By:
Name:
Title:

[Signature Page to Indenture]

NCL US IP CO 2, LLC
as Guarantor

By:
Name:
Title:

SEVEN SEAS CRUISES S. DE R. L. as Guarantor

By:
Name:
Title:

OCEANIA CRUISES S. DE. R. L. as Guarantor

By:
Name:
Title:

PRESTIGE CRUISE HOLDINGS S. DE. R. L. as Guarantor

By:
Name:
Title:

PRESTIGE CRUISES INTERNATIONAL S. DE. R. L. as Guarantor

By:
Name:
Title:

[Signature Page to Indenture]

ARRASAS LIMITED as Guarantor

By:
Name:
Title:

NCL (BAHAMAS) LTD. as Guarantor

By:
Name:
Title:

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee, Principal Paying Agent, Transfer Agent and Registrar

By:
Name:
Title:

[Signature Page to Indenture]

Schedule I

GUARANTORS

Entity	Jurisdiction
KRYSTALSEA LIMITED	British Virgin Islands
Great Stirrup Cay Limited	Bahamas
NCL US IP Co 1, LLC	Delaware
NCL US IP Co 2, LLC	Delaware
NCL UK IP Co Ltd	England and Wales
Seven Seas Cruises S. de R.L.	Panama
Oceania Cruises S. de R.L.	Panama
Prestige Cruise Holdings S. de R.L.	Panama
Prestige Cruises International S. de R.L.	Panama
Arrasas Limited	Isle of Man
NCL (Bahamas) Ltd.	Bermuda

I-1

EXHIBIT A

[FORM OF FACE OF NOTE]

NCL CORPORATION LTD.

[If Regulation S Global Note – CUSIP Number [●]2 / ISIN [●]3]

[If Restricted Global Note – CUSIP Number [●]4 / ISIN [●]5]

No. [●]

[Include if Global Note — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

2 Issue Date Regulation S CUSIP: [●]

3 Issue Date Regulation S ISIN: [●]

4 Issue Date Rule 144A CUSIP: [●]

5 Issue Date Rule 144A ISIN: [●]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE WHEN THE NOTES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION] RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) IN THE UNITED STATES TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO A TRANSFER PURSUANT TO CLAUSE (D) OR (E), THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (D) OR (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT SHALL NOT TRANSFER THE SECURITIES IN AN AMOUNT LESS THAN $2,000.

8.00% SENIOR NOTES DUE 202[5][6]

NCL Corporation Ltd., a Bermuda exempted company, for value received, promises to pay to [●] or registered assigns the principal sum of $[●] (as such amount may be increased or decreased as indicated in Schedule A (Schedule of Principal Amount in the Global Note) of this Note) on [●], 202[5][6].

From [●], 202[2][3] or from the most recent Interest Payment Date to which interest has been paid or provided for, cash interest on this Note will accrue at 8.00%, payable semi-annually on [●] and [●] of each year, beginning on [●], 2023, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding [●] and [●], as the case may be. Interest on overdue principal and interest, including premium (including the Redemption Premium) and Additional Amounts, if any, will accrue at a rate that is 2.00% higher than the interest rate on the Notes.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, NCL Corporation Ltd. has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated: [●], 20[●]

NCL CORPORATION LTD.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]
8.00% Senior Notes due 202[5][6]

1.              Interest

NCL Corporation Ltd., a Bermuda exempted company (together with its successors and assigns under the Indenture, the “Issuer”), for value received, promises to pay interest on the principal amount of this Note from [●], 202[2][3] or from the most recent Interest Payment Date to which interest has been paid or provided for at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the interest rate borne by the Notes compounded semi-annually, and it shall pay interest on other overdue amounts at the same rate to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

2.              Additional Amounts

(a)            All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, Redemption Price, purchase price, interest, duration fees or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder after such withholding or deduction will equal the respective amounts that would have been received by each Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(1)            any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, the Indenture or a Note Guarantee, or the receipt of payments in respect of such Note or a Note Guarantee;

(2)            any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(3)            any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(4)            any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;

(5)            any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the Holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the Holder at least 30 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

(6)            any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;

(7)            any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the Holder of the Notes if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such Holder been the sole beneficial owner of such Note;

(8)            any Taxes imposed by the United States, any state thereof or the District of Columbia, or any subdivision thereof or territory thereof, including any U.S. federal withholding taxes and any Taxes that are imposed pursuant to current Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(9)            any combination of clauses (1) through (8) above.

In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments or that are imposed on or result from a sale or other transfer or disposition of a Note by a Holder or a beneficial owner, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (9) above or any combination thereof), save in each case for any such taxes, charges or levies which arise or are increased as a result of any document effecting the registration, issue or delivery of any of the notes either being signed or executed in the United Kingdom or being brought into the United Kingdom.

(b)           If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(c)           The Issuer or the relevant Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will furnish to the Trustee (or to a Holder of this Note upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

(d)           Whenever in the Indenture or this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)           The preceding obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

3.              Method of Payment

The Issuer shall pay interest on this Note (except Defaulted Interest) to the Holder at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal, premium (including the Redemption Premium), if any, and interest (including Defaulted Interest, if any) in U.S. dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by this Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of this Note to the Paying Agent.

4.              Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association or one of its Affiliates will act as Principal Paying Agent and Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

5.              Indenture

The Issuer issued this Note under an indenture dated as of [●], 202[2][3] (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The terms of this Note include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

6.             Optional Redemption

(a)            Prior to [●], 202[5][6]6 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a Redemption Price (expressed as a percentage of the principal amount to be redeemed and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (including any duration fees as provided below) discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. For all purposes under this Section 6, including the calculation of the Redemption Price, any duration fee payable on any Note shall be deemed to constitute interest thereon.

(b)            On or after the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, Asset Sale Offer or Specified Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at the Redemption Price plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the date of such redemption.

6 To be 30 days prior to the maturity date.

7.             Redemption for Changes in Taxes

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 3.04 of the Indenture), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or Note Guarantee, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of a Change in Tax Law.

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer delivers a notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this paragraph 7 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).

8.             Repurchase at the Option of Holders

(a)            Upon a Change of Control Triggering Event, the Holders shall have the right to require the Issuer to offer to repurchase the Notes pursuant to Section 4.11 of the Indenture.

(b)            The Notes may also be subject to Asset Sale Offers and Specified Asset Sale Offers pursuant to Section 4.09 of the Indenture.

9.             Denominations

The Notes (including this Note) are in denominations of $2,000 and integral multiples of $1,000 in excess thereof of principal amount at maturity. The transfer of Notes (including this Note) may be registered, and Notes (including this Note) may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.            Unclaimed Money

All moneys paid by the Issuer or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, this Note or any other Note that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.

11.            Discharge and Defeasance

The Notes shall be subject to defeasance, satisfaction and discharge as provided in Article Eight of the Indenture.

12.            Amendment, Supplement and Waiver

The Notes, the Note Guarantees and the Indenture may be amended or modified as provided in Article Nine of the Indenture.

13.            Defaults and Remedies

This Note and the other Notes have the Events of Default as set forth in Section 6.01 of the Indenture.

14.            [Reserved].

15.           Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

16.            No Recourse Against Others

A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or the Guarantors shall not have any liability for any obligations of the Issuer or the Guarantors under this Note, the other Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

17.            Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.            Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.            ISIN and/or CUSIP Numbers

The Issuer may cause ISIN and/or CUSIP numbers to be printed on the Notes, and if so the Trustee shall use ISIN and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed on the Notes.

20.            Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Issuer) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint ____________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

Date:

Certifying Signature

In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Issuer or any of its Affiliates, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1)      ☐      to the Issuer or any Subsidiary; or

(2)      ☐      pursuant to an effective registration statement under the U.S. Securities Act of 1933; or

(3)      ☐      pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or

(4)      ☐      pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or

(5)      ☐      pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (4) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; and if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

Certifying Signature:	Date:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.09 or 4.11 of the Indenture, check the box: ☐

If the purchase is in part, indicate the portion (in denominations of $2,000 or any integral multiple of $1,000 in excess thereof) to be purchased:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Decrease/Increase	Amount of Decrease in Principal Amount	Amount of Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Signature of Authorized Officer of Registrar

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
GLOBAL NOTE TO REGULATION S GLOBAL NOTE7

(Transfers pursuant to § 2.06(b)(ii) of the Indenture)

U.S. Bank Trust Company, National Association

U.S. Bank Global Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55017

EP-MN-WS3C

Attention: Transfer Agent

Re: 8.00% Senior Notes due 202[5][6] (the “Notes”)

Reference is hereby made to the Indenture dated as of [●], 202[2][3] (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among NCL Corporation Ltd., a Bermuda exempted company, as Issuer, the guarantors party thereto, as Guarantors, and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $____________ aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No.: [●]8; ISIN No: [●]9) with DTC in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (CUSIP No.: [●]10; ISIN No: [●]11).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

(a)           with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:

(i)            the offer of the Notes was not made to a person in the United States;

(ii)           either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States; or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

[7]	If the Note is a Definitive Registered Note, appropriate changes need to be made to the form of this transfer certificate.
[8]	Issue Date Rule 144A CUSIP: [●]
[9]	Issue Date Rule 144A ISIN: [●]
[10]	Issue Date Regulation S CUSIP: [●]
[11]	Issue Date Regulation S ISIN: [●]

B-1

(iii)          no directed selling efforts have been made in the United States by the Transferor, an Affiliate thereof or any person on its behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(iv)          the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(v)          the Transferor is not the Issuer, a distributor of the Notes, an Affiliate of the Issuer or any such distributor (except any officer or director who is an Affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

(b)           with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

You, the Issuer, the Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:

Attention:

B-2

EXHIBIT C

[FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
GLOBAL NOTE TO RESTRICTED GLOBAL NOTE]

(Transfers pursuant to § 2.06(b)(iii) of the Indenture)

U.S. Bank Trust Company, National Association

U.S. Bank Global Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55017

EP-MN-WS3C

Attention: Transfer Agent

Re: 8.00% Senior Notes due 202[5][6] (the “Notes”)

Reference is hereby made to the Indenture dated as of [●], 202[2][3] (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among NCL Corporation Ltd., a Bermuda exempted company, as Issuer, the guarantors party thereto, as Guarantors, and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $_____________ aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with DTC (CUSIP No.: [●]12 ISIN No.: [●]13) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No.: [●]14; ISIN No.: [●]15).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW:

☐	the Transferor is relying on Rule 144A under the U.S. Securities Act for exemption from the registration requirements thereunder; it is transferring such Notes to a person it reasonably believes is a QIB as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

[12]	Issue Date Regulation S CUSIP: [●]
[13]	Issue Date Regulation S ISIN: [●]
[14]	Issue Date Rule 144A CUSIP: [●]
[15]	Issue Date Rule 144A ISIN: [●]

C-1

☐	the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the U.S. Securities Act, subject to the Issuer’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

You, the Issuer, the Guarantors, and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

Date:

cc:

Attention:

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of [●], 20[●] (this “Supplemental Indenture”) by and among NCL Corporation Ltd. (the “Issuer”), the other parties listed as New Guarantors on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of [●], 202[2][3] (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 8.00% Senior Notes due 202[5][6] of the Issuer (the “Notes”), initially in the aggregate principal amount of $[●];

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all necessary acts have been done to make this Supplemental Indenture a legal, valid and binding agreement of each New Guarantor in accordance with the terms of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Article I
Definitions

Section 1.01      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Article II
AGREEMENT TO BE BOUND

Section 2.01      Agreement to Guarantee. The New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (i) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The New Guarantor hereby agrees to provide a Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Ten thereof.

Section 2.02      Execution and Delivery. The New Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

Article III
Miscellaneous

Section 3.01      Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.02      Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.03      Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.04      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 3.05      Effect of Headings. The headings herein are convenience of reference only and shall not affect the construction hereof.

Section 3.06      The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

Section 3.07      Benefits Acknowledged. The New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.08      Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

NCL CORPORATION LTD.

By:
Name:
Title:

NEW GUARANTORS:

[NEW GUARANTORS]

By:
Name:
Title:

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT D

Form of Notice to Purchasers

[Attached.]

Exhibit D

[Amended and Restated Commitment Letter]

EXHIBIT D

NCL
$1,000,000,000 Senior Bridge Facility

Form of Purchase Notice

[PURCHASER]

[_____]

[_____]

[______], [____]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Commitment Letter, dated as of July 26, 2022 (the “Commitment Letter”), between NCL Corporation Ltd., an exempted company incorporated in Bermuda with limited liability and tax resident in the United Kingdom (the “Company”) and each Purchaser listed on Annex I thereto (the “Purchasers”). Capitalized terms used herein without definition shall have the meanings provided therefor in the Commitment Letter.

This letter constitutes notice pursuant to Section 1 of the Commitment Letter that the Company hereby requests that the Purchaser execute and deliver to the Company within five Business Days after receipt of this letter the Note Purchase Agreement with respect of [all Secured Note Commitments] [and] [all Unsecured Note Commitments] as of the date hereof.

Very truly yours,

NCL CORPORATION LTD.

By:
Name:
Title: